Exhibit 2.1

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

by and among

NEBULA Acquisition Corp.,

BRP HOLD 11, INC.,

THE BLOCKER HOLDER NAMED HEREIN,

NEBULA PARENT CORP.,

NBLA MERGER SUB LLC,

NBLA MERGER SUB CORP.,

OPEN LENDING, LLC and

SHAREHOLDER REPRESENTATIVE SERVICES LLC, AS THE SECURITYHOLDER REPRESENTATIVE

Dated as of January 5, 2020

i

ii

iii

BUSINESS COMBINATION AGREEMENT, dated as of January 5, 2020 (this “Agreement”), by and among Nebula Acquisition Corp., a Delaware corporation (“NAC”), BRP Hold 11, Inc., a Delaware corporation (“Blocker”), the person listed as the Blocker Holder on the signature pages hereto (the “Blocker Holder”), Nebula Parent Corp., a Delaware corporation (“ParentCo”), NBLA Merger Sub LLC, a Texas limited liability company (“Merger Sub LLC”), NBLA Merger Sub Corp., a Delaware corporation (“Merger Sub Corp”), Open Lending, LLC, a Texas limited liability company (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the Securityholder Representative.

WHEREAS, each of ParentCo, Merger Sub Corp and Merger Sub LLC is an entity newly formed for the purposes of the transaction proposed herein;

WHEREAS, ParentCo is a wholly-owned direct subsidiary of NAC and each of Merger Sub LLC and Merger Sub Corp is a wholly-owned direct subsidiary of ParentCo;

WHEREAS, the Blocker Holder owns all of the Blocker Shares and the Blocker Note;

WHEREAS, at least one day prior to the Closing Date, upon the terms and subject to the conditions of this Agreement, the Blocker Holder will contribute the Blocker Note to Blocker;

WHEREAS, on the Closing Date, upon the terms and subject to the conditions of this Agreement and in accordance with Section 251 of the Delaware General Corporation Law (“DGCL”), Merger Sub Corp will merge with and into NAC (the “First Merger”), with NAC surviving the First Merger as a wholly owned subsidiary of ParentCo;

WHEREAS, on the Closing Date, immediately following the First Merger and prior to the Blocker Contribution, upon the terms and subject to the conditions of this Agreement, Blocker shall redeem the Blocker Redemption Shares in exchange for cash pursuant to the Blocker Redemption;

WHEREAS, on the Closing Date, immediately following the Blocker Redemption, upon the terms and subject to the conditions of this Agreement, ParentCo will acquire, and the Blocker Holder will contribute to ParentCo the remaining Blocker Shares after giving effect to the Blocker Redemption (the “Blocker Contribution”) such that, following the Blocker Contribution, Blocker shall be a wholly-owned subsidiary of ParentCo;

WHEREAS, on the Closing Date, immediately following the Blocker Contribution, upon the terms and subject to the conditions of this Agreement and in accordance with Article 10 of the Texas Business Organizations Code (“TBOC”), Merger Sub LLC will merge with and into the Company (the “Second Merger”), with the Company surviving the Second Merger as a wholly-owned subsidiary of ParentCo;

WHEREAS, upon the terms and subject to the conditions of this Agreement, immediately following the Second Merger, ParentCo will contribute all of the issued and outstanding Surviving Company Common Units directly held by ParentCo to Blocker;

WHEREAS, upon the terms and subject to the conditions of this Agreement, immediately following the Second Merger, NAC Surviving Company will acquire, and ParentCo will contribute to the NAC Surviving Company the remaining Blocker Shares after giving effect to the Blocker Redemption and the Blocker Contribution (the “ParentCo Blocker Contribution”) such that, following the ParentCo Blocker Contribution, Blocker shall be a wholly-owned subsidiary of the NAC Surviving Company;

WHEREAS, the board of directors of NAC the (“NAC Board”) has unanimously (a) approved and adopted this Agreement, the First Merger and the other Transactions and (b) recommended: (i) the approval and adoption of this Agreement, the First Merger, the Blocker Contribution, the Second Merger and the other Transactions by the stockholders of NAC; and (ii) that each person who holds NAC Warrants accept the Tender Offer and tender its NAC Warrants pursuant to the Tender Offer and approve the Warrant Amendment (the “NAC Board Recommendation”);

WHEREAS, the board of directors of ParentCo (the “ParentCo Board”) has unanimously (a) approved and adopted this Agreement, the Amended and Restated ParentCo Certificate of Incorporation and the Transactions and (b) recommended the approval and adoption of this Agreement and the Transactions by NAC, as the sole stockholder of ParentCo;

WHEREAS, the board of directors of Merger Sub Corp has unanimously (a) approved and adopted this Agreement, the First Merger and the other Transactions and (b) recommended the approval and adoption of this Agreement, the First Merger and the other Transactions by ParentCo, as the sole the stockholder of Merger Sub Corp. (the “Merger Sub Corp Stockholder Approval”);

WHEREAS, ParentCo, as the sole member of Merger Sub LLC, has authorized and approved this Agreement, the Second Merger and the other Transactions, upon the terms and subject to the conditions of this Agreement and in accordance with the TBOC;

WHEREAS, the members of the Board of Managers of the Company (the “Company Board”) have unanimously: (a) authorized and approved this Agreement, the Second Merger and the other Transactions upon the terms and subject to the conditions of this Agreement and in accordance with the TBOC and the Company’s Organizational Documents; and (b) recommended that the Company Unitholders approve and adopt this Agreement, the Second Merger and the other Transactions, in each case, upon the terms and subject to the conditions in effect as of the date of this Agreement (the “Company Board Recommendation”);

WHEREAS, contemporaneously with the execution of this Agreement, True Wind Capital and certain other persons have entered into subscription agreements in substantially the form attached hereto as Exhibit A (collectively, the “Subscription Agreements”), pursuant to which, at Closing, True Wind Capital and such other persons have agreed, subject to the terms and conditions set forth therein, to subscribe for and purchase ParentCo Common Shares for an aggregate cash amount not less than $200,000,000, of which True Wind Capital shall subscribe for and purchase not less than $75,000,000; and

WHEREAS, contemporaneously with the execution of this Agreement, (a) certain Company Unitholders have entered into a voting and support agreement in substantially the form attached hereto as Exhibit B (the “Company Support Agreement”), pursuant to which such Company Unitholders have agreed, subject to certain exceptions, to approve this Agreement, the Second Merger and the other Transactions and (b) the holders of the NAC Class B Common Stock have entered into a voting and support agreement in substantially the form attached hereto as Exhibit C (the “Founder Support Agreement”), pursuant to which such holders have agreed, subject to certain exceptions, to approve this Agreement, the First Merger, the Blocker Contribution, the Second Merger and the other Transactions and forfeit any NAC Warrants held by them in to NAC.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, ParentCo, NAC, Merger Sub LLC, Merger Sub Corp, Blocker, the Blocker Holder, and the Company hereby agree as follows.

Article I

THE MERGERS AND OTHER TRANSACTIONS

SECTION 1.01 The Mergers; Blocker Contribution.

(a) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Merger Sub Corp shall be merged with and into NAC in accordance with the DGCL. As a result of the First Merger, Merger Sub Corp shall cease to exist and NAC shall continue as the surviving corporation of the First Merger (the “NAC Surviving Company”).

(b) On the Closing Date, immediately following the First Effective Time, and prior to the Blocker Contribution, upon the terms and subject to the conditions of this Agreement, Blocker shall redeem the Blocker Redemption Shares in exchange for cash pursuant to the Blocker Redemption. In consideration for the Blocker Redemption, Blocker shall cause the delivery of the Blocker Redemption Amount to be paid to the Blocker Holder by Blocker in consideration of the Blocker Redemption.

(c) On the Closing Date, immediately following the Blocker Redemption, pursuant to this Agreement and upon the terms and subject to the conditions of this Agreement, the Blocker Holder shall contribute, assign, transfer and convey to ParentCo, and ParentCo shall acquire and accept from Blocker Holder, all of Blocker Holder’s right, title and interest in and to the remaining Blocker Shares after giving effect to the Blocker Redemption, in each case, free and clear of all Liens (other than transfer restrictions under applicable securities laws) pursuant to the terms of a Contribution Agreement to be mutually agreed by ParentCo, the Company and Blocker (the “Contribution Agreement”). In consideration for the contribution to ParentCo of the remaining Blocker Shares after giving effect to the Blocker Redemption, ParentCo shall cause the delivery of the Blocker Consideration to the Blocker Holder, with the Blocker Holder receiving the Blocker Share Consideration and the Blocker Cash Consideration, each of which shall be set forth opposite Blocker Holder’s name on the Payment Spreadsheet.

(d) On the Closing Date, immediately following the Blocker Contribution, upon the terms and subject to the conditions of this Agreement, Merger Sub LLC shall be merged with and into the Company in accordance with the TBOC. As a result of the Second Merger, Merger Sub LLC shall cease to exist and the Company shall continue as the surviving company of the Second Merger (the “Surviving Company”).

(e) On the Closing Date, immediately following the Second Effective Time, ParentCo shall contribute all of the issued and outstanding Surviving Company Common Units directly held by ParentCo to Blocker (the “Contribution”) such that the Company shall become a wholly-owned subsidiary of Blocker.

(f) On the Closing Date, immediately following the Second Effective Time, ParentCo shall contribute all of the remaining Blocker Shares directly held by ParentCo after giving effect to the Blocker Redemption and the Blocker Contribution to the NAC Surviving Company such that Blocker shall become a wholly-owned subsidiary of the NAC Surviving Company.

SECTION 1.02 Closing. Unless this Agreement is terminated earlier pursuant to Article IX, the closing of the First Merger, the Blocker Contribution, the Second Merger and the Contribution (the “Closing”) shall take place at 10:00 a.m. (New York City time) on a date to be specified by NAC and the Company, which date (the “Closing Date”) shall be as soon as practicable, but in no event later than three (3) Business Days, following the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of all of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, unless another date, time or place is agreed to in writing by NAC and the Company.

SECTION 1.03 First Effective Time; Second Effective Time.

(a) Upon the terms and subject to the conditions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall cause the First Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware, executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “First Certificate of Merger”), and shall make all other filings, recordings or publications required under the DGCL in connection with the First Merger. The First Merger shall become effective at the time that the properly executed and certified copy of the First Certificate of Merger is filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties hereto prior to the filing of such First Certificate of Merger and specified in the First Certificate of Merger (the time at which the First Merger becomes effective is herein referred to as the “First Effective Time”).

(b) Upon the terms and subject to the conditions of this Agreement, immediately following the Blocker Contribution, the parties hereto shall cause the Second Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Texas executed in accordance with, and in such form as is required by, the relevant provisions of the TBOC (the “Second Certificate of Merger”), and shall make all other filings, recordings or publications required under the TBOC in connection with the Second Merger. The Second Merger shall become effective at the time that the properly executed and certified copy of the Second Certificate of Merger is filed with the Secretary of State of the State of Texas or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties hereto prior to the filing of such Second Certificate of Merger and specified in the Second Certificate of Merger (the time at which the Second Merger becomes effective is herein referred to as the “Second Effective Time”).

SECTION 1.04 Effect of the Mergers.

(a) At the First Effective Time, the effect of the First Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time, all the property, rights, privileges, immunities, powers, franchises licenses and authority of Merger Sub Corp shall vest in NAC, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Merger Sub Corp shall become the debts, liabilities, obligations, restrictions, disabilities and duties of NAC.

(b) At the Second Effective Time, the effect of the Second Merger shall be as provided in the applicable provisions of the TBOC. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, immunities, powers, franchises licenses and authority of the Company and Merger Sub LLC shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub LLC shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.

SECTION 1.05 Organizational Documents.

(a) The certificate of incorporation of NAC in effect at the First Effective Time shall be the certificate of incorporation of the NAC Surviving Company, except such certificate of incorporation shall be amended and restated in its entirety, other than its name, to read like the certificate of incorporation of Merger Sub Corp, until amended in accordance with applicable Law. The bylaws of Merger Sub Corp in effect at the First Effective Time shall be the bylaws of the NAC Surviving Company until amended in accordance with the provisions of such bylaws.

(b) The certificate of formation of the Company in effect at the First Effective Time shall be the certificate of formation of the Surviving Company, except such certificate of formation shall be amended and restated in its entirety, other than its name, to read like the certificate of formation of Merger Sub LLC, until amended in accordance with applicable Law. The limited liability company agreement of Merger Sub LLC in effect at the First Effective Time shall be the limited liability company agreement of the Surviving Company until amended in accordance with the provisions of such limited liability company agreement.

(c) Immediately prior to the First Effective Time, the certificate of incorporation of ParentCo shall be, and the parties shall take or cause to be taken all action required to cause the certificate of incorporation of ParentCo to be, amended and restated to be in the form attached hereto as Exhibit D (the “Amended and Restated ParentCo Certificate of Incorporation”), until thereafter amended in accordance with such limited liability company agreement and applicable Law.

SECTION 1.06 Directors and Officers.

(a) Following the Contribution, Blocker shall be the initial manager of the Surviving Company and the officers of the Company as of immediately prior to the Second Effective Time shall be the initial officers of the Surviving Company.

(b) The parties shall cause the ParentCo Board and the officers of ParentCo as of immediately following the Second Effective Time to be comprised of the individuals set forth on Exhibit E, each to hold office until their successors are duly elected and qualified.

SECTION 1.07 Tax Treatment. Each of the parties intends that, for U.S. federal income tax purposes (i) the Blocker Redemption shall be treated as a sale of the redeemed Blocker Shares under Section 302(a) of Code and (ii), the First Merger, the Blocker Contribution and the Second Merger shall be treated as part of an integrated transaction that qualifies as a contribution pursuant to Section 351 of the Code (collectively, the “Intended Tax Treatment”). Each party shall file all Tax Returns consistent with, and take no position inconsistent with such treatment (whether in audits, Tax Returns or otherwise) unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code. From and after the date of this Agreement, none of the parties shall, nor shall they permit any of their Affiliates to, knowingly take any action, cause any action to be taken or omit to take any action which could cause the transactions to fail to qualify for, or fail to be reported in a manner consistent with, the Intended Tax Treatment.

Article II

MERGER CONSIDERATION; CONVERSION OF SECURITIES

SECTION 2.01 First Merger. At the First Effective Time, by virtue of the First Merger and without any action on the part of NAC, Merger Sub Corp, Merger Sub LLC, ParentCo, the Company or the holders of any of the following securities:

(a) Each share of NAC Class A Common Stock issued and outstanding immediately prior to the First Effective Time shall automatically be converted into and exchanged for one validly issued, fully paid and nonassessable ParentCo Common Share.

(b) Each share of NAC Class B Common Stock issued and outstanding immediately prior to the First Effective Time shall automatically be converted into and exchanged for one validly issued, fully paid and nonassessable ParentCo Common Share.

(c) Each share of NAC Preferred Stock issued and outstanding immediately prior to the First Effective Time shall automatically be cancelled and shall cease to exist as of the First Effective Time.

(d) Each ParentCo Common Share held by NAC issued and outstanding immediately prior to the First Effective Time shall automatically be cancelled and shall cease to exist as of the First Effective Time.

(e) Each share of Merger Sub Corp Common Stock issued and outstanding as of immediately prior to the First Effective Time shall automatically be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the NAC Surviving Company.

SECTION 2.02 Second Merger. At the Second Effective Time, by virtue of the Second Merger and without any action on the part of NAC, Merger Sub Corp, Merger Sub LLC, ParentCo, the Company or the holders of any of the following securities:

(a) All Company Membership Units (except the Company Series C Preferred Units) issued and outstanding immediately prior to the Second Effective Time shall automatically be cancelled and shall be converted into the right to receive from ParentCo, in the aggregate, the Company Cash Consideration and the Company Share Consideration (collectively, the “Company Merger Consideration” and collectively, with the Blocker Consideration and the Contingency Consideration, the “Aggregate Consideration”). Each Company Unitholder shall receive the number of ParentCo Common Shares and portion of the Company Cash Consideration set forth opposite to such holder’s name as set forth on the Payment Spreadsheet. Notwithstanding anything in this Agreement to the contrary, Blocker shall not be treated as having sold or otherwise exchanged any of its Company Series C Preferred Units in connection with the transactions described in this Agreement.

(b) Each Company Series C Preferred Unit issued and outstanding immediately prior to the Second Effective Time, shall automatically be converted into and exchanged for one validly issued, fully paid and nonassessable Surviving Company Common Unit.

(c) Each Merger Sub LLC Common Unit issued and outstanding immediately prior to the Second Effective Time, automatically shall be converted into and exchanged for one validly issued, fully paid and nonassessable Surviving Company Common Unit.

SECTION 2.03 Contingency Consideration.

(a) Following the Closing, in addition to the consideration to be received pursuant to Section 1.01(c) and 2.02 and as part of the overall Aggregate Consideration, the Blocker Holder and the Company Unitholders shall be issued additional ParentCo Common Shares, as follows:

(i) Seven Million Five Hundred Thousand (7,500,000) ParentCo Common Shares, in the aggregate, if, at any time prior to or as of the second anniversary of the Closing, the VWAP is greater than or equal to Twelve Dollars ($12.00) over any twenty (20) trading days within any thirty (30) trading day period (the “First Share Target”) (such 7,500,000 ParentCo Common Shares, the “First Level Contingency Consideration”).

(ii) Seven Million Five Hundred Thousand (7,500,000) ParentCo Common Shares, in the aggregate, if, at any time prior to or as of the second anniversary of the Closing, the VWAP is greater than or equal to Fourteen Dollars ($14.00) over any twenty (20) trading days within any thirty (30) trading day period (the “Second Share Target” and, together with the First Share Target, the “Share Targets”) (such 7,500,000 ParentCo Common Shares, the “Second Level Contingency Consideration” and together with the First Level Contingency Consideration, the “Contingency Consideration”). For the avoidance of doubt, the maximum amount of Contingency Consideration is 15,000,000 ParentCo Common Shares, in the aggregate.

(b) If any of the Share Targets set forth in Section 2.03(a) shall have been achieved, within five (5) Business Days following the achievement of the applicable Share Target, ParentCo shall issue the applicable Contingency Consideration to the Blocker Holder and each Company Unitholder as specified on the Payment Spreadsheet.

(c) If a Change of Control of the ParentCo occurs prior to the second anniversary of the Closing, any portion of the applicable Contingency Consideration that is issuable pursuant to Section 2.03(a) that remains unissued as of immediately prior to the consummation of such Change of Control shall immediately vest and the Company Unitholders and the Blocker Holder shall be entitled to receive such applicable Contingency Consideration prior to the consummation of such Change of Control (payable to the Company Unitholders and the Blocker Holder as specified on the Payment Spreadsheet). For the purposes of this Agreement, a “Change of Control” shall have been deemed to occur with respect to ParentCo upon:

(i) the sale, lease, license, distribution, dividend or transfer, in a single transaction or a series of related transactions, of fifty percent (50%) or more of the assets of ParentCo, as applicable, and its subsidiaries taken as a whole;

(ii) a merger, consolidation or other business combination of ParentCo (or any subsidiary or subsidiaries that alone or together represent more than fifty percent (50%) of the consolidated business of ParentCo at that time) or any successor or other entity holding fifty percent (50%) or more all of the assets of ParentCo and its subsidiaries that results in the stockholders of ParentCo (or such subsidiary or subsidiaries) or any successor or other entity holding fifty percent (50%) or more of the assets of ParentCo and its subsidiaries or the surviving entity thereof, as applicable, immediately before the consummation of such transaction or series of related transactions holding, directly or indirectly, less than fifty percent (50%) of the voting power of ParentCo (or such subsidiary or subsidiaries) or any successor, other entity or surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions; or

(iii) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) shall obtain beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the voting stock of ParentCo representing more than fifty percent (50%) of the voting power of the capital stock of ParentCo entitled to vote for the election of directors of ParentCo.

(d) The Contingency Consideration and the Share Targets shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into ParentCo Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to ParentCo Common Shares, occurring on or after the date hereof and prior to the time any such Contingency Consideration is delivered to the Blocker Holder and Company Unitholders, if any.

SECTION 2.04 Payment Spreadsheet; Company Certificate; NAC Certificate.

(a) No less than five (5) Business Day prior to the Closing Date, the Company shall prepare, or cause to be prepared, and deliver to NAC a schedule setting forth the Company’s good faith calculation of an estimate of the Aggregate Consideration (which shall include an estimate of the breakdown of Company Merger Consideration and Contingency Consideration for each Company Unitholder and an estimate of the breakdown of the Blocker Consideration and Contingency Consideration for the Blocker Holder) payable to the Company Unitholders and the Blocker Holder and an estimate of the Blocker Redemption Shares and the Blocker Redemption Amount payable to the Blocker Holder.

(b) On the Closing Date, the Company shall deliver to NAC: (i) a certificate duly executed by an authorized officer of the Company (the “Company Certificate”) setting forth the aggregate Company Transaction Expenses, in each case, with customary payoff letters in form and substance reasonably satisfactory to NAC, the amount of Blocker Cash and the Company Cash; and (ii) a schedule setting forth the Aggregate Consideration (which shall include the breakdown of Company Merger Consideration and Contingency Consideration for each Company Unitholder and the breakdown of the Blocker Consideration and Contingency Consideration for the Blocker Holder) payable to the Company Unitholders and the Blocker Holder and the Blocker Redemption Amount payable to the Blocker Holder (the “Payment Spreadsheet”). The allocation of the Aggregate Consideration, Blocker Consideration and the Blocker Redemption Amount set forth on the Payment Spreadsheet shall be binding on all parties and shall be used by the Company, ParentCo and NAC for purposes of issuing the Aggregate Consideration and the Blocker Redemption Amount to the Blocker Holder and the Company Unitholders pursuant to this Article II. In issuing the Aggregate Consideration and the Blocker Redemption Amount pursuant to this Article II, the Company, ParentCo and NAC shall be entitled to rely fully on the allocation of the Aggregate Consideration and the Blocker Redemption Amount set forth on the Payment Spreadsheet.

(c) On the Closing Date, NAC shall deliver to the Company a certificate (the “NAC Certificate”) duly executed by an authorized officer of NAC, setting forth as of immediately prior to the First Effective Time: (i) the amount of ParentCo Cash; and (ii) all indebtedness, debts and other liabilities, commitments and obligations of NAC, ParentCo, Merger Sub LLC, and Merger Sub Corp, including, the amount of cash necessary for NAC to consummate the Tender Offer, all fees, costs and expenses incurred by or on behalf of NAC, ParentCo, Merger Sub LLC, and Merger Sub Corp in connection with the Transaction, the Financing (including the amount of cash or Equity Interests (assuming $10.00 per share on an as converted to ParentCo Common Share basis) payable or issuable to shareholders of NAC or third party investors to incentivize such persons to purchase Equity Interests or not redeem their shares of NAC Class A Common Stock pursuant to the Organizational Documents of NAC and the Trust Agreement) and the fees, costs and expenses incurred to Deutsche Bank Securities, Goldman Sachs and Greenberg Traurig, LLP, in each case, that remains unpaid as of the Reference Time (the aggregate amount set forth on the NAC Certificate, the “NAC Expenses”); and (iii) the NAC Cash.

SECTION 2.05 NAC Warrants. At the First Effective Time, each NAC Warrant that is outstanding immediately prior to the First Effective Time after giving effect to the consummation of the Tender Offer shall, pursuant to the NAC Warrant Instrument, cease to represent a right to acquire one share of NAC Class A Common Stock and shall be converted in accordance with the terms of such NAC Warrant, at the First Effective Time, into a right to acquire one ParentCo Common Share (a “ParentCo Warrant” and collectively, the “ParentCo Warrants”) on substantially the same terms as were in effect immediately prior to the First Effective Time under the terms of the NAC Warrant Instrument. The parties shall take all lawful action to effect the aforesaid provisions of this Section 2.05, including causing the NAC Warrant Instrument to be amended or amended and restated to the extent necessary to give effect to this Section 2.05, including adding ParentCo as a party thereto and, pursuant to the consent solicitation included with the Tender Offer, reduce the term of all NAC Warrants to expire upon the consummation of the First Merger (the “Warrant Amendment”).

SECTION 2.06 Withholding. Notwithstanding any provision contained herein to the contrary, the Company and ParentCo shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Tax Law. If ParentCo or the Company so withholds amounts and remits such amounts to the applicable Governmental Authority, such amounts so withheld and remitted shall be treated for all purposes of this Agreement as having been paid to such person. At least five (5) Business Days prior to the Closing, ParentCo and NAC shall (a) notify the Company or the Blocker, as applicable, of any anticipated withholding with respect to the Company Merger Consideration or the Blocker Consideration (other than from the failure of any Company Unitholder to deliver to ParentCo or the Company an IRS Form W-9 with respect to such Company Unitholder), (b) consult with the Company or the Blocker, as applicable, in good faith to determine whether such deduction and withholding is required under applicable Tax Law and (c) cooperate with the Company or the Blocker, as applicable, in good faith to minimize the amount of any applicable withholding.

SECTION 2.07 Surrender and Payment.

(a) Prior to the First Effective Time, NAC and ParentCo shall appoint an exchange agent (the “Exchange Agent”) reasonably satisfactory to the Company, it being agreed that Continental Stock Transfer and Trust Company is an acceptable Exchange Agent, for the purpose of exchanging certificates (collectively, the “Certificates”), if any, representing NAC Class A Common Stock, NAC Class B Common Stock, the remaining Blocker Shares after giving effect to the Blocker Redemption and Company Membership Units, as applicable for the consideration payable in respect of NAC Class A Common Stock, NAC Class B Common Stock, the remaining Blocker Shares after giving effect to the Blocker Redemption and Company Membership Units pursuant to the provisions of this Article II and, if applicable, the Payment Spreadsheet, and will enter into an agreement with such Exchange Agent on terms reasonably satisfactory to the Company.

(b) Promptly following the First Effective Time, ParentCo shall cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of NAC Class A Common Stock, the holders of NAC Class B Common Stock, the Blocker Holder and the Company Unitholders (collectively, the “Holders”), the Blocker Cash Consideration, the Blocker Redemption Amount, the Blocker Share Consideration, the Company Cash Consideration and the Company Share Consideration payable and issuable pursuant to the First Merger, the Blocker Redemption, the Blocker Contribution and the Second Merger. All cash and book-entry shares representing ParentCo Common Shares deposited by ParentCo with the Exchange Agent for distribution pursuant to this Article II and the Payment Spreadsheet are referred to in this Agreement as the “Exchange Fund.” The Exchange Agent will, pursuant to irrevocable instructions to be delivered to the Exchange Agent by NAC and ParentCo, deliver the appropriate cash amount, if any, and ParentCo Common Shares out of the Exchange Fund to Holders pursuant to the provisions of this Article II and, if applicable, the Payment Spreadsheet. The Exchange Fund will not be used for any other purpose. The Exchange Agent will invest any cash included in the Exchange Fund as directed by ParentCo; provided, that no such investment or losses thereon will affect the consideration payable to the Holders and ParentCo will promptly cause to be provided additional funds to the Exchange Agent for the benefit of the Holders in the amount of any such losses. Any interest and other income resulting from such investments will be the property of, and shall be paid to, ParentCo.

(c) Each Holder, upon surrender to the Exchange Agent of a Certificate (or effective affidavits of loss in lieu thereof), if any, together with a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, will be entitled to receive in exchange therefor the consideration payable pursuant to the provisions of this Article II and, if applicable, the Payment Spreadsheet in respect of the shares of NAC Class A Common Stock, shares of NAC Class B Common Stock, the remaining Blocker Shares after giving effect to the Blocker Redemption and the Company Membership Units held by such Holder as of immediately prior to the First Merger, the Blocker Contribution or the Second Merger, as applicable. No interest will be paid or accrued on any consideration payable to the Holders hereunder.

(d) After the First Effective Time, there will be no further registration of transfers of NAC Class A Common Stock or NAC Class B Common Stock. From and after the First Effective Time, the holders of shares of NAC Class A Common Stock and NAC Class B Common Stock outstanding immediately prior to the First Effective Time will cease to have any rights with respect to such shares of NAC Class A Common Stock or NAC Class B Common stock, as applicable, except as otherwise provided in this Agreement or by applicable Law. If, after the First Effective Time, Certificates representing shares of NAC Class A Common Stock or NAC Class B Common Stock are presented to the Exchange Agent or ParentCo, they will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth in this Article II.

(e) After the Second Effective Time, there will be no further registration of transfers of Company Membership Units. From and after the Second Effective Time, the Company Unitholders will cease to have any rights with respect to the Company Membership Units, except as otherwise provided in this Agreement or by applicable Law. If, after the Second Effective Time, Certificates representing Company Membership Units are presented to the Exchange Agent or ParentCo, they will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth in this Article II and the Payment Spreadsheet.

(f) Any portion of the Exchange Fund that remains unclaimed by the Holders one year after the First Effective Time will be returned by the Exchange Agent to ParentCo, upon demand, and any such Holder who has not exchanged such Holder’s NAC Class A Common Stock, NAC Class B Common Stock, the Blocker Shares after giving effect to the Blocker Redemption or Company Membership Units for the consideration payable pursuant to the provisions of this Article II and, if applicable, the Payment Spreadsheet prior to that time will thereafter look only to ParentCo for delivery of such consideration. Notwithstanding the foregoing, neither ParentCo nor any of its Affiliates will be liable to any Holders for any consideration payable pursuant to the provisions of this Article II delivered to a public official pursuant to applicable abandoned property Laws.

(g) No fractional shares of ParentCo Common Shares shall be issued by virtue of the First Merger, the Blocker Contribution or the Second Merger. Each Holder who would otherwise be entitled to receive a fraction of a share of ParentCo Common Shares (after aggregating all fractional shares of ParentCo Common shares issuable to such Holder) shall, in lieu of such fractional share, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by $10.00.

(h) If payment is to be made to a person other than the person in whose name any Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and delivered to the Exchange Agent with all documents required to evidence and effect such transfer and that the person requesting such payment pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the ParentCo that such tax has been paid or is not applicable.

(i) In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such consideration as may be required pursuant to this Article II and the Payment Spreadsheet; provided, however, that ParentCo may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form reasonably satisfactory to ParentCo (without the requirement of posting a bond).

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to ParentCo, NAC and Merger Sub Corp and Merger Sub LLC to enter into this Agreement, except as set forth in the Company’s disclosure schedule (the “Company Disclosure Schedule”), the Company hereby represents and warrants to ParentCo, NAC and Merger Sub Corp and Merger Sub LLC as follows:

SECTION 3.01 Organization and Qualification; Subsidiaries.

(a) Each of the Company and each subsidiary of the Company (each a “Company Subsidiary”) is a limited liability company or other organization duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Each of the Company and each Company Subsidiary has the requisite limited liability company or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not individually or in the aggregate, be material to the Company and the Company Subsidiaries taken as a whole. Each of the Company and each Company Subsidiary is duly qualified or licensed as a foreign limited liability company or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate, be material to the Company and the Company Subsidiaries taken as a whole.

(b) A true and complete list of all the Company Subsidiaries, together with the jurisdiction of organization or incorporation of each Company Subsidiary and the percentage of the outstanding ownership interest of each Company Subsidiary owned by the Company and each other Company Subsidiary, in each case, as of the date hereof, is set forth in Section 3.01(b) of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or business association or other entity.

SECTION 3.02 Organizational Documents. The Company has heretofore furnished to NAC a complete and correct copy of the certificate of formation and the limited liability company agreement or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such Organizational Documents are in full force and effect. Neither the Company nor any Company Subsidiary is in material violation of any of the material provisions of its Organizational Documents that would not individually or in the aggregate, be material to the Company and the Company Subsidiaries taken as a whole.

SECTION 3.03 Capitalization.

(a) The outstanding membership interest or other equity interests of the Company and each Company Subsidiary: (i) have been duly authorized and validly issued and are fully paid and nonassessable; (ii) were issued in compliance in all material respects with applicable Law; and (iii) were not issued in breach or violation of any Contract or preemptive rights, rights of first refusal or other similar rights.

(b) The outstanding membership interest of the Company consists of (i) 12,181,875 Class A Common Units (“Company Class A Common Units”); (ii) 7,938,089 Class B Common Units (“Company Class B Common Units”, and together with the Company Class A Common Units, “Company Common Units”); (iii) 9,941,227 units designated as Series A Preferred units (“Company Series A Preferred Units”); (iv) 19,117,039 units designated as Series B Preferred units (“Company Series B Preferred Units”) and (v) 21,906,852 units designated as Series C Preferred units (“Company Series C Preferred Units”) under the Organization Document of the Company (collectively, the “Company Membership Units”), all of which are held on the books and records of the Company by the persons listed in Section 3.03(b) of the Company Disclosure Schedule. Except for the membership interests held by the members as set forth in Section 3.03(b) of the Company Disclosure Schedule, no membership or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such membership or other equity or voting interest, of the Company is issued and outstanding.

(c) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character that the Company is a party to relating to any membership interests in the Company or obligating the members or the Company to issue or sell any membership interests, or any other interest, in the Company. Other than the Organizational Documents, there are no voting trusts, proxies or other agreements or understandings in effect that the Company is a party to with respect to the voting or transfer of any of the membership interests. No holder of Company Membership Units has appraisal rights for any such units in connection with the transactions contemplated by this Agreement.

SECTION 3.04 Authority Relative to This Agreement. The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with and upon the terms and conditions set forth herein. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all members of the Company Board and, subject to obtaining the Member Approval, no other proceedings on the part of the Company or its members are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by ParentCo, NAC and Merger Sub Corp and Merger Sub LLC, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; provided, that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and by general principles of equity affecting the availability of specific performance and other equitable remedies (the “Enforceability Exceptions”).

SECTION 3.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not: (i) conflict with or violate the Organizational Documents of the Company or any Company Subsidiary; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate any United States federal or state, or non-United States, statute, law, ordinance, regulation, rule, code, restriction, executive order, injunction, judgment, directive, decree or other order (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected; or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not individually or in the aggregate, be material and adverse to the Company and the Company Subsidiaries taken as a whole.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, regulatory, administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except for (i) applicable requirements, if any, of the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and filing and recordation of appropriate merger documents as required by the TBOC; (ii) pre-Closing and post-Closing filing or notification requirements applicable under any state insurance Laws, including, but not limited to, insurance agency change in control approval requirements under the Texas Insurance Code; and (iii) such consents, approvals, authorizations, permissions, filings or notifications which, if not made or obtained, would not, individually or in the aggregate, materially impair or delay the Company’s ability to consummate the transactions contemplated hereby.

SECTION 3.06 Permits; Compliance. Each of the Company and the Company Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the lawful conduct each of the Company or the Company Subsidiaries to lawfully own, lease and operate its properties or to carry on its business as it is now being conducted, including, without limitation, all necessary and appropriate licenses, certificates and authorizations required under the insurance Laws and regulations of any state for the legal and authorized transaction of insurance (the “Company Permits”). The Company Permits held by the Company and the Company Subsidiaries are valid and in full force and effect in all material respects, and no suspension, revocation, involuntary termination or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. Each of the Company and the Company Subsidiaries is, and since the Look-Back Date, have been, in compliance in all material respects with all applicable Laws of applicable Governmental Authorities.

SECTION 3.07 Financial Statements.

(a) The Company has delivered to NAC true and complete copies of the audited consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 2017 and December 31, 2018 and the related audited consolidated statements of income and cash flows of the Company and the consolidated Company Subsidiaries for each of the years then ended (collectively, the “Audited Financial Statements”), which are attached as Section 3.07(a) of the Company Disclosure Schedule, and which contains an unqualified report of the Company’s auditors. Each of the Audited Financial Statements (including the notes thereto) was prepared in accordance with United States generally accepted accounting principles, as in effect on the date of this Agreement (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein.

(b) The Company has made available to NAC a true and complete draft of the consolidated unaudited balance sheet of the Company and the Company Subsidiaries as of September 30, 2019 (the “2019 Balance Sheet”), and a draft of the related unaudited consolidated statements of income and cash flows of the Company and the Company Subsidiaries for the 9-month period then ended, which are attached as Section 3.07(b) of the Company Disclosure Schedule. Such unaudited financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except for the omission of footnotes and subject to year-end adjustments) and fairly present, in all material respects, the consolidated financial position, consolidated results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal year-end adjustments and the absence of footnote disclosure.

(c) None of the Company or any Company Subsidiary has any liabilities or obligations that are of the type that would be set forth on the consolidated balance sheet of the Company or the Company Subsidiaries prepared in accordance with GAAP other than: (a) liabilities and obligations reflected in, reserved against or otherwise described in the Audited Financial Statements or the notes thereto; (b) liabilities and obligations incurred since the date of the 2019 Balance Sheet in the ordinary course of business; (c) liabilities or obligations arising under Contracts of the Company or the Company Subsidiaries existing as of the date of this Agreement (other than in the case of material breaches or defaults by the Company or the Company Subsidiaries); and (d) liabilities and obligations which are not, individually or in the aggregate, material to the Company and the Company Subsidiaries taken as a whole.

(d) The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. The Company has designed and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its Company Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 3.08 Absence of Certain Changes or Events. Since the date of the 2019 Balance Sheet, or as expressly contemplated by this Agreement (a) the Company and the Company Subsidiaries have conducted in all material respects their respective businesses in the ordinary course and in a manner consistent with past practice, (b) there has not been any Company Material Adverse Effect, and (c) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement and prior to the consummation of the Second Merger, would require the consent of NAC pursuant to Section 6.01.

SECTION 3.09 Absence of Litigation. As of the date of this Agreement, there is no material litigation, suit, action, judicial or administrative proceeding or, to the knowledge of the Company, investigation (an “Action”) pending (or, to the knowledge of the Company) threatened in writing against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, at Law or in equity by or before any Governmental Authority (other than routine claims for benefits pursuant to a plan). Neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would be material and adverse to the Company or the Company Subsidiaries taken as a whole.

SECTION 3.10 Employee Benefit Plans.

(a) Section 3.10(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of each Company Employee Benefit Plan.

(b) With respect to each Company Employee Benefit Plan set forth in Section 3.10(a) of the Company Disclosure Schedule, to the extent applicable, the Company has furnished to NAC (i) the most recent plan document and all amendments thereto (or written descriptions of the material terms thereof), (ii) the most recent summary plan description and summary material modifications thereto, (iii) the most recent annual report on Form 5500 (including all schedules), (iv) the most recent annual audited financial statements and opinion, (v) the nondiscrimination testing results for the last plan year for which such results are available, (vi) if the plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter or advisory opinion received from the Internal Revenue Service (“IRS”) and (vii) material, non-routine correspondence from a governmental or regulatory agency with respect to a plan within the last three (3) years.

(c) Each Company Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or approval letter from the IRS with respect to such qualification, or may rely on an opinion or advisory letter issued by the IRS with respect to a master/prototype or volume submitter plan, and, to the knowledge of the Company, no event or omission has occurred that would cause any such Company Employee Benefit Plan to lose such qualification.

(d) (i) Each Company Employee Benefit Plan is, and has been operated in material compliance with applicable laws and regulations and is and has been administered in all material respects in accordance with applicable laws and regulations and with its terms. (ii) As of the date of this Agreement, no litigation or governmental administrative proceeding, audit or other similar proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened in writing with respect to any Company Employee Benefit Plan. (iii) Except as would not reasonably be expected to result in liability to the Company or its Subsidiaries, all payments and/or contributions required to have been timely made with respect to all Company Employee Benefit Plans either have been made or have been accrued in accordance with the terms of the applicable Company Employee Benefit Plan and applicable law.

(e) No Company Employee Benefit Plan is or was, and neither the Company nor any ERISA Affiliate has ever maintained or contributed to or have any liability (contingent or otherwise) under (i) any employee benefit plan that is or was subject to Title IV of ERISA, Section 412 of the Code, or Section 302 of ERISA, (ii) a multiemployer plan, as defined in Section 3(37) of ERISA, (iii) a multiple employer plan as described in Section 413(c) of the Code or (iv) a multiple employer welfare arrangement as described in Section 3(40) of ERISA.

(f) None of the Company Employee Benefit Plans provides or promises, nor does the Company or any Company Subsidiary have any obligation to provide, retiree medical or life insurance benefits to any current or former employee, director, or consultant of the Company or any Company Subsidiary after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar state Law or for a limited period of time following a termination of employment pursuant to the terms of an existing employment, severance or similar agreement in effect as of the date hereof.

(g) Each Company Employee Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

(h) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not (either alone or in combination with another event) (i) result in any payment or benefit from the Company or any Company Subsidiary becoming due, or increase the amount of any payment or benefit due, to any current or former employee, director or independent contractor of the Company or any of the Company Subsidiaries, (ii) materially increase any benefits otherwise payable under any plan or (iii) result in the acceleration of the time of payment or vesting of any compensation or benefits from the Company or any Company Subsidiary to any current or former employee, director or independent contractor of the Company or any Company Subsidiary.

(i) The Transactions contemplated by this Agreement will not result in any amount paid or payable to any current or former employee, director or independent contractor of the Company or any Company Subsidiary being classified as an excess parachute payment under Section 280G of the Code. Neither the Company nor any Company Subsidiary has any actual or potential obligation to reimburse or otherwise “gross-up” any person for any Tax incurred pursuant to Section 409A or 4999 of the Code.

(j) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Company Employee Benefit Plan which would reasonably be expected to result in material liability to the Company, any Company Subsidiary or NAC. There have been no acts or omissions by the Company or, to the knowledge of the Company, any ERISA Affiliate that have given rise to any fines, penalties, taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code that would reasonably be expected to result in material liability to the Company, any Company Subsidiary or NAC.

(k) The Company, each Company Subsidiary and each ERISA Affiliate has complied in all material respects with (i) Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder and (ii) Patient Protection and Affordable Care Act, in each case, with respect to each Company Employee Benefit Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code and/or as defined in Section 733(a)(1) of ERISA.

SECTION 3.11 Labor and Employment Matters.

(a) (i) Since the Look-Back Date, the Company and the Company Subsidiaries have been and are in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, workplace safety and health, terms and conditions of employment, wage and hours, workers compensation, and immigration; the Company and the Company Subsidiaries are not delinquent in payments to any of their respective employees or Contingent Workers for any wages, salaries, fees, commissions, bonuses, incentive payments, or any other direct compensation for any services performed by them prior to the date hereof, and (ii) none of the Company or the Company Subsidiaries have received service of process providing notice that the Company or the Company Subsidiaries have been named as a party to a claim, charge or lawsuit pending in or before any court or Governmental Authority or is subject to an investigation or audit by a Governmental Authority with respect to any misclassification of any person as either exempt or non-exempt for wage and hour purposes or any misclassification of any person as an independent contractor or consultant rather than as an employee, and, to the knowledge of the Company, as of the date of this Agreement no such claim, charge, lawsuit, investigation or audit is threatened. Since the Look-Back Date, the Company and the Company Subsidiaries have properly classified their respective employees as either exempt or non-exempt for wage and hour purposes; and have properly classified and treated their respective independent contractors, consultants and other Contingent Workers in accordance with all applicable Laws and for purposes of all employee benefit plans and perquisites. All employees of the Company and the Company Subsidiaries are employed on an at-will basis.

(b) Since the Look-Back Date, (i) there have been no strikes, slowdowns, work stoppages, lockouts, or picketing, or threats thereof, by or on behalf of employees of the Company or the Company Subsidiaries against or involving the Company or the Company Subsidiaries, (ii) none of the Company or the Company Subsidiaries has been a party to or bound by any collective bargaining agreement or other similar labor contract, and, to the knowledge of the Company, there has been no organizing activity or representation campaign, or threats thereof, by or involving employees of the Company or the Company Subsidiaries, (iii) there have been no unfair labor practice charges against the Company or any Company Subsidiary before the National Labor Relations Board or other similar Governmental Authority, or, to the knowledge of the Company, any threats thereof and (iv) none of the Company or the Company Subsidiaries has breached or otherwise failed to comply with the provisions of any collective bargaining agreement or similar labor contract, and, to the knowledge of the Company, there have been no grievances or arbitrations, or threats thereof, against the Company under any such agreement or contract.

(c) Since the Look-Back Date, (i) there have been no suits, claims, charges, grievances, counterclaims, investigations or audits, at law or in equity by, in or before any court, any other Governmental Authority, or in any arbitral or alternate dispute resolution forum (A) between the Company or any Company Subsidiary and any of their respective current or former employees or Contingent Workers or (B) against the Company or any Company Subsidiary with respect to any labor or employment matters, (ii) as of the date of this Agreement there have been no charges of discrimination, harassment or retaliation in employment or employment practices for any reason that have been filed or asserted, or, to the knowledge of the Company, threats thereof, against the Company or any Company Subsidiary with or before the United States Equal Employment Opportunity Commission or any other Governmental Authority, (iii) none of the Company or the Company Subsidiaries has been found by any applicable Governmental Authority in violation of any Laws relating to employees or other labor or employment related matters, (iv) none of the Company or the Company Subsidiaries has been party to, or otherwise bound by, any consent decree with, or citation by, any applicable Governmental Authority relating to its current or former employees, employment practices, or labor or employment matters, and (v) none of the Company or the Company Subsidiaries has been subject to any audit or investigation in respect of any of its or their employment policies or practices or otherwise in respect of any labor or employment matters by the Occupational Safety and Health Administration, the Department of Labor, or any other applicable Governmental Authority, or subject to fines, penalties, or assessments associated with such audits or investigations and, to the knowledge of the Company, as of the date of this Agreement no such audit or investigation is threatened.

SECTION 3.12 Real Property; Title to Assets. None of the Company or the Company Subsidiaries owns any real property. Section 3.12 of the Company Disclosure Schedule contains a true and complete list of all a list of all of the real property leased by the Company or any Company Subsidiary in connection with the conduct of their business (“Leased Real Property”). Each lease set forth in Section 3.12 of the Company Disclosure Schedule is a valid and binding obligation of the Company or the Company Subsidiaries, as applicable, and is in full force and effect. None of the Company or the Company Subsidiaries nor, to the knowledge of the Company, any landlord of the Leased Real Property is in default in any material respect under any lease set forth in Section 3.12 of the Company Disclosure Schedule and there are no condemnation proceedings pending or, to the knowledge of the Company, threatened in writing, as to any Leased Real Property.

SECTION 3.13 Intellectual Property.

(a) The Company and/or a Company Subsidiary exclusively owns or duly licenses, free and clear of all Liens, other than Permitted Liens, all material Intellectual Property used in and necessary for the business of the Company and Company Subsidiaries as now conducted. Section 3.13(a)(1) of the Company Disclosure Schedule contains a complete list of the registered patents, trademarks, copyrights and domain names and pending patent, trademark and copyright applications owned by the Company and/or the Company Subsidiaries. The Company IP Rights shall, in all material respects, be available for use by the Company and the applicable Company Subsidiaries immediately after the Closing Date on materially the same terms and conditions to those under which each such entity owned or used such Intellectual Property immediately prior to the Closing Date. The Company-Owned Intellectual Property Rights are subsisting and to knowledge of the Company, valid and enforceable. Each employee of the Company or any Company Subsidiary, and each contractor, consultant or other person who has engaged with the Company or any Company Subsidiary and, in each of the foregoing instances, contributed to the conception, development or reduction to practice of any material Company-Owned Intellectual Property Rights has assigned to one of the Company or the Company Subsidiaries all of his or her rights to such Intellectual Property. Except for off-the-shelf software and other similar items licensed on a non-exclusive basis and used in the ordinary course of its business, none of the Company or the Company Subsidiaries is obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution or provision of any Company Products or other Company IP Rights. The conduct of and operation of the Company’s and the Company Subsidiaries’ businesses does not infringe or misappropriate, and has not since the Look-Back Date infringed or misappropriated, any Intellectual Property Rights of other persons (to the knowledge of the Company with respect to the infringement of any patent right of any person) and, to the knowledge of the Company, there has been no material infringement or violation by a third party of any of the Company-Owned Intellectual Property Rights. As of the date of this Agreement, none of the Company or the Company Subsidiaries has received any written claim or threat alleging that it has violated or, by conducting its business, would violate any of the Intellectual Property rights of any other person. The Company and the Company Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets and proprietary information used in conducting the business (“Company Proprietary Information”), including, without limitation, requiring all past and current Company employees and consultants and all other persons that have been provided with access to such Company Proprietary Information to execute a binding confidentiality agreement and, to the knowledge of the Company, there has not been any breach by any party to such confidentiality agreements. The Company and/or one of the Company Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the immediate needs of the business of the Company or any of the Company Subsidiaries as currently conducted by the Company and/or the Company Subsidiaries. The Company and each of the Company Subsidiaries maintain commercially reasonable disaster recovery and business continuity plans, procedures and facilities, and such plans and procedures have been effective upon testing in all material respects, and since the Look-Back Date, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects.

(b) None of the software owned by the Company or the Company Subsidiaries or licensed by the Company or the Company Subsidiaries and incorporated into and licensed, sold or distributed with the Products includes or incorporates any software, including “open source” or similar software, in such a manner as to require the Company or any Company Subsidiary to (i) disclose or distribute in source code form, license for making derivative works, or redistribute at no or de minimis charge any such Product of the Company or the Company Subsidiaries (other than the applicable open source or similar software) or (ii) give third parties free rights in or to use any such Product or any of the source code related thereto (other than the applicable open source or similar software). To the knowledge of the Company, no products contain any material “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other software code designed or intended to have any of the following functions: (1) disrupting, disabling, harming, or otherwise impeding in any material manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (2) damaging or destroying any data or file without the user’s consent.

SECTION 3.14 Taxes.

(a) (i) All Tax Returns relating to income Taxes and all other material Tax Returns which are required to be filed by the Company and the Company Subsidiaries (taking into account any applicable extensions) have been filed; (ii) all such Tax Returns are true, correct, and complete in all material respects; and (iii) all Taxes of the Company and the Company Subsidiaries (whether or not shown due on such Tax Returns) have been paid in full.

(b) As of the date of this Agreement, there is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax by the Company or any Company Subsidiary.

(c) No outstanding claim, assessment or deficiency against the Company or any Company Subsidiaries for any Taxes has been asserted in writing by any Governmental Authority.

(d) There are no ongoing audits or investigations relating to any liability of the Company or Company Subsidiaries for any Taxes.

(e) There are no Liens (other than Permitted Liens) for Taxes upon any assets of the Company and the Company Subsidiaries.

(f) The Company and the Company Subsidiaries (other than Open Lending Services, Inc.) are, and have been at all times since their respective formation, treated as a partnership or a disregarded entity for federal and applicable state and local income tax purposes.

(g) None of the Company or the Company Subsidiaries have received written notice of any claim by any Governmental Authority in any other jurisdiction that the Company or the Company Subsidiaries are or may be subject to taxation by that jurisdiction.

(h) None of the Company or the Company Subsidiaries, for any taxable year not closed by the applicable statute of limitations, have entered into a transaction that is a “listed transaction” (irrespective of the effective date) within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

Notwithstanding anything in this Agreement to the contrary, the Company makes no representations or warranties regarding the amount, value or condition of, or any limitations on, any Tax asset or attribute of the Company and the Company Subsidiaries arising on or before the Closing Date (each, a “Tax Attribute”), or the ability of NAC, ParentCo or Merger Sub Corp or any of their Affiliates to utilize such Tax Attributes after the Closing.

SECTION 3.15 Environmental Matters.

(a) The Company and the Company Subsidiaries are currently in possession of all licenses and permits required under federal, state and local Laws and regulations concerning pollution or protection of the environment that are currently or were in effect on or prior to the date hereof, including all such Laws and regulations relating to the emission, discharge, release or threatened release of any chemicals, petroleum, pollutants, contaminants or hazardous or toxic materials, substances or wastes into ambient air, surface water, groundwater or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any chemicals, petroleum, pollutants, contaminants or Hazardous Substances, hazardous or toxic materials, substances or waste (“Environmental and Safety Requirements”).

(b) The Company and the Company Subsidiaries currently, and since the Look-Back Date have been, in compliance in all respects with all terms and conditions of such licenses and permits and are and were also in compliance in all respects with all other Environmental and Safety Requirements or any written notice or demand letter issued, entered, promulgated or approved thereunder.

(c) None of the properties currently owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance which requires reporting, investigation, remediation, monitoring or other response action by the Company or any Company Subsidiary pursuant to applicable Environmental and Safety Requirements.

(d) None of the Company nor any Company Subsidiary is subject to any claim, liability, investigation or suit based upon and Hazardous Substance or violation of or liability or obligation under any Environmental and Safety Requirements.

SECTION 3.16 Material Contracts.

(a) Subsections (i) through (xiii) of Section 3.16(a) of the Company Disclosure Schedule list, as of the date of this Agreement, the following types of contracts and agreements currently in effect (other than a plan) to which the Company or any Company Subsidiary is a party (such contracts and agreements as are required to be set forth in Section 3.16(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i) each contract and agreement that involves consideration payable to the Company or any of the Company Subsidiaries reasonably expected to exceed $250,000, in the aggregate, in the current fiscal year or the next fiscal year, including contracts or agreements for the sale of products, Inventory or other personal property, or for the furnishing of services by the Company or any Company Subsidiary to any person, including customers of contract manufacturing organizations;

(ii) each contract and agreement for the purchase of Inventory, spare parts, other materials or personal property, with any contract manufacturing organization, with any supplier or for the furnishing of services to the Company or any Company Subsidiary or otherwise related to their respective businesses to which the Company or any Company Subsidiary is a party, in each case, that involves consideration payable by the Company or any of the Company Subsidiaries that is reasonably expected to exceed $250,000, in the aggregate, in the current fiscal year or the next fiscal year;

(iii) all broker, distributor, dealer or manufacturer’s representative contracts and agreements to which the Company or any Company Subsidiary is a party which cannot be cancelled by a the Company or a Company Subsidiary, as applicable, without penalty on not less than ninety (90) days’ notice;

(iv) all contracts involving the payment of royalties or other amounts to third parties with respect to the marketing, sale, distribution or provision of any Company products or services in respect of any Company-Licensed IP other than off-the-shelf software and other similar items licensed on a non-exclusive basis and used in the ordinary course of the Company and the Company Subsidiaries’ business;

(v) all contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

(vi) all contracts and agreements evidencing outstanding indebtedness for borrowed money of the Company or any Company Subsidiary in an aggregate amount thereunder in excess of $500,000;

(vii) all partnership or joint venture agreements with a third party involving the sharing of the Company’s and/or the Company Subsidiaries’ profits with such third party, other than the Organizational Documents of the Company or the Company Subsidiaries;

(viii) all contracts that involve the acquisition or disposition, directly or indirectly (by merger or otherwise), of material assets (other than in the ordinary course of business) or capital stock or other equity interests of another person which has been entered into since the Look-Back Date and involves the acquisition of any person or any assets of a person in excess of $1,000,000 (excluding any assets or inventories acquired in the ordinary course of business);

(ix) all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party, other than any Company Permit or any contract with a Governmental Authority that involves consideration of less than (A) $250,000 per year or (B) $500,000 in the aggregate;

(x) all material contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses;

(xi) all contracts and agreements that limit, or purport to limit, in any material respect the ability of the Company or any Company Subsidiary to compete in any material line of business or with any person or entity or in any geographic area or during any period of time;

(xii) all contracts for employment and consulting services that require payment by the Company or any Company Subsidiary of annual base compensation in excess of $200,000; and

(xiii) all contracts and agreements pursuant to which (A) the Company or any Company Subsidiary has a license under, or a covenant not to sue with respect to Intellectual Property or Business Systems material to the operation of the businesses or operations of the Company or any Company Subsidiary, other than non-exclusive licenses to commercially available “off-the-shelf” software or systems with annual license, renewal or assurance fees of less than $50,000 per year in the aggregate, (B) Company or any Company Subsidiary has granted to a third party a license under, or a covenant not to sue in respect of, any Company-Owned Intellectual Property Rights that is material to the operation of the businesses or operations of the Company or any Company Subsidiary.

(b) Each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto, and neither the Company nor any Company Subsidiary is in material breach or violation of, or default under, any Material Contract nor has any Material Contract been canceled by the other party; to the Company’s knowledge, no other party is in material breach or violation of, or default under, any Material Contract; the Company and the Company Subsidiaries have not received any written claim of default under any such agreement. The Company has furnished or made available to NAC true and complete copies of all Material Contracts, including any and all amendments thereto.

SECTION 3.17 Insurance. There have not been any material claims pending against the insurance policies where the Company or any Company Subsidiary is named as an insured party currently in effect, and all premiums due and payable with respect to such policies have been fully paid. To the knowledge of the Company, as of the date of this Agreement the Company has not received any threatened termination of any such insurance policies. All such insurance policies are in full force and effect, and, the Company has not received from any of its insurance carriers any written notice of cancellation or nonrenewal of any such insurance policies where the Company or any Company Subsidiary is named as an insured party. With respect to each such insurance policy to which the Company is a beneficiary, the policy is legal, valid, binding and enforceable against the Company or the applicable Company Subsidiary in accordance with its terms and, except for policies that have expired under their terms in the ordinary course.

SECTION 3.18 Customers; Vendors. Section 3.18 of the Company Disclosure Schedule sets forth a true and complete list of the top ten (10) customers of the Company on a consolidated basis (based on the program fees from such customer during the twelve (12) month period ended December 31, 2018) (“Material Customers”). No single customer accounted for more than ten percent (10%) of the Company’s consolidated program fees during the twelve (12) month period ended December 31, 2018 and, as of the date of this Agreement, none of the top five (5) vendors of the Company and its Company Subsidiaries (specifically excluding resellers or distributors) (based on the payments to such supplier during the twelve (12) month period ended December 31, 2018) of the Company and its Company Subsidiaries, (a) has cancelled or otherwise terminated any contract with the Company or any Company Subsidiary prior to the expiration of the contract term, or (b) to the Company’s knowledge, has threatened in writing to cancel or otherwise terminate its relationship with the Company or its Company Subsidiaries.

SECTION 3.19 Certain Business Practices. None of the Company, any Company Subsidiary or, to the Company’s knowledge, any directors, managers or officers, agents or employees of the Company or any Company Subsidiary (on or behalf of the Company or any Company Subsidiary), has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any payment in the nature of criminal bribery.

SECTION 3.20 Interested Party Transactions. No director, manager, officer or Affiliate of the Company or any Company Subsidiary is a party to any Contract with the Company or any Company Subsidiary (other than (a) the payment of compensation and provision of benefits to, and the entering into of compensatory arrangements, benefit plans and similar transactions, agreements or contracts with, or with respect to, officers, managers, employees and independent contractors of the Company or any Company Subsidiary, including equity compensation, (b) agreements and transactions in connection with any such manager’s, officer’s or Affiliate’s direct or indirect ownership of equity interests in the Company or any Company Subsidiary (or any securities that are convertible into, or exercisable or exchangeable for, any such equity interests), including distributions by the Company upon its equity interests or (c) as otherwise contemplated by this Agreement).

SECTION 3.21 Data Security/Privacy. Except as described in Section 3.21 of the Company Disclosure Schedule, in connection with the Company and the Company Subsidiaries’ collection, use, disclosure, storage and other processing of all Personal Information, the Company and the Company Subsidiaries are, and since the Look-Back Date have been, in material compliance with (a) all applicable Laws relating to the collection, use, disclosure, storage and other processing of Personal Information, (b) the Company and the Company Subsidiaries’ published privacy policy. The Company and the Company Subsidiaries maintain reasonable security measures to protect all Personal Information under its control from unauthorized access, use, disclosure, modification, deletion or other processing. To the knowledge of the Company, the Company and the Company Subsidiaries have not suffered any breach that has resulted in any unauthorized access to, use of disclosure of or other loss of any Personal Information. Except as described in Section 3.21 of the Company Disclosure Schedule, since the Look-Back Date, the Company and the Company Subsidiaries have not been subject to any written complaints, lawsuits, investigations or other written claims regarding its collection, disclosure, storage, transfer, processing, maintenance or use of any Personal Information, and to the knowledge of Company, there are no such pending complaints, lawsuits, investigations or claims.

SECTION 3.22 Brokers. Except for fees and expenses of persons listed in Section 3.22 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

SECTION 3.23 NO OTHER REPRESENTATIONS OR WARRANTIES.

(a) NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN THIS ARTICLE III, NONE OF THE COMPANY OR ANY COMPANY SUBSIDIARY OR AFFILIATE THEREOF NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY AND THE COMPANY SUBSIDIARIES OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO NAC, PARENTCO, MERGER SUB CORP, MERGER SUB LLC OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION, FORECASTS, PROJECTIONS OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN THIS ARTICLE III, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY THE COMPANY.

(b) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE COMPANY OR ANY COMPANY SUBSIDIARY, THE COMPANY UNITHOLDERS NOR THEIR RESPECTIVE AFFILIATES, NOR ANY REPRESENTATIVE OF THE FOREGOING, HAS MADE, AND NONE OF THEM SHALL BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES IN THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE COMPANY AND THE COMPANY SUBSIDIARIES THAT HAVE BEEN MADE AVAILABLE TO NAC, PARENTCO, MERGER SUB CORP OR MERGER SUB LLC, INCLUDING DUE DILIGENCE MATERIALS, OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE COMPANY AND THE COMPANY SUBSIDIARIES BY THE MANAGEMENT OF THE COMPANY AND THE COMPANY SUBSIDIARIES OR OTHERS IN CONNECTION WITH THE TRANSACTIONS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY NAC, PARENTCO, MERGER SUB CORP OR MERGER SUB LLC IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT AND THE TRANSACTIONS. IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY THE COMPANY OR THE COMPANY SUBSIDIARIES AND THEIR REPRESENTATIVES, ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY NAC, PARENTCO, MERGER SUB CORP OR MERGER SUB LLC IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT AND THE TRANSACTIONS.

Article IV

REPRESENTATIONS AND WARRANTIES OF PARENTCO, NAC, MERGER SUB CORP AND MERGER SUB LLC

As an inducement to the Company, Blocker and the Blocker Holder to enter into this Agreement, except as set forth in the NAC SEC Reports, ParentCo, NAC, Merger Sub LLC and Merger Sub Corp hereby represent and warrant to the Company, Blocker and the Blocker Holder as follows:

SECTION 4.01 Corporate Organization. Each of ParentCo, NAC, Merger Sub Corp and Merger Sub LLC is a corporation or a limited liability company, respectively, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a NAC Material Adverse Effect. Each of ParentCo, NAC, Merger Sub Corp and Merger Sub LLC is duly qualified or licensed as a foreign limited liability company or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a NAC Material Adverse Effect.

SECTION 4.02 Certificate of Incorporation and By-laws. ParentCo has heretofore furnished to the Company a complete and correct copy of the certificate of incorporation and the by-laws, as amended to date of ParentCo. NAC has heretofore furnished to the Company a complete and correct copy of the certificate of incorporation and the by-laws, as amended to date of NAC. Merger Sub Corp has heretofore furnished to the Company a complete and correct copy of the certificate of incorporation and the by-laws, as amended to date of Merger Sub Corp. Merger Sub LLC has heretofore furnished to the Company a complete and correct copy of the certificate of formation and the limited liability company, as amended to date, of Merger Sub LLC. Such Organizational Documents of ParentCo, NAC, Merger Sub Corp and Merger Sub LLC are in full force and effect. Each of ParentCo, NAC, Merger Sub LLC and Merger Sub Corp is not in material violation of any of the material provisions of its respective Organizational Documents.

SECTION 4.03 Capitalization.

(a) The authorized capital stock of NAC consists of (i) 100,000,000 shares of NAC Class A Common Stock, par value $0.0001 per share, (ii) 10,000,000 shares of NAC Class B Common Stock, par value $0.0001 per share, and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“NAC Preferred Stock”). As of the date of the Agreement, (A) 27,500,000 shares of NAC Class A Common Stock and 6,875,000 shares of NAC Class B Common Stock are issued and outstanding (which includes 27,500,000 shares subject to Redemption Rights), all of which are validly issued, fully paid and non-assessable (collectively, the “Outstanding NAC Shares”), (B) no shares of NAC Class A Common Stock or NAC Class B Common Stock are held in the treasury of NAC, and (C) 14,166,666 shares of NAC Class A Common Stock and no shares of NAC Class B Common Stock are reserved for future issuance pursuant to NAC Warrants. As of the date of the Agreement, there are 14,166,666 NAC Warrants issued and outstanding, of which 5,000,000 NAC Warrants are NAC Private Warrants (collectively, the “Outstanding NAC Warrants”). There are no shares of NAC Preferred Stock issued and outstanding. Except as set forth on Schedule 4.03(g), Other than 14,166,666 NAC Warrants, there are no options, warrants, convertible, exercisable or exchangeable securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of NAC or obligating NAC to issue or sell any shares of capital stock of, or other interest convertible, exercisable or exchangeable for any equity interest in, NAC or any of its Affiliates (including following the Closing, the Company or any Company Subsidiary). All outstanding shares of NAC Class A Common Stock and NAC Class B Common Stock have been duly authorized, validly issued, fully paid and non-assessable. NAC is not a party to, or otherwise bound by, and has not granted, any equity appreciation rights, participations, phantom equity or similar rights whether direct or indirect. Other than the Founder Support Agreement, there are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of NAC Class A Common Stock, NAC Class B Common Stock or any of the equity interests or other securities of NAC. There are no outstanding contractual obligations of NAC to repurchase, redeem or otherwise acquire any shares of NAC Class A Common Stock or NAC Class B Common Stock. There are no outstanding contractual obligations of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

(b) The authorized capital stock of ParentCo consists of 1,000 ParentCo Common Shares. One ParentCo Common Share is issued and outstanding. The outstanding ParentCo Common Share has been duly authorized, validly issued, fully paid and is non-assessable and is not subject to preemptive rights, and is held by NAC free and clear of all liens, other than transfer restrictions under applicable securities laws and NAC’s and ParentCo’s respective Organizational Documents. ParentCo is a wholly-owned subsidiary of NAC. Except as set forth on Schedule 4.03(g), there are no options, warrants, convertible, exercisable or exchangeable securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of ParentCo or obligating ParentCo to issue or sell any shares of capital stock of, or other interest convertible, exercisable or exchangeable for any equity interest in, ParentCo or any of its Affiliates (including following the Closing, the Company or any Company Subsidiary).

(c) The ParentCo Common Shares to be issued pursuant to the Blocker Contribution and the Second Merger in accordance with Section 1.01(c) and Section 2.02 will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

(d) The authorized capital stock of Merger Sub Corp consists of 1,000 shares of common stock of Merger Sub Corp (“Merger Sub Corp Common Stock”). One Hundred (100) shares of Merger Sub Corp Common Stock are issued and outstanding (the “Outstanding Merger Sub Shares”). All outstanding shares of Merger Sub Corp Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by ParentCo free and clear of all Liens, other than transfer restrictions under applicable securities laws and ParentCo’s and Merger Sub Corp’s respective Organizational Documents. Merger Sub Corp is a wholly-owned subsidiary of ParentCo. There are no options, warrants, convertible, exercisable or exchangeable securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Merger Sub Corp or obligating Merger Sub Corp to issue or sell any shares of capital stock of, or other interest convertible, exercisable or exchangeable for any equity interest in, Merger Sub Corp or any of its Affiliates (including following the Closing, the Company or any Company Subsidiary).

(e) The authorized limited liability company interests of Merger Sub LLC consists of 10 common limited liability company interest units (“Merger Sub LLC Common Units”). One Merger Sub LLC Common Unit is issued and outstanding (the “Outstanding Merger Sub Unit”). The outstanding Merger Sub LLC Common Unit has been duly authorized, validly issued, fully paid and is non-assessable and are not subject to preemptive rights, and is held by ParentCo free and clear of all Liens, other than transfer restrictions under applicable securities laws and ParentCo’s and Merger Sub LLC’s respective Organizational Documents. There are no options, warrants, convertible, exercisable or exchangeable securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued interests of Merger Sub LLC or obligating Merger Sub LLC to issue or sell any shares of capital stock of, or other interest convertible, exercisable or exchangeable for any equity interest in, Merger Sub LLC or any of its Affiliates (including following the Closing, the Company or any Company Subsidiary).

(f) Merger Sub LLC is a wholly-owned subsidiary of ParentCo. Except for Merger Sub LLC and Merger Sub Corp, ParentCo does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in any corporation, partnership, joint venture, business association or other person.

(g) Other than the Outstanding NAC Shares, the Outstanding NAC Warrants, One ParentCo Common Share, the Outstanding Merger Sub Shares, the Outstanding Merger Sub Unit, the Subscription Agreements set forth on Schedule 4.03(g) and any other Contract involving any Equity Interests of NAC, ParentCo or any of their respective Affiliates (including following the First Effective Time, Blocker, the Company or any Company Subsidiary) entered into after the date of this Agreement with the consent of the Company without any breach or failure to perform of any of the covenants set forth in Section 7.13(e): (i) there are no outstanding Equity Interests of NAC, ParentCo or any of their respective Affiliates; and (ii) other than the Transaction Documents, neither NAC, ParentCo nor any of their respective Affiliates is bound by any Contract involving any Equity Interest of NAC, ParentCo or any of their respective Affiliates (including following the First Effective Time, Blocker, the Company or any Company Subsidiary).

SECTION 4.04 Authority Relative to This Agreement. ParentCo, NAC, Merger Sub Corp and Merger Sub LLC have all necessary power and authority to execute and deliver this Agreement and subject to obtaining the approval of the stockholders of NAC, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by ParentCo, NAC, Merger Sub and Merger Sub LLC, and the consummation by ParentCo, NAC, Merger Sub and Merger Sub LLC of the Transactions, have been duly and validly authorized by all necessary action, and no other proceedings on the part of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC are necessary to authorize this Agreement or to consummate the Transactions (other than the approval and adoption of this Agreement by (a) the holders of a majority of the then-outstanding shares of NAC Class A Common Stock and NAC Class B Common Stock, (b) the sole member of Merger Sub LLC, (c) sole stockholder of Merger Sub Corp and (d) the sole stockholder of ParentCo). This Agreement has been duly and validly executed and delivered by ParentCo, NAC, Merger Sub Corp and Merger Sub LLC and, assuming due authorization, execution and delivery by the Company, Blocker and the Blocker Holder, constitutes a legal, valid and binding obligation of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC, enforceable against ParentCo, NAC, Merger Sub Corp or Merger Sub LLC in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

SECTION 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by ParentCo, NAC, Merger Sub Corp and Merger Sub LLC do not, and the performance of this Agreement by ParentCo, NAC, Merger Sub Corp and Merger Sub LLC will not, (i) conflict with or violate the Organizational Documents of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been satisfied, conflict with or violate any Law applicable to ParentCo, NAC, Merger Sub Corp or Merger Sub LLC or by which any of their property or assets is bound or affected; or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any capital stock or other interest, property or asset of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation binding on ParentCo, NAC, Merger Sub Corp or Merger Sub LLC, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a NAC Material Adverse Effect.

(b) The execution and delivery of this Agreement by ParentCo, NAC, Merger Sub Corp and Merger Sub LLC do not, and the performance of this Agreement by ParentCo, NAC, Merger Sub Corp and Merger Sub LLC will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and TBOC; (ii) pre-Closing and post-Closing filing or notification requirements applicable under any state insurance Laws, including, but not limited to, insurance agency change in control approval requirements under the Texas Insurance Code; and (iii) such consents, approvals, authorizations, permissions, filings or notifications, which, if not made or obtained, would not, individually or in the aggregate, materially impair or delay ParentCo’s, NAC’s, Merger Sub Corp’s or Merger Sub LLC’s ability to consummate the Transactions.

SECTION 4.06 Compliance. None of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC is in conflict with, or in default, breach or violation of, (a) any Law applicable to ParentCo, NAC, Merger Sub Corp or Merger Sub LLC or by which any property or asset of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which ParentCo, NAC, Merger Sub Corp or Merger Sub LLC is a party or by which ParentCo, NAC, Merger Sub Corp or Merger Sub LLC or any property or asset of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have a NAC Material Adverse Effect. Each of ParentCo, NAC, Merger Sub Corp and Merger Sub LLC is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for ParentCo, NAC, Merger Sub Corp and Merger Sub LLC to own, lease and operate their respective properties or to carry on its business as it is now being conducted.

SECTION 4.07 SEC Filings; Financial Statements.

(a) NAC has filed all forms, reports and documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 9, 2018, together with any amendments, restatements or supplements thereto (collectively, the “NAC SEC Reports”). NAC has furnished to the Company true and correct copies of all amendments and modifications that have not been filed by NAC with the SEC to all agreements, documents and other instruments that previously had been filed by NAC with the SEC and are currently in effect. The NAC SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of NAC has filed with the SEC on a timely basis all statements required with respect to NAC by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 4.07, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or Nasdaq Capital Market.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the NAC SEC Reports was prepared in accordance with GAAP and Regulation S-x or Regulation S-K, as applicable, applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of NAC as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to have a NAC Material Adverse Effect). NAC has no off-balance sheet arrangements that are not disclosed in the NAC SEC Reports. No financial statements other than those of NAC are required by U.S. GAAP to be included in the consolidated financial statements of NAC.

(c) NAC does not have any liabilities or obligations of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of NAC’s business.

(d) NAC is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Capital Market.

SECTION 4.08 Absence of Certain Changes or Events. Since January 9, 2018, or as expressly contemplated by this Agreement, (a) NAC has conducted its business in the ordinary course and in a manner consistent with past practice, (b) there has not been any NAC Material Adverse Effect, and (c) NAC has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.02.

SECTION 4.09 Absence of Litigation. There is no Action pending or, to the knowledge of the NAC, threatened in writing against ParentCo, NAC, Merger Sub Corp or Merger Sub LLC, or any property or asset of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC before any Governmental Authority. Neither ParentCo, NAC, Merger Sub Corp or Merger Sub LLC nor any of their respective material properties or assets is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the NAC, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 4.10 Board Approval; Vote Required.

(a) The NAC Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions, including the First Merger and the Second Merger, are fair to and in the best interests of NAC and its stockholders, (ii) approved this Agreement and the Transactions, (iii) recommended that the stockholders of NAC approve and adopt this Agreement, the First Merger, the Second Merger; (iv) recommended that each person who holds a NAC Warrant accept the Tender Offer and tender its NAC Warrants pursuant to the Tender Offer and approve the Warrant Amendment and (v) the Amended and Restated ParentCo Certificate of Incorporation as contemplated by this Agreement and directed that this Agreement and the Transactions be submitted for consideration by the stockholders of NAC at the NAC Stockholders’ Meeting.

(b) The ParentCo Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has unanimously (i) approved and adopted this Agreement and the Transactions and (ii) recommended the approval and adoption of this Agreement and the Transactions by NAC, as the sole stockholder of ParentCo

(c) The board of directors of Merger Sub Corp, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has unanimously (i) approved and adopted this Agreement and the Transactions and (ii) recommended the approval and adoption of this Agreement and the Transactions by ParentCo, as the sole stockholder of Merger Sub Corp.

SECTION 4.11 Taxes.

(a) (i) all Tax Returns relating to income Taxes and all other material Tax Returns which are required to be filed by NAC (taking into account any applicable extensions) have been filed; (ii) all such Tax Returns are or true, correct, and complete in all material respects; and (iii) all Taxes of NAC (whether or not shown due on such Tax Returns) have been paid in full;

(b) As of the date of this Agreement, there is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax by NAC;

(c) no outstanding claim, assessment or deficiency against NAC for any Taxes has been asserted in writing by any Governmental Authority;

(d) there are no ongoing audits or investigations relating to any liability of NAC for any Taxes;

(e) there are no Liens (other than Permitted Liens) for Taxes upon any assets of NAC;

(f) NAC is, and has been at all times since its formation, treated as a corporation for federal and applicable state and local income tax purposes;

(g) NAC has not received written notice of any claim by any Governmental Authority in any other jurisdiction that NAC is or may be subject to taxation by that jurisdiction; and

(h) NAC has not, for any taxable year not closed by the applicable statute of limitations, entered into a transaction that is a “listed transaction” (irrespective of the effective date) within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

SECTION 4.12 No Other Activities. Each of ParentCo, Merger Sub Corp and Merger Sub LLC (i) were formed solely for the purpose of the Transactions, (ii) have not conducted any business or engaged in any activities other than those directly related to the Transactions, (iii) have no liabilities, and (iv) are not a party to any Contract other than their respective Organizational Documents and this Agreement.

SECTION 4.13 Brokers. No broker, finder or investment banker (other than Deutsche Bank Securities and Goldman Sachs) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC.

SECTION 4.14 Trust Account. There is at least $275,000,000 (less, as of the Closing, payments required to be paid to Redeeming Stockholders) invested in the Trust Fund, pursuant to the Investment Management Trust Agreement, dated as of January 9, 2018, between American Stock Transfer and Trust Company and NAC (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the NAC SEC Reports to be inaccurate in any material respect and/or that would entitle any person (other than stockholders of NAC holding shares of NAC Class A Common Stock sold in NAC’s initial public offering who shall have elected to redeem their shares of NAC Class A Common Stock pursuant to the Organizational Documents of NAC and the Trust Agreement) to any portion of the proceeds in the Trust Fund. Prior to the Closing, none of the funds held in the Trust Fund may be released except in accordance with the Trust Agreement and NAC’s Organizational Documents. Amounts in the Trust Fund are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. NAC has performed all material obligations required to be performed by it under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of NAC, no event has occurred which, with due notice or lapse of time or both, would constitute a default thereunder. There are no claims or proceedings pending with respect to the Trust Fund. Since January 9, 2018, NAC has not released any money from the Trust Fund (other than interest income earned on the principal held in the Trust Fund as permitted by the Trust Agreement). As of the First Effective Time, the obligations of NAC to dissolve or liquidate pursuant to NAC’s Organizational Documents shall terminate, and as of the First Effective Time, NAC shall have no obligation whatsoever pursuant to NAC’s Organizational Documents to dissolve and liquidate the assets of NAC by reason of the consummation of the Transactions, and following the First Effective Time, no NAC stockholder shall be entitled to receive any amount from the Trust Fund except to the extent such NAC stockholder is a Redeeming Stockholder. NAC has no reason to believe that, as of the First Effective Time, any of the conditions to the use of funds in the Trust Fund will not be satisfied or funds available in the Trust Fund will not be available to ParentCo or any of its Affiliates on the Closing Date, other than with respect to satisfy any redemption payments owed to Redeeming Stockholders.

SECTION 4.15 Employees. Other than the individuals set forth on Schedule 4.15, none of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC has ever had any employees. Other than reimbursement of any out-of-pocket expenses incurred by NAC’s officers and directors in connection with activities on NAC’s behalf in an aggregate amount not in excess of the amount of cash held by NAC outside of the Trust Fund, none of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC has any unsatisfied liability with respect to any employee.

SECTION 4.16 Liabilities. Except for NAC Expenses, as of the date of this Agreement, none of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC has any indebtedness, debts or other liabilities, commitments or obligations, whether asserted or unasserted, billed or unbilled, known or unknown, absolute or contingent or matured or unmatured, regardless of whether such debt, liability, commitment or obligation would be required to be reflected on a balance sheet prepared in accordance with GAAP or disclosed in the notes thereto.

SECTION 4.17 Listing. The issued and outstanding shares of NAC Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no Action pending or threatened in writing against NAC by Nasdaq or the SEC with respect to any intention by such entity to deregister the NAC Class A Common Stock or prohibit or terminate the listing of NAC Class A Common Stock on Nasdaq. Neither NAC nor any of its Representatives has taken any action that is designed to terminate the registration of NAC Class A Common Stock under the Exchange Act.

SECTION 4.18 Affiliate Transactions. Other than (a) for payment of salary and benefits for services rendered, (b) reimbursement for expenses incurred on behalf of NAC, or (c) with respect to any person’s ownership of equity interests of NAC, there are no Contracts between ParentCo, NAC, Merger Sub Corp or Merger Sub LLC, on the one hand, and, on the other hand, any (i) any present or former equityholder, manager, employee, officer or director of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC, (ii) True Wind Capital or any of its Affiliates or Representatives, or (iii) any record or beneficial owner of the outstanding equity interests of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC.

SECTION 4.19 NO OTHER REPRESENTATIONS OR WARRANTIES.

(a) NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY PARENTCO, NAC, MERGER SUB LLC OR MERGER SUB CORP IN THIS ArtiCLE IV, NONE OF PARENTCO, NAC, MERGER SUB LLC, MERGER SUB CORP OR AFFILIATE THEREOF NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO PARENTCO, NAC, MERGER SUB LLC, MERGER SUB CORP OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY, BLOCKER, THE BLOCKER HOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION, FORECASTS, PROJECTIONS OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP IN THIS ARTICLE IV, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP.

(b) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF PARENTCO, NAC, MERGER SUB LLC OR MERGER SUB CORP NOR THEIR RESPECTIVE AFFILIATES, NOR ANY REPRESENTATIVE OF THE FOREGOING, HAS MADE, AND NONE OF THEM SHALL BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES IN THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF PARENTCO, NAC, MERGER SUB LLC OR MERGER SUB CORP THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY, BLOCKER OR THE BLOCKER HOLDER, INCLUDING DUE DILIGENCE MATERIALS, OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF PARENTCO, NAC, MERGER SUB LLC OR MERGER SUB CORP BY THE MANAGEMENT OF PARENTCO, NAC, MERGER SUB LLC OR MERGER SUB CORP OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY, BLOCKER OR THE BLOCKER HOLDER IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY PARENTCO, NAC, MERGER SUB LLC OR MERGER SUB CORP AND THEIR REPRESENTATIVES, ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF PARENTCO, NAC, MERGER SUB LLC OR MERGER SUB CORP, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY, BLOCKER OR THE BLOCKER HOLDER IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) EACH OF PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP IS AN INFORMED AND SOPHISTICATED PERSON, AND HAS ENGAGED EXPERT ADVISORS EXPERIENCED IN THE EVALUATION AND ACQUISITION OF COMPANIES SUCH AS THE COMPANY AND THE COMPANY SUBSIDIARIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP ACKNOWLEDGE AND AGREE THAT THEY HAVE CONDUCTED TO THEIR SATISFACTION AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE CONDITION (FINANCIAL AND OTHERWISE), RESULTS OF OPERATIONS, ASSETS, LIABILITIES, PROPERTIES AND PROJECTED OPERATIONS OF THE COMPANY AND THE COMPANY SUBSIDIARIES AND, IN MAKING THEIR DETERMINATION TO PROCEED WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP HAVE RELIED ON THE RESULTS OF THEIR OWN INDEPENDENT INVESTIGATION AND VERIFICATION AND PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP HAVE RELIED ON THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT, INCLUDING THE DISCLOSURES MADE IN THE COMPANY DISCLOSURE SCHEDULE. SUCH REPRESENTATIONS AND WARRANTIES BY THE COMPANY CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE COMPANY TO PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP UNDERSTAND, ACKNOWLEDGE AND AGREE THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESS OR IMPLIED (INCLUDING ANY RELATING TO THE FUTURE FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANY AND THE COMPANY SUBSIDIARIES, OR THE QUALITY, QUANTITY OR CONDITION OF THE ASSETS OF THE COMPANY AND THE COMPANY SUBSIDIARIES) ARE SPECIFICALLY DISCLAIMED BY THE COMPANY. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF THE COMPANY, THE COMPANY SUBSIDIARIES, THE UNITHOLDERS, THEIR RESPECTIVE AFFILIATES, NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, MEMBERS, EQUITYHOLDERS, PARTNERS, EMPLOYEES, AGENTS, AFFILIATES OR REPRESENTATIVES (COLLECTIVELY, THE “COMPANY PARTIES”) MAKE OR PROVIDE, AND PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP SUB HEREBY WAIVE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE QUALITY, MERCHANTABILITY, AS FOR A PARTICULAR PURPOSE, CONFORMITY TO SAMPLES, OR CONDITION OF THE ASSETS OF COMPANY AND THE COMPANY SUBSIDIARIES OR ANY PART THERETO.

(d) IN CONNECTION WITH PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP’S INVESTIGATION OF THE COMPANY AND THE COMPANY SUBSIDIARIES, PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP MAY HAVE RECEIVED CERTAIN PROJECTIONS, INCLUDING PROJECTED STATEMENTS OF OPERATING REVENUES AND INCOME FROM OPERATIONS OF THE COMPANY AND THE COMPANY SUBSIDIARIES AND CERTAIN BUSINESS PLAN INFORMATION. PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP ACKNOWLEDGE THAT THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS, THAT PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP ARE FAMILIAR WITH SUCH UNCERTAINTIES AND THAT PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP ARE TAKING FULL RESPONSIBILITY FOR MAKING THEIR OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS SO FURNISHED TO THEM, INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH OF PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP ACKNOWLEDGES THAT (A) NONE OF THE COMPANY OR ANY COMPANY SUBSIDIARY IS MAKING ANY REPRESENTATION OR WARRANTY WITH RESPECT TO (I) ANY PROJECTIONS, ESTIMATES OR BUDGETS DELIVERED TO OR MADE AVAILABLE TO PARENTCO, NAC, MERGER SUB LLC OR MERGER SUB CORP OF FUTURE REVENUES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS OR FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) OF THE COMPANY AND THE COMPANY SUBSIDIARIES OR THE FUTURE BUSINESS AND OPERATIONS OF THE COMPANY AND THE COMPANY SUBSIDIARIES OR (II) ANY OTHER INFORMATION OR DOCUMENTS MADE AVAILABLE TO PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP OR THEIR RESPECTIVE COUNSEL, ACCOUNTANTS OR ADVISORS WITH RESPECT TO THE COMPANY, THE COMPANY SUBSIDIARIES OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS, LIABILITIES OR OPERATIONS, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE III AND (B) NEITHER PARENTCO, NAC, MERGER SUB LLC NOR MERGER SUB CORP HAS RELIED OR WILL RELY UPON ANY OF THE INFORMATION DESCRIBED IN SUBCLAUSES (I) AND (II) OF CLAUSE (A) ABOVE OR ANY OTHER INFORMATION, REPRESENTATION OR WARRANTY, EXCEPT THOSE REPRESENTATIONS OR WARRANTIES SET FORTH IN ARTICLE III HEREOF, IN NEGOTIATING, EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP UNDERSTANDS AND AGREES THAT IT IS ACQUIRING THE COMPANY AND THE COMPANY SUBSIDIARIES IN THE CONDITION THE COMPANY AND THE COMPANY SUBSIDIARIES ARE IN AT THE CLOSING BASED UPON PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP’S OWN INSPECTION, EXAMINATION AND DETERMINATION OF ALL MATTERS RELATED THERETO, AND WITHOUT RELIANCE UPON ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY NATURE, WHETHER IN WRITING, ORALLY OR OTHERWISE, MADE BY OR ON BEHALF OF OR IMPUTED TO ANY OF THE COMPANY OR THE COMPANY SUBSIDIARIES, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY WHICH ARE EXPRESSLY SET FORTH IN ARTICLE III. NONE OF PARENTCO, NAC, MERGER SUB LLC OR MERGER SUB CORP NOR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES OR AFFILIATES IS AWARE OF ANY BREACH BY THE COMPANY OF ANY OF ITS REPRESENTATIONS OR WARRANTIES SET FORTH IN THIS AGREEMENT OR HAS ANY KNOWLEDGE OF ANY MATERIAL ERRORS IN, OR MATERIAL OMISSIONS FROM, THE DISCLOSURE SCHEDULES TO THIS AGREEMENT. EACH OF PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP ACKNOWLEDGES AND AGREES THAT THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT (AS QUALIFIED BY THE DISCLOSURE SCHEDULES) SUPERSEDE, REPLACE AND NULLIFY IN EVERY RESPECT THE DATA SET FORTH IN ANY OTHER DOCUMENT, MATERIAL OR STATEMENT, WHETHER WRITTEN OR ORAL, MADE AVAILABLE TO PARENTCO, NAC, MERGER SUB LLC AND MERGER SUB CORP.

Article V

REPRESENTATIONS AND WARRANTIES OF BLOCKER

As an inducement to ParentCo, NAC, Merger Sub Corp and Merger Sub LLC to enter into this Agreement, the Blocker Holder and Blocker hereby severally represent and warrant to ParentCo, NAC, Merger Sub Corp and Merger Sub LLC, as follows:

SECTION 5.01 Organization. Blocker is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Blocker does not own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, limited liability company, partnership, joint venture or business association or other entity.

SECTION 5.02 Authority Relative to This Agreement.

(a) Blocker has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with and upon the terms and conditions set forth herein. The execution and delivery of this Agreement by Blocker, and the consummation by Blocker of the Transactions, have been duly and validly authorized by all necessary action, and no other proceedings on the part of Blocker are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Blocker and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of Blocker, enforceable against Blocker in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(b) Blocker Holder possesses full right, capacity, power and authority to enter into and carry out the Transactions. The execution and delivery of this Agreement by Blocker Holder, and the consummation by the Blocker Holder of the transaction contemplated by this Agreement, have been duly and validly authorized by all necessary action, and no other proceedings on the part of Blocker Holder is necessary to authorize this Agreement or to consummate the transaction contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Blocker Holder and, assuming the due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of Blocker Holder, enforceable against Blocker Holder in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

SECTION 5.03 Capitalization; Blocker Note. The authorized capital stock of Blocker consists of 1,000 shares of common stock (the “Blocker Shares”), all of which, as of the date hereof, are issued and outstanding and held (beneficially and of record) by Blocker Holder. All outstanding Blocker Shares have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by Blocker Holder free and clear of all liens, other than transfer restrictions under applicable federal and state securities laws and Organizational Documents of Blocker. The Blocker Note is held by Blocker Holder free and clear of all Liens. There are no options, warrants, convertible, exercisable or exchangeable securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Blocker or obligating Blocker to issue or sell any shares of capital stock of, or other interest convertible, exercisable or exchangeable for any equity interest in, Blocker.

SECTION 5.04 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Blocker does not, and the performance of this Agreement by Blocker will not, (i) materially conflict with or violate the Organizational Documents of Blocker; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.04(b) have been obtained and all filings and obligations described in Section 5.04(b) have been made, materially conflict with or violate any Law applicable to Blocker or by which any of its property or assets is bound or affected; or (iii) result in any material breach of, or constitute a material default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance (other than Permitted Liens) on any property or asset of Blocker pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation binding on Blocker, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a material adverse effect on Blocker.

(b) The execution and delivery of this Agreement by Blocker does not, and the performance of this Agreement by Blocker will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the HSR Act, and filing and recordation of appropriate merger documents as required by the Delaware General Corporation Law; (ii) pre-Closing and post-Closing filing or notification requirements applicable under any state insurance Laws, including, but not limited to, insurance agency change in control approval requirements under the Texas Insurance Code; and (iii) such consents, approvals, authorizations, permissions, filings or notifications, which, if not made or obtained, would not, individually or in the aggregate, materially impair or delay Blocker’s ability to consummate the transactions contemplated hereby.

(c) The execution and delivery of this Agreement (and the other applicable Transaction Documents) by Blocker Holder does not, and the performance of this Agreement (and the other applicable Transaction Documents) by Blocker Holder will not, (i) materially conflict with or violate the Organizational Documents of Blocker Holder, (ii) materially conflict with or violate any Law to which Blocker Holder is subject or (iii) result in any material breach of, or constitute a material default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance (other than Permitted Liens) on any property or asset of Blocker Holder pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation binding on Blocker Holder, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not materially impair or delay Blocker Holder’s ability to consummate the transactions contemplated hereby.

SECTION 5.05 Compliance. Blocker is in compliance in all material respects with all applicable Laws of applicable Governmental Authorities, except where such failure to be in compliance would not have a material adverse effect on Blocker.

SECTION 5.06 Absence of Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of Blocker, threatened in writing against Blocker, or any property or asset of Blocker, before any Governmental Authority, except as would not, individually or in the aggregate, be material and adverse to Blocker. Neither Blocker nor any material property or asset of Blocker is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Blocker, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 5.07 No Other Activities. Blocker (a) was formed solely for the purpose of holding the Company Series C Preferred Units held by it, (b) has not conducted any business or engaged in any activities other than those related to holding the Company Series C Preferred Units held by it, (c) has no assets other than the Company Series C Preferred Units and Blocker Cash held by it and (d) no liabilities other than (i) ordinary course administrative expenses related to maintaining its existence, (ii) Blocker Unpaid Taxes, if any and (iii) the Blocker Note.

SECTION 5.08 Employees. Blocker does not have and has never had any employees.

SECTION 5.09 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Blocker.

SECTION 5.10 Taxes.

(a) Blocker is currently, and has been at all times since formation, been treated as a corporation for U.S. federal and state income tax purposes.

(b) Blocker (i) has duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by it as of the date hereof and all such filed Tax Returns have been filed in a manner consistent with the information (including IRS Form 1065, Schedule K-1) provided to Blocker by the Company; (ii) has timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that Blocker is otherwise obligated to pay, except with respect to Taxes that are being contested in good faith; (iii) has duly and timely paid all material Taxes required to be withheld from any payment to a shareholder, partner, employee or any person; (iv) with respect to all material Tax Returns filed by or with respect to Blocker, has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and (v) does not have any deficiency, audit, examination, investigation or other proceeding in respect of Taxes or Tax matters pending or, as of the date of this Agreement, proposed or threatened in writing.

(c) Blocker does not have any liability for the Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor or by contract.

(d) The Blocker Note was at all times characterized as debt for Tax purposes and was evidenced by a debt instrument of six years duration.

SECTION 5.11 NO OTHER REPRESENTATIONS OR WARRANTIES.

(a) NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY BLOCKER OR THE BLOCKER HOLDER IN THIS ArtiCLE V, NONE OF BLOCKER, THE BLOCKER HOLDER OR AFFILIATE THEREOF NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO BLOCKER, THE BLOCKER HOLDER OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO NAC, PARENTCO, MERGER SUB CORP, MERGER SUB LLC OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION, FORECASTS, PROJECTIONS OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY BLOCKER AND THE BLOCKER HOLDER IN THIS ARTICLE V, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY BLOCKER AND THE BLOCKER HOLDER.

(b) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF BLOCKER OR THE BLOCKER HOLDER NOR THEIR RESPECTIVE AFFILIATES, NOR ANY REPRESENTATIVE OF THE FOREGOING, HAS MADE, AND NONE OF THEM SHALL BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES IN THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF BLOCKER OR THE BLOCKER HOLDER THAT HAVE BEEN MADE AVAILABLE TO NAC, PARENTCO, MERGER SUB CORP OR MERGER SUB LLC, INCLUDING DUE DILIGENCE MATERIALS, OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF BLOCKER OR THE BLOCKER HOLDER BY THE MANAGEMENT OF BLOCKER OR THE BLOCKER HOLDER OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY NAC, PARENTCO, MERGER SUB CORP OR MERGER SUB LLC IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY BLOCKER OR THE BLOCKER HOLDER AND THEIR REPRESENTATIVES, ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF BLOCKER OR THE BLOCKER HOLDER, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY NAC, PARENTCO, MERGER SUB CORP OR MERGER SUB LLC IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Article VI

CONDUCT OF BUSINESS PENDING THE SECOND EFFECTIVE TIME

SECTION 6.01 Conduct of Business by the Company Pending the Second Effective Time.

(a) The Company agrees that, between the date of this Agreement and the Second Effective Time or the earlier termination of this Agreement in accordance with Section 9.01, except as expressly contemplated by any other provision of this Agreement or any other Transaction Document or as necessary or advisable in connection with the Debt Financing, or the Blocker Redemption, unless NAC shall otherwise consent in writing (such consent not to be unreasonably conditioned, withheld or delayed) the businesses of the Company and the Company Subsidiaries shall be conducted in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice, and the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, key employees and key consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with material customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

(b) Except as expressly contemplated by any other provision of this Agreement or any other Transaction Documents, as necessary or advisable in connection with the Debt Financing, or the Blocker Redemption or as set forth in Section 6.01 of the Company Disclosure Schedule neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Second Effective Time or the earlier termination of this Agreement in accordance with Section 9.01, directly or indirectly, take any of the following without the prior written consent of NAC (such consent not to be unreasonably conditioned, withheld or delayed):

(i) amend or otherwise change its Organizational Documents in any material respect;

(ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any equity interests of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interests, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (other than any equity interest of the Company granted to employees or other service providers of the Company or any Company Subsidiary in the ordinary course of business);

(iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its membership interests or capital stock, other than for tax distributions to its members in accordance with its Organizational Documents; provided, however that the foregoing shall not prohibit the Blocker Redemption;

(iv) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its equity interests;

(v) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of equity or assets or any other business combination) any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets; or (B)  other than in connection with the Debt Financing, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice, any loans and advances to employees of the Company or any Company Subsidiary or borrowings under existing credit facilities;

(vi) except as required by applicable Law or the terms of a Company Employee Benefit Plan in effect as of the date hereof, (A) increase the compensation payable or to become payable or the benefits provided to any executive officers of the Company, except for increases in the ordinary course of business and consistent with past practice, or (B) grant any severance or termination pay to any executive officer of the Company;

(vii) amend, modify or consent to the termination of any Material Contract except in the ordinary course of business, or amend, waive, modify or consent to the termination of the Company’s or any Company Subsidiary’s material rights thereunder, except in the ordinary course of business;

(viii) liquidate, dissolve, or reorganize;

(ix) make any material tax election or settle or compromise any material United States federal, state, local or non-United States income tax liability, except in the ordinary course of business; or

(x) enter into any binding agreement or otherwise make a commitment, to do any of the foregoing.

SECTION 6.02 Conduct of Business by ParentCo, NAC, Merger Sub Corp or Merger Sub LLC Pending the Second Effective Time. Each of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC agrees that from the date of this Agreement until the earlier of the termination of this Agreement in accordance with Section 9.01 and the Second Effective Time, none of ParentCo, NAC, Merger Sub Corp nor Merger Sub LLC shall, directly or indirectly, take any action that would reasonably be likely to impede or materially delay the consummation of the Transactions. Without limiting the generality of the foregoing, neither ParentCo, NAC, Merger Sub Corp nor Merger Sub LLC shall, between the date of this Agreement and the Second Effective Time or the earlier termination of this Agreement in accordance with Section 9.01, directly or indirectly, take any of the following actions without the prior written consent of the Company (such consent not to be unreasonably conditioned, withheld or delayed): (a) incur or suffer any indebtedness, debts or other liabilities, commitments and obligations, except any fees and expenses incurred in connection with consummating the Financing, the Debt Financing or the Transactions; or (b) any action that would violate Section 6.01(b) if such actions were taken by the Company or any Company Subsidiary.

SECTION 6.03 Conduct of Business by Blocker Pending the Blocker Contribution. Between the date of this Agreement and the Blocker Contribution or the earlier termination of this Agreement, except as expressly contemplated by any other provision of this Agreement or any other Transaction Documents, as necessary or advisable in connection with the Debt Financing or the Blocker Redemption or as set forth in Section 6.03 of the Company Disclosure Schedule, Blocker shall not and the Blocker Holder shall cause Blocker to no, directly or indirectly, do, any of the following without the prior written consent of NAC or the Company (such consent not to be unreasonably conditioned, withheld or delayed):

(a) (i) acquire, or dispose of, any property or assets; (ii) mortgage or encumber any property or assets; or (iii) engage in any business, acquire any asset or incur any liability;

(b) enter into any Contract;

(c) make any amendment to its Organizational Documents;

(d) issue or sell any equity interests or options, warrants or other rights to purchase any equity interests of Blocker or split, combine or subdivide the equity interests of Blocker;

(e) undertake any operations or actions, except for operations or actions as are reasonable and appropriate in furtherance of the Transactions;

(f) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, other than as required by GAAP;

(g) make any material tax election or settle or compromise any material United States federal, state, local or non-United States income tax liability;

(h) liquidate, dissolve, reorganize; or

(i) enter into any binding agreement or otherwise make a commitment, to do any of the foregoing.

SECTION 6.04 Claims Against Trust Fund.

(a) The Company, Blocker and the Blocker Holder understands that, except for a portion of the interest earned on the amounts held in the trust fund established by NAC for the benefit of its stockholders (the “Trust Fund”), NAC may disburse or cause to be disbursed monies from the Trust Fund only: (i) to Redeeming Stockholders who exercise their Redemption Rights or in the event of the dissolution and liquidation of NAC; (ii) to NAC (less NAC’s deferred underwriting compensation only) after NAC consummates a business combination; or (iii) as consideration to the sellers of a target business with which NAC completes a business combination.

(b) The Company, Blocker and the Blocker Holder agree that, notwithstanding any other provision contained in this Agreement, the Company, Blocker and the Blocker Holder do not now have, and shall not at any time prior to the Second Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and NAC on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.04(b) as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company, Blocker and the Blocker Holder hereby irrevocably waive any Claim it may have, now or in the future (in each case, however, prior to the consummation of a business combination), and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof; provided, however, that the foregoing waiver will not limit or prohibit or limit the Company, Blocker and the Blocker Holder from (i) pursuing a claim against NAC or the stockholders of NAC pursuant to this Agreement for specific performance or other equitable relief in connection with the Transactions or (ii) pursuing any claims that the Company, Blocker and the Blocker Holder may have against NAC’s assets or funds that are not held in the Trust Fund. In the event that the Company, Blocker or the Blocker Holder commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to NAC which proceeding seeks, in whole or in part, relief against the Trust Fund in violation of the foregoing, NAC shall be entitled to recover from the Company, Blocker or the Blocker Holder the associated legal fees and costs in connection with any such action, in the event NAC prevails in such action or proceeding.

Article VII

ADDITIONAL AGREEMENTS

SECTION 7.01 Proxy Statement/Prospectus; Registration Statement.

(a) As promptly as practicable, after the date of this Agreement, (i) NAC shall prepare and file with the SEC the proxy statement/prospectus (as amended or supplemented from time to time, the “Proxy Statement/Prospectus”) to be sent to the stockholders of NAC soliciting proxies from such stockholders to obtain the NAC Stockholders Approval at the meeting of NAC’s stockholders (the “NAC’s Stockholder Meeting”) and (ii) ParentCo and NAC shall prepare and file with the SEC a registration statement on Form S-4 or such other applicable form (as amended or supplemented from time to time, the “Registration Statement”), in which the Proxy Statement/Prospectus will be included as a prospectus, in connection with the registration under the Securities Act of the ParentCo Common Shares issuable in connection with the Transaction. The Company and Blocker shall each furnish all information concerning the Company and Blocker, as applicable, as NAC may reasonably request in connection with such actions and the preparation, filing and distributions of the Proxy Statement/Prospectus and Registration Statement. NAC and the Company each shall use their reasonable best efforts to cause the Proxy Statement/Prospectus and Registration Statement to become effective as promptly as practicable and to keep the Proxy Statement/Prospectus and Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Registration Statement, NAC shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of ParentCo Common Shares, in each case to be issued or issuable to the Blocker Holder and Company Unitholders pursuant to this Agreement. As promptly as practicable after the Registration Statement is declared effective by the SEC, NAC shall use its reasonable commercial efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Proxy Statement/Prospectus and Registration Statement prior to the filing thereof with the SEC and NAC shall give reasonable consideration to any such comments. NAC shall promptly notify the Company and its legal counsel upon the receipt of any comments received by NAC or its legal counsel from the SEC or its staff with respect to the Proxy Statement/Prospectus and Registration Statement, or any request from the SEC for amendments or supplements to the Proxy Statement/Prospectus or Registration Statement, and shall promptly provide the Company and its legal counsel with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, or, if not in writing, a description of such communication. NAC shall give the Company and its legal counsel a reasonable opportunity to participate in preparing NAC’s proposed response to comments received from the SEC or its staff and to promptly provide comments on any proposed response thereto, and NAC shall give reasonable consideration to any such comments. Each of NAC, the Company and Blocker: (A) shall use its reasonable best efforts to respond promptly to any comments of the SEC or its staff with respect to the Proxy Statement/Prospectus and Registration Statement; and (B) to the extent required by the applicable requirements of United States securities Laws and the rules and regulations of the SEC promulgated thereunder, shall use its reasonable best efforts to promptly correct any information provided by it for use in the Proxy Statement/Prospectus and Registration Statement to the extent such information shall be or shall have become false or misleading in any material respect, and NAC shall take all steps necessary to cause the Proxy Statement/Prospectus and Registration Statement, as supplemented or amended to correct such information, to be filed with the SEC and, to the extent required by the United States securities Laws and the rules and regulations of the SEC promulgated thereunder, to be disseminated to NAC’s stockholders.

(b) No amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement will be made by NAC, the Company or Blocker without the approval of the other parties (such approval not to be unreasonably withheld, conditioned or delayed). NAC and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Proxy Statement/Prospectus and/or Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the ParentCo Common Shares to be issued or issuable to the Company Unitholders or the Blocker Holder in connection with this Agreement for offering or sale in any jurisdiction.

(c) NAC represents that the information supplied by NAC for inclusion in the Registration Statement and the Proxy Statement/Prospectus shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholder of NAC, (iii) the time of the NAC Stockholders’ Meeting or the Company Unitholder Meeting, (iv) the time of the Blocker Contribution and (v) the Second Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Second Effective Time, any event or circumstance should be discovered by NAC which is required to be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement/Prospectus by the applicable requirements of the Securities Act and the rules and regulations thereunder or the Exchange Act and the rules and regulations thereunder, NAC shall promptly inform the Company. All documents that NAC is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(d) The Company, Blocker and the Blocker Holder each represent that the information supplied by the Company and Blocker Holder, as applicable, for inclusion in the Registration Statement and the Proxy Statement/Prospectus shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholders of NAC, (iii) the time of the NAC Stockholders’ Meeting or the Company Unitholder Meeting, (iv) the time of the Blocker Contribution and (v) the Second Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Second Effective Time, any event or circumstance, should be discovered by the Company, Blocker or the Blocker Holder, as applicable, which is required to be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement/Prospectus by the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, the Company, Blocker or the Blocker Holder, as applicable, shall promptly inform NAC. All documents that the Company, Blocker or the Blocker is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

SECTION 7.02 NAC Stockholders’ Meetings.

(a) NAC shall, as promptly as practicable, establish a record date (which date shall be mutually agreed with the Company) for, duly call, give notice of, convene and hold the NAC Stockholders’ Meeting for the purpose of voting upon (i) the approval and adoption of this Agreement and the First Merger; (ii) the Amended and Restated ParentCo Certificate of Incorporation; (iii) any other proposals NAC shall deem necessary to effectuate the Transaction; and (iv) a proposal to adjourn the NAC Stockholders’ Meeting, as necessary, to solicit additional proxies if there are not sufficient votes at the time of the NAC Stockholders’ Meeting to approve the foregoing proposals (the “NAC Stockholders Approval”), and NAC shall hold the NAC Stockholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective. NAC shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the NAC Stockholders Approval and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders with respect to the NAC Stockholder Approval. NAC covenants that none of the NAC Board or any committee thereof shall withdraw or modify, or propose publicly or by formal action of the NAC Board to withdraw or modify, in a manner adverse to the Company, the NAC Board Recommendation or any other recommendation by the NAC Board of the proposals set forth in the Proxy Statement/Prospectus and the Proxy Statement/Prospectus shall include the recommendation of the NAC Board to the stockholders of NAC in favor of the proposals set forth in the Proxy Statement/Prospectus, including the NAC Board Recommendation.

(b) The Company shall, as promptly as practicable, establish a record date (which date shall be mutually agreed with NAC, but shall in no event be earlier than the date of the NAC Stockholders’ Meeting) for, duly call, give notice of, convene and hold a meeting of the Company Unitholders for the purpose of voting upon the Member Approval (the “Company Unitholder Meeting”), and the Company shall hold the Company Unitholder Meeting as soon as practicable after the date on which the Proxy Statement/Prospectus and Registration Statement becomes effective. The Company shall use its reasonable best efforts to solicit from the Company Unitholders proxies in favor of the approval and adoption of the Member Approval and shall take all other action necessary or advisable to secure the required vote or consent of the Company Unitholders with respect to the Member Approval. The Company covenants that none of the Company Board or any committee thereof shall withdraw or modify, or propose publicly or by formal action of the Company Board to withdraw or modify, in a manner adverse to NAC, the Company Board Recommendation and the Proxy Statement/Prospectus shall include the Company Board Recommendation.

SECTION 7.03 ParentCo Corp Stockholder Approval. Immediately following the execution of this Agreement, NAC shall approve and adopt this Agreement and the transactions contemplated by this Agreement, as the sole stockholder of ParentCo.

SECTION 7.04 Merger Sub Corp Stockholder Approval. Immediately following the execution of this Agreement, ParentCo shall approve and adopt this Agreement and the Transactions, as the sole stockholder of Merger Sub Corp.

SECTION 7.05 Access to Information; Confidentiality.

(a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or NAC or any of their respective Subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement until the Second Effective Time, the Company and NAC shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party’s officers, managers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request; provided, however, that (A) NAC and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company; and (B) nothing herein shall require the Company to provide access to, or to disclose any information to, NAC or any of its Representatives if such access or disclosure, in the good faith reasonable belief of the Company, (x) would waive any legal privilege or (y) would be in violation of applicable laws or regulations of any Governmental Authority or the provisions of any agreement to which the Company is a party (taking into account the confidential nature of the disclosure).

(b) All information obtained by the parties pursuant to this Section 7.05 shall be kept confidential in accordance with the confidentiality agreement, dated September 16, 2019 (the “Confidentiality Agreement”), between NAC and the Company.

(c) No investigation pursuant to this Section 7.05 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

(d) Notwithstanding anything in this agreement to the contrary, each party (and its representatives, agents and employees) may consult any tax advisor regarding the tax treatment and tax structure of the Transactions and may disclose to any person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure.

SECTION 7.06 Solicitation. From and after the date hereof until the Second Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 9.01, the Company shall not, and shall cause the Company Subsidiaries not to and shall direct its and their Representatives not to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any merger, purchase of a material portion of the ownership interests or assets of, recapitalization or similar business combination transaction involving any person that is not NAC (“Acquisition Proposal”), (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to an Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity interests of the Company or any of the Company Subsidiaries, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action. The Company shall, and shall instruct and cause the Company Subsidiaries and each of their respective Representatives to immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto and their respective Representatives) in connection with an Acquisition Proposal. The Company shall promptly notify NAC (and in any event within twenty-four hours) of the receipt of any Acquisition Proposal after the date hereof.

SECTION 7.07 Tender Offer.

(a) As soon as reasonably practicable, NAC shall commence (within the meaning of Rule 14d-2 under the Exchange Act) a tender offer to acquire each of the issued and outstanding NAC Warrants in exchange for $1.50 per NAC Warrant (the “Offer Price”), net to the seller in cash (the “Tender Offer”). The obligation of NAC to accept for payment, and pay for, all NAC Warrants validly tendered (and not withdrawn) pursuant to the Tender Offer shall be subject to the satisfaction or (if permitted pursuant to the terms of this Agreement) waiver of (and shall not be subject to any other conditions) the conditions that (i) there shall be validly tendered (and not withdrawn) Eight Million Two Hundred Fifty Thousand (8,250,000) NAC Warrants (the “Minimum Condition”) and (ii) the First Merger shall have been consummated. The Tender Offer shall be coupled with a consent solicitation that shall require any person tendering a NAC Warrant to vote in favor of the Warrant Amendment, which shall among other things, reduce the term of any and all remaining NAC Warrants to expire upon the consummation of the First Merger. The Tender Offer shall initially be scheduled to expire on the later of: (A) 20 Business Days following the Offer Commencement Date (calculated as set forth in Rule 14d-1(g)(3) and Rule 14e-1(a) under the Exchange Act); and (B) the Closing Date (unless otherwise agreed to in writing by NAC and the Company)(the “Tender Offer Expiration Date”).

(b) NAC shall not without the prior written consent of the Company (such consent not to be unreasonably conditioned, withheld or delayed) amend, modify or waive any of the terms or conditions of the Tender Offer, including any change to the form of consideration to be delivered by NAC pursuant to the Tender Offer, the Offer Price, the Minimum Condition or the Tender Offer Expiration Date.

(c) On the Offer Commencement Date, NAC shall: (i) cause to be filed with the SEC, a statement of Tender Offer on Schedule TO with respect to the Tender Offer (together with all amendments and supplements thereto, the “Schedule TO”); and (ii) disseminate to holders of NAC Warrants a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the “Schedule 14D-9”) that shall reflect the terms and conditions of the Tender Offer and shall reflect the Company Board Recommendation. NAC shall use reasonable best efforts to cause such Schedule TO and Schedule 14D-9, and all exhibits, amendments and supplements thereto (collectively, the “Offer Documents”) and the filing and dissemination thereof to comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and with all other applicable Laws. The Company, the Blocker Holder and Blocker shall each furnish to NAC all information concerning the Company, the Blocker Holder and Blocker, as applicable, including a description of their businesses, management, operations and financial condition, as NAC may reasonable request in connection with the Tender Offer. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Offer Documents (including all amendments and supplements thereto) prior to the filing thereof with the SEC and NAC shall give reasonable consideration to any such comments. NAC shall promptly notify the Company and its legal counsel upon the receipt of any comments received by NAC or its legal counsel from the SEC or its staff with respect to the Offer Documents, or any request from the SEC for amendments or supplements to the Offer Documents, and shall promptly provide the Company and its legal counsel with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, or, if not in writing, a description of such communication. NAC shall give the Company and its legal counsel a reasonable opportunity to participate in preparing NAC’s proposed response to comments received from the SEC or its staff and to promptly provide comments on any proposed response thereto, and NAC shall give reasonable consideration to any such comments. Each of NAC and the Company: (i) shall use its reasonable best efforts to respond promptly to any comments of the SEC or its staff with respect to the Offer Documents or the Tender Offer; and (ii) to the extent required by the applicable requirements of United States securities Laws and the rules and regulations of the SEC promulgated thereunder, shall use its reasonable best efforts to promptly correct any information provided by it for use in the Offer Documents to the extent such information shall be or shall have become false or misleading in any material respect, and NAC shall take all steps necessary to cause the Offer Documents, as supplemented or amended to correct such information, to be filed with the SEC and, to the extent required by the United States securities Laws and the rules and regulations of the SEC promulgated thereunder, to be disseminated to holders of NAC Warrants.

(d) The Company, the Blocker Holder and Blocker acknowledge that a substantial portion of the Offer Documents will include disclosures regarding the Company, the Blocker Holder and Blocker and their businesses, management, operations and financial condition. Accordingly, the Company and Blocker agree to (i) provide, as promptly as practicable, NAC with such information as shall be reasonably requested by NAC for inclusion in or attachment to the applicable Offer Document to be filed and/or mailed as of and following the commencement of the Tender Offer and (ii) ensure that such information is accurate in all material respects, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. The Company, the Blocker Holder and Blocker understand that such information shall be included in the Offer Documents and/or responses to comments from the SEC or its staff in connection therewith. The Company, the Blocker Holder and Blocker shall make their respective directors, managers, officers and employees available to NAC and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

SECTION 7.08 Employee Benefits Matters.

(a) With respect to each person who is an employee of the Company or any Company Subsidiary immediately prior to the Closing (a “Continuing Employee”), for the period beginning on the Closing Date, and ending on the six month anniversary of the date of this Agreement, or, in each case, if earlier, on the date of the termination of employment of the relevant Continuing Employee (the “Continuation Period”), the Company or such Company Subsidiary, as applicable, shall provide each such Continuing Employee with (i) a base salary or base wage rate and cash incentive compensation and commission opportunities (excluding equity compensation opportunities) that are no less favorable to the Continuing Employee’s base salary or base wage rate and cash incentive compensation and commission opportunities (excluding equity compensation opportunities) in effect for such Continuing Employee as of immediately prior to the Closing, and (ii) with employee retirement, health, welfare and other material fringe benefits (excluding any defined benefit pension plans and equity compensation plans) that are substantially similar, in the aggregate, to those being provided or made available to such Continuing Employees immediately prior to the Closing under the Company Employee Benefit Plans.

(b) For purposes of eligibility to participate and vesting and, with respect to the determination of the level or amount of benefits for the Continuation Period and, benefit accrual under the benefit and compensation plans, programs, agreements and arrangements of ParentCo, NAC, the Company or any of their respective Affiliates (the “NAC Plans”) in which Continuing Employees are eligible to participate following the Closing, other than any retiree medical plan, equity compensation plan and/or defined benefit plan, ParentCo, NAC, the Company or their respective Subsidiaries shall credit each Continuing Employee with his or her years of service with the Company, the Company Subsidiaries and any predecessor entities, to the same extent as such Continuing Employee was entitled immediately prior to the Closing to credit for such service under any similar Company Employee Benefit Plan, except where such credit would result in a duplication of benefits. ParentCo shall, and shall cause its Affiliates to, use commercially reasonable efforts to cause each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all NAC Plans that are group health plans to the extent coverage under such NAC Plan replaces coverage under a substantially similar Company Employee Benefit Plan in which such Continuing Employee participated immediately before such replacement to the extent such waiting time was met under such Company Employee Benefit Plan. For purposes of each NAC Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, ParentCo shall, and shall cause its Affiliates to, use commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such NAC Plan to be waived for such Continuing Employee and his or her covered dependents to the extent such requirements were met or not applicable under the corresponding Company Employee Benefit Plan, and ParentCo shall, and shall cause its Affiliates to, use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents under a Company Employee Benefit Plan during the portion of the plan year prior to the Closing Date to be taken into account under such NAC Plan for purposes of satisfying all deductible, co-insurance, co-payment and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such NAC Plan.

(c) The provisions of this Section 7.08 are solely for the benefit of the parties to this Agreement, and no provision of this Section 7.08 shall constitute or be deemed to (i) guarantee employment for any period of time for, or preclude the ability of ParentCo, NAC or the Company (or any of their Affiliates) to terminate, any Continuing Employee, other employee or other service provider for any reason, (ii) confer upon any person (including any current or former director, officer or employee of, or consultant or independent contractor to, ParentCo, NAC or the Company) any third party beneficiary or other rights or remedies, (iii) establish, amend or modify any NAC Plan, Company Employee Benefit Plan, or any or any other “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by the ParentCo, Company, the NAC, or any of their respective Affiliates, or (iv) alter or limit the ability of the ParentCo or its Subsidiaries (including, after the Closing Date, the Company and the Company Subsidiaries) to amend, modify or terminate any NAC Plan, Company Employee Benefit Plan or any other benefit or employment plan, program, agreement or arrangement after the Closing Date.

(d) As promptly as practicable after the Closing Date, the ParentCo Board shall adopt the New Stock Incentive Plan.

SECTION 7.09 Section 280G. No later than ten (10) Business Days prior to the Closing, the Company shall request from each person (each, a “Disqualified Individual”) to whom any payment or benefit is required or proposed to be made in connection with the Transactions that could constitute “parachute payments” under Section 280G(b)(2) of the Code (“Section 280G Payments”) execute a waiver agreement providing that such Disqualified Individual has waived his or her right to receive some or all of such payment or benefit (the “Waived Benefits”), to the extent necessary so that all remaining payments and benefits applicable to such Disqualified Individual shall not be deemed a parachute payment, and accepting in substitution for the Waived Benefits the right to receive the Waived Benefits if and only if approved by the stockholders of the Company in a manner that complies with Section 280G(b)(5)(B) of the Code. No later than three (3) Business Days prior to the Closing, the Company shall submit the Waived Benefits of each Disqualified Individual who has executed a waiver in accordance with this Section 7.09 for approval of the Company’s stockholders and such Disqualified Individual’s right to receive the Waived Benefits shall be conditioned upon receipt of the requisite approval by the Company’s stockholders in a manner that complies with Section 280G(b)(5)(B) of the Code. The Company shall provide NAC and its counsel with a copy of the Section 280G calculations, as well as any waiver agreement, the disclosure statement and the stockholder consent contemplated by this Section 7.09 within a reasonable time prior to delivery to each Disqualified Individual and the stockholders of the Company of such waiver agreement, disclosure statement and stockholder consent, respectively, and the Company shall consider in good faith any changes reasonably requested by NAC or its counsel. Prior to the Closing Date, the Company shall deliver to NAC and its counsel evidence reasonably acceptable to NAC and its counsel that a vote of the stockholders of the Company was solicited in accordance with the foregoing provisions of this Section 7.09 with respect to the Waived Benefits pursuant to such waiver and that either (a) the requisite number of votes of the stockholders of the Company was obtained with respect to such Waived Benefits (the “280G Approval”) or (b) the 280G Approval was not obtained, and, as a consequence, such Waived Benefits shall not be made or provided.

SECTION 7.10 Notification of Certain Matters. The Company shall give prompt notice to NAC, and NAC shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which could reasonably be expected to cause the conditions set forth in Article VIII to not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

SECTION 7.11 Further Action; Reasonable Best Efforts; Excluded Account.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) at the request of the other party hereto, execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the First Merger, the Second Merger and the other Transactions and (ii) use its reasonable best efforts to take promptly, or cause to be taken, all appropriate action, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, to satisfy the conditions to the obligations to consummate the First Merger and the Second Merger, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the Transactions for the purpose of securing to the parties hereto the benefits contemplated by this Agreement, including, without limitation, using its reasonable best efforts to obtain all permits, consents, waivers, approvals, authorizations, qualifications and orders of Governmental Authorities as are necessary for the consummation of the Transactions and to fulfill the conditions to the First Merger and the Second Merger, including all necessary pre-Closing and post-Closing filing or notification requirements applicable under any state insurance Laws, such as any insurance agency change in control approval requirements under the Texas Insurance Code; provided, that the foregoing clause (ii) shall not apply to the Securityholder Representative with respect to actions prior to the Closing. In case, at any time after the Second Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers, managers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

(b) In furtherance and not in limitation of Section 7.11(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto (other than the Securityholder Representative) agrees to promptly make any required filing or application under Antitrust Laws, as applicable. The applicable filing fees with respect to any and all notifications required under the HSR Act in order to consummate the transactions contemplated in this Agreement shall be paid by NAC; provided, however, if the Closing occurs fifty percent (50%) of the applicable filing fees with respect to any and all notifications required under the HSR Act in order to consummate the transactions contemplated in this Agreement shall be deemed to be NAC Expenses and fifty percent (50%) shall be deemed to be Company Transaction Expenses. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act. Each party (other than the Securityholder Representative) shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions; (iii) permit a Representative of the other parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other Order, decree or ruling or statute, rule, regulation or executive Order that would adversely affect the ability of the parties to consummate the Transactions, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

(d) Notwithstanding any provision of this Merger Agreement to the contrary, access to the bank account controlled by Blocker as of the Reference Time (the “Excluded Account”) shall not be retained by Blocker following the Blocker Contribution, and from and after the effectiveness of the Blocker Contribution, Affiliates of the Blocker Holder shall have sole and exclusive access and control over the Excluded Account.

SECTION 7.12 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of NAC and the Company. Thereafter, between the date of this Agreement and the Closing Date or the earlier termination of this Agreement in accordance with Section 9.01, unless otherwise required by applicable Law or the requirements of the Nasdaq Capital Market (in which case NAC and the Company shall each use their reasonable best efforts to consult with each other before making any required public statement or communication and coordinate such required public statement or communication with the other party, prior to announcement or issuance), no party to this Agreement shall make any other public statement or issue any other public communication regarding this Agreement or the Transactions without the prior written consent of NAC and the Company, in each case, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, each party hereto and its Affiliates may make internal announcements regarding this Agreement and the Transactions to their respective directors, officers, managers and employees without the consent of any other party hereto and may make public statements regarding this Agreement and the Transactions containing information or events already publicly known other than as a result of a breach of this Section 7.12; provided, further, that nothing in this Section 7.12 shall prohibit the Company or any of its Representatives from communicating with third parties to the extent necessary for the purpose of seeking any third-party consent required to affect the Transactions.

SECTION 7.13 Financing Cooperation.

(a) Prior to the Closing, each of the Company, the Blocker Holder and Blocker agrees to, and shall cause the Company Subsidiaries and their respective Representatives to, use their respective commercially reasonable efforts to provide such cooperation and assistance to NAC for the private placement of equity securities of NAC or ParentCo or regarding any equity financing of NAC or ParentCo in connection with the Transaction, in each case, on terms and with counterparties satisfactory to the Company in its sole discretion (collectively, the “Financing”), as may be reasonably requested by NAC. Such assistance shall include the following: (a) timely delivery to NAC and its Representatives of financial statements and other financial information regarding the Blocker Holder, Blocker, the Company and the Company Subsidiaries reasonably requested by NAC; (b) taking any actions reasonably requested by NAC in order to satisfy on a timely basis any of the conditions precedent to obtaining the Financing, and (c) cause Representatives of the Company and the Company Subsidiaries, in each case, with appropriate seniority and expertise, to, upon reasonable advance notice by NAC, participate in a reasonable number of meetings and due diligence sessions regarding the Financing; provided, in each case, that (i) such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the Company Subsidiaries, (ii) under no circumstances shall the Blocker Holder, Blocker, the Company or any Company Subsidiary be required to (A) incur any costs, obligations or liabilities in connection with the Financing, (B) take any action that would reasonably be expected to conflict with or violate the Organizational Documents of the Company or any Company Subsidiary or applicable Law, (C) require any director, officer or manager to take any action or enter into agreement related to the Financing in such capacity prior to the Closing that is not contingent on the Closing and (iii) NAC, ParentCo, Merger Sub LLC, and Merger Sub Corp, shall jointly and severally indemnify, defend and hold harmless the Blocker Holder, Blocker, the Company and the Company Subsidiaries from and against any and all losses suffered or incurred by them in connection with the Financing.

(b) The Company hereby consents to the use of all of its and the Company Subsidiaries logos in connection with the Financing, provided that such logos are used solely in a manner that is not reasonably likely to harm or disparage the Company or the Company Subsidiaries or the reputation or goodwill of the Company or any Company Subsidiary.

(c) Prior to the Closing, each of NAC, ParentCo, Merger Sub LLC, and Merger Sub Corp agrees to use its respective commercially reasonable efforts to provide such cooperation and assistance to the Company that is reasonably requested by the Company in connection with the Debt Financing. Such assistance shall include the following: (i) using commercially reasonable efforts to cooperate with the marketing efforts of the Company, including by assisting with the preparation of customary materials for rating agency presentations and any customary bank information memoranda, offering documents or similar customary documents reasonably required in connection with the Debt Financing; (ii) furnishing on a confidential basis to the Company as promptly as reasonably practicable any information or documents necessary or advisable for the preparation of customary materials for rating agency presentations and any customary bank information memoranda, offering documents or similar customary documents reasonably required in connection with the Debt Financing; (iii) using commercially reasonable efforts to assist in the preparation of, and execute and deliver, customary definitive financing documentation and the completion of any schedules, exhibits or annexes thereto, and requiring officers of NAC, ParentCo, Merger Sub LLC, and Merger Sub Corp to execute and deliver any required documentation in connection with the Debt Financing; (iv) using commercially reasonable efforts to facilitate the pledging of collateral and the granting of security interests (and the perfection thereof) in collateral of ParentCo and its Subsidiaries; provided, that no pledge by NAC, ParentCo, Merger Sub LLC, or Merger Sub Corp shall be effective until the Closing; (v) at least five (5) Business Days prior to the Closing Date, providing (A) such documentation and information regarding NAC, ParentCo, Merger Sub LLC, and Merger Sub Corp required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act of 2001 and (B) certifications regarding beneficial ownership required by 31 C.F.R. § 1010.230; and (vi) using commercially reasonable efforts to cooperate in satisfying the conditions to the funding of the Debt Financing to the extent the satisfaction of such conditions requires the cooperation of, or is within the control of, NAC, ParentCo, Merger Sub LLC, or Merger Sub Corp; provided, in each case, that (x) such requested cooperation does not unreasonably interfere with the ongoing operations of NAC, ParentCo, Merger Sub LLC, or Merger Sub Corp, (y) under no circumstances shall NAC, ParentCo, Merger Sub LLC, or Merger Sub Corp be required to (1) incur any costs, obligations or liabilities in connection with the Debt Financing prior to the Closing, (2) take any action that would reasonably be expected to conflict with or violate the Organizational Documents of NAC, ParentCo, Merger Sub LLC, or Merger Sub Corp or applicable Law, (3) require any director, officer or manager to take any action or enter into agreement related to the Debt Financing in such capacity prior to the Closing that is not contingent on the Closing and (z) the Company shall indemnify, defend and hold harmless NAC, ParentCo, Merger Sub LLC, and Merger Sub Corp from and against any and all losses suffered or incurred by them in connection with the Debt Financing.

(d) Notwithstanding anything in this Agreement to the contrary, the Company may elect not to consummate the Debt Financing in its sole discretion without liability to NAC, ParentCo, any of their respective Affiliates or any of their respective Representatives or securityholders or any other person. The Company shall not consummate the Debt Financing without NAC’s prior written consent, such consent not to be unreasonably conditioned, withheld or delayed.

(e) Neither NAC, ParentCo nor any of their respective Affiliates or Representatives shall enter into any Contract with respect to any Equity Interest of NAC, ParentCo or any of their respective Affiliates (including following the First Effective Time, Blocker, the Company or any Company Subsidiary) without the Company’s prior written consent, which may be granted or withheld in the Company’s sole discretion. Without limiting the generality of the foregoing, NAC shall not make nor agree to any amendments, changes, modifications or waivers to any of the Subscription Agreements without the prior written consent of the Company, which consent may granted or withheld in the Company’s sole discretion; provided, further, that solely to the extent any change to a Subscription Agreement is ministerial in nature and does not affect any economic or any other material term of such Subscription Agreement, such consent with respect to such ministerial change shall not be unreasonably conditioned, withheld or delayed.

SECTION 7.14 Extension. NAC shall convene and hold a special meeting of the stockholders of NAC on or around January 9, 2020 for the purpose of voting to extend the deadline for NAC to consummate the Transactions (the “Extension”) in accordance with the Organizational Documents of NAC (the “Extension Meeting”). At the Extension Meeting, the stockholders of NAC shall have the right to exercise their Redemption Rights. NAC shall use commercially reasonable efforts to obtain stockholder approval for the Extension.

SECTION 7.15 Nasdaq Capital Market Listing. NAC, the Company and ParentCo shall use their respective reasonable best efforts to cause, as promptly as practicable after the date of this Agreement, but in no event later than the Closing Date: (a) ParentCo’s initial listing application with the Nasdaq Capital Market in connection with the Transactions to have been approved: (b) ParentCo to satisfy all applicable initial and continuing listing requirements of the Nasdaq Capital Market; and (c) the ParentCo Common Shares to have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

SECTION 7.16 Tax Matters.

(a) In no event may ParentCo, the Company or any of their Affiliates (i) make any “push out” of imputed underpayments under Section 6226 of the Code (or any similar provisions under state or local law) with respect to a taxable period (or portion thereof) ending on or prior to the Closing Date or (ii) require the Company Unitholders to amend any of their Tax Returns (including pursuant to Section 6225(c)(2) of the Code (or any similar provisions under state or local law) or the alternative “pull-in” procedure in accordance with Section 6225(c)(2)(B) of the Code (or any similar provisions under state or local law)). ParentCo shall not make any election under Sections 336 or 338 of the Code (or any comparable election under the Tax laws of any state, local or non-U.S. jurisdiction) with respect to its acquisition of Blocker.

(b) For purposes of this Agreement, in the case of any Straddle Period, the amount of any Taxes of ParentCo, the Blocker, the Company or any of their Subsidiaries (i) based on or measured by income or receipts, sales or use, employment, or withholding for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any controlled foreign corporation, partnership or other pass-through entity in which ParentCo, the Blocker, the Company or any of their Subsidiaries holds a beneficial interest shall be deemed to terminate at such time) and (ii) the amount of other Taxes of ParentCo, the Blocker, the Company or any of their Subsidiaries for a Straddle Period for the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period prior to and including the Closing Date and the denominator of which is the number of days in such Straddle Period.

(c) On or prior to the Closing Date, the Company shall deliver to the Blocker a certificate signed under penalties of perjury (in such form as may be reasonably requested by counsel to the Blocker) certifying that the fair market value of the Company’s U.S. real property interests does not equal or exceed fifty percent (50%) of the fair market value of (A) the Company’s U.S. real property interests, (B) the Company’s interests in real property located outside the United States, plus (C) any other of its assets which are used or held for use in a trade or business.

(d) On or prior to the Closing Date, Blocker shall deliver to ParentCo a duly executed certificate, in form and substance as prescribed by Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c), stating that Blocker is not, and has not been, during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c) of the Code.

(e) On or prior to the Closing Date, NAC shall deliver to ParentCo a duly executed certificate, in form and substance as prescribed by Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c), stating that NAC is not, and has not been, during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c) of the Code.

(f) On or prior to the Closing Date, each Company Unitholder that is a “United States Person” within the meaning of Section 7701 of the Code shall deliver to ParentCo or the Company a duly executed IRS Form W-9.

Article VIII

CONDITIONS TO THE MERGERS

SECTION 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, Blocker, the Blocker Holder, ParentCo, NAC, Merger Sub Corp and Merger Sub LLC to consummate the Transactions are subject to the satisfaction or waiver (where permissible) by NAC and the Company of the following conditions:

(a) NAC Stockholders Approval. The stockholders of NAC shall have approved and adopted the NAC Stockholder Approval.

(b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, writ, injunction, determination, order or award which is then in effect and has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions.

(c) U.S. Antitrust Approvals and Waiting Periods. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the First Merger, the Blocker Contribution and the Second Merger under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained.

(d) Governmental Consents. The consents, approvals and authorizations legally required to be obtained to consummate the Transactions set forth in Section 8.01(d) of the Company Disclosure Schedule shall have been obtained from and made with all Governmental Authorities.

(e) Net Tangible Assets. Between the date of this Agreement and the Second Effective Time, the net tangible assets held by NAC in the aggregate shall be equal to at least $5,000,001.

(f) Authorization and Listing Requirements. The ParentCo Common Shares issuable in connection with the Transactions, shall be duly authorized by the NAC Board and ParentCo Board and NAC’s and ParentCo’s Organizational Documents. ParentCo’s initial listing application with the Nasdaq Capital Market in connection with the Transactions shall have been approved and, immediately following the Closing, ParentCo shall satisfy any applicable initial and continuing listing requirements of the Nasdaq Capital Market and ParentCo shall not have received any notice of non-compliance therewith, and the ParentCo Common Shares, shall have been approved for listing on the Nasdaq Capital Market.

(g) Company Member Approval. The members of the Company shall have approved and adopted the Member Approval.

 (h) Warrants. All of the conditions to the consummation of the Tender Offer (other than the consummation of the First Merger) shall have been satisfied and the Warrant Amendment shall have been approved.

SECTION 8.02 Conditions to the Obligations of ParentCo, NAC, Merger Sub Corp and Merger Sub LLC. The obligations of ParentCo, NAC, Merger Sub Corp and Merger Sub LLC to consummate the First Merger, the Blocker Contribution, the Second Merger and the other Transactions are subject to the satisfaction or waiver by NAC (where permissible) of the following additional conditions:

(a) Representations and Warranties of the Company. The representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect.

(b) Representations and Warranties of Blocker. The representations and warranties of Blocker contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a material adverse effect on Blocker’s ability to consummate the Transactions.

(c) Agreements and Covenants. The Company, the Blocker Holder and the Blocker, respectively, shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Second Effective Time.

(d) Company Officer Certificate. The Company shall have delivered to NAC a certificate, dated the Closing Date, signed by an authorized officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 8.02(a) and 8.02(c) (as it relates to the Company).

(e) Company Secretary’s Certificate The Company shall have delivered to NAC a certificate, dated the Closing Date, signed by the Secretary of the Company certifying as to the resolutions of the Company’s Board of Managers and the members of the Company holding a majority of all the outstanding Company Membership Units entitled to vote authorizing and approving this Agreement, the Second Merger and the other Transactions.

(f) Blocker Officer Certificate. Blocker shall have delivered to NAC a certificate, dated the Closing Date, signed by an authorized officer of Blocker, certifying as to the satisfaction of the conditions specified in Sections 8.02(b) and 8.02(c) (as it relates to the Blocker).

(g) Blocker Secretary’s Certificate. Blocker and the Blocker Holder shall have delivered to NAC a certificate, dated the Closing Date, signed by the Secretary of the Company certifying as to the resolutions of Blocker’s Board of Directors approving this Agreement, the Blocker Contribution and the other Transactions.

(h) Contribution Agreement. The Blocker Holder shall have delivered, or caused to be delivered, to NAC and ParentCo a counterpart signature of the Contribution Agreement executed by the Blocker Holder.

(i) Company Certificate. The Company shall have delivered, or caused to be delivered, to NAC the Company Certificate duly executed by an authorized officer of the Company in accordance with Section 2.04(b).

(j) Payment Spreadsheet. The Company shall have delivered to NAC the Payment Spreadsheet in accordance with Section 2.04(b).

(k) Tax Receivable Agreement. The Company shall have delivered to NAC counterpart signatures of the Tax Receivable Agreement in the form attached hereto as Exhibit F (the “Tax Receivable Agreement”) executed by the Company, Blocker, the Blocker Holder and the Company Unitholders set forth on Schedule 8.02(k).

(l) Investor Rights Agreement. The Company shall have delivered, or cause to be delivered, to NAC and ParentCo a counterpart signature of the Investors Rights Agreement in the form attached hereto as Exhibit G executed by the Company Unitholders set forth on Schedule 8.02(l) and the Blocker Holder.

SECTION 8.03 Conditions to the Obligations of the Company. The obligations of the Company, Blocker and the Blocker Holder to consummate the First Merger, the Blocker Contribution, the Second Merger and the other Transactions are subject to the satisfaction or waiver (where permissible) by the Company of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of NAC contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “NAC Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a NAC Material Adverse Effect.

(b) Agreements and Covenants. Each of ParentCo, NAC, Merger Sub Corp and Merger Sub LLC, respectively, shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Second Effective Time.

(c) Officer Certificate. NAC shall have delivered to the Company a certificate, dated the Closing Date, signed by an authorized officer of NAC, certifying as to the satisfaction of the conditions specified in Section 8.03(a) and Section 8.03(b).

(d) Secretary’s Certificate. NAC shall have delivered to the Company, dated the Closing Date, signed by the Secretary of NAC certifying as to the resolutions of ParentCo’s, NAC’s, Merger Sub Corp’s and Merger Sub LLC’s respective board of directors unanimously authorizing and approving this Agreement and the other Transactions and respective stockholders or members, as applicable, authorizing and approving this Agreement and the other Transactions.

(e) NAC Stockholders. Immediately following the Second Effective Time, no single stockholder of ParentCo (other than Blocker Holder, True Wind Capital or any party to a Subscription Agreement) shall own in excess of nine and nine-tenths percent (9.9%) of the voting shares of ParentCo, and no three stockholders of ParentCo (excluding the Company Unitholders, the Blocker Holder, True Wind Capital and the parties to the Subscription Agreements) shall own in excess of twenty-five percent (25%) of the voting shares of ParentCo.

(f) Tax Receivable Agreement. NAC and ParentCo shall have delivered to the Company Unitholders, Blocker and the Blocker Holder counterpart signatures of the Tax Receivable Agreement the form attached hereto as Exhibit F executed by NAC and ParentCo.

(g) Appointment to the Board. The individuals set forth on Exhibit E shall have been appointed to the ParentCo Board effective as of the Closing.

(h) Investor Rights Agreement. NAC and ParentCo shall have delivered to the Company a counterpart signature of the Investors Rights Agreement executed by ParentCo.

(i) Available Cash. The Available Cash shall be equal to or greater than the Minimum Cash without any breach, inaccuracy or failure to perform of any of the representations, warranties or covenants set forth in Section 4.03(g) or Section 7.13(e).

(j) NAC Certificate. NAC shall have delivered, or caused to be delivered, to the Company the NAC Certificate duly executed by an authorized officer of NAC in accordance with Section 2.04(c).

Article IX

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01 Termination. This Agreement may be terminated and the First Merger and the Second Merger and the other Transactions may be abandoned at any time prior to the First Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the members and the stockholders of the Company or NAC, respectively, as follows:

(a) by mutual written consent of NAC and the Company; or

(b) by either NAC or the Company if the First Effective Time shall not have occurred on or before the earlier to occur of June 12, 2020, or the date that NAC is required to dissolve or liquidate pursuant to NAC’s Organizational Documents (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the primary cause of the failure of a condition set forth in Article VII to be satisfied on or prior to the Outside Date; or

(c) by either NAC or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the First Merger, the Blocker Contribution or the Second Merger, illegal or otherwise preventing or prohibiting consummation of the Transaction, including the First Merger, the Blocker Contribution or the Second Merger; or

(d) by either NAC or the Company if the NAC Stockholder Approval is not adopted and approved by the requisite NAC stockholders at the NAC Stockholders’ Meeting duly convened or any adjournment or postponement thereof;

(e) by either NAC or the Company if the Member Approval is not adopted and approved by the requisite Company Unitholders at the Company Unitholder Meeting duly convened or any adjournment or postponement thereof; or

(f) by NAC upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.02(a) and Section 8.02(b) would not be satisfied (“Terminating Company Breach”); provided, that NAC has not waived such Terminating Company Breach and ParentCo, NAC, Merger Sub Corp or Merger Sub LLC is not then in breach of any representation, warranty, covenant or agreement on the part of ParentCo, NAC, Merger Sub Corp or Merger Sub LLC set forth in this Agreement such that the conditions set forth in Section 8.03(a) or Section 8.03(b) would not be satisfied; provided, however, that, if such Terminating Company Breach is curable by the Company, NAC may not terminate this Agreement under this Section 9.01(e) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by NAC to the Company; or

(g) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of ParentCo, NAC, Merger Sub Corp and Merger Sub LLC, set forth in this Agreement, or if any representation or warranty of ParentCo, NAC, Merger Sub Corp and Merger Sub LLC shall have become untrue, in either case such that the conditions set forth in Section 8.03(a) would not be satisfied (“Terminating NAC Breach”); provided, that the Company has not waived such Terminating NAC Breach and the Company, Blocker or the Blocker Holder are not then in breach of any representation, warranty, covenant or agreement on the part of the Company, Blocker or the Blocker Holder set forth in this Agreement such that the conditions set forth in Section 8.02(a) and Section 8.02(b) would not be satisfied; provided, however, that, if such Terminating NAC Breach is curable by ParentCo, NAC, Merger Sub Corp and Merger Sub LLC, the Company may not terminate this Agreement under this Section 9.01(f) for so long as ParentCo, NAC, Merger Sub Corp and Merger Sub LLC continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to NAC; or

(h) by the Company, if immediately following the Extension Meeting required pursuant to Section 7.14 and after giving effect to the exercise of any Redemption Rights by stockholders of NAC, NAC shall have less than an aggregate of $170,000,000 of cash held in the Trust Fund, provided that during the five (5) Business Day period immediately following the Extension Meeting, NAC may take any and all actions to increase the cash held in the Trust Fund to an amount greater than $170,000,000 so that if the cash held in the Trust Fund is greater than $170,000,000 on the date that is five (5) Business Days following the Extension Meeting, then the Company’s right to terminate this Agreement pursuant to this Section 9.01(g) shall be deemed waived and of no further effect.

SECTION 9.02 Effect of Termination. Subject to Section 9.03(b), in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto.

SECTION 9.03 Fees and Expenses.

(a) Except as otherwise set forth in this Agreement or any Transaction Document, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Transactions are consummated. Notwithstanding the foregoing, all SEC and other regulatory filing fees incurred in connection with the Proxy Statement/Prospectus shall be paid by NAC; provided, however, if the Closing occurs fifty percent (50%) of such fees shall be deemed to be NAC Expenses and fifty percent (50%) of such fees shall be deemed to be Company Transaction Expenses.

(b) If this Agreement is terminated pursuant to Section 9.1(e) and if (and only if) at the time of such termination: (i) each of the conditions to Closing set forth in Section 8.01 shall have been satisfied or waived by NAC and the Company (other than the condition set forth in Section 8.01(g)); and (ii) each of the conditions to Closing set forth in Section 8.03 shall have been satisfied or waived by the Company (other than those conditions that by their nature are to be satisfied at the Closing, but subject to NAC certifying in writing to the Company that NAC shall satisfy such conditions at the Closing and that NAC will consummate the Closing within three (3) Business Days after the date on which the condition set forth in Section 8.01(g) shall have been satisfied), then the Company shall pay to NAC, a non-refundable fee in the amount of $40,000,000 (the “Termination Fee”) promptly, but in no event later than sixty (60) days, following the termination of this Agreement. Notwithstanding anything to the contrary contained in this Section 9.03(b) or elsewhere in this Agreement, if this Agreement is terminated under the circumstances set forth in the first sentence of this Section 9.03(b), NAC’s right to receive the Termination Fee pursuant to this Section 9.03(b) shall be the sole and exclusive remedy of NAC, ParentCo and their respective securityholders, Affiliates and Representatives against the Company, Blocker, the Blocker Holder and their respective securityholders, Affiliates and Representatives, and NAC, ParentCo and their respective securityholders, Affiliates and Representatives shall be deemed to have waived all other remedies (including equitable remedies) with respect to: (A) any failure of the Transactions to be consummated; (B) any breach by the Company, Blocker or the Blocker Holder of their respective obligations to consummate the Transactions or any other provision set forth in this Agreement; (C) any inaccuracy in any representation or warranty set forth in this Agreement; and (D) any breach of any of the covenants or obligations set forth in this Agreement. Upon payment by the Company of the Termination Fee pursuant to this Section 9.03(b), neither the Company, Blocker, the Blocker Holder nor any of their respective securityholders, Affiliates or Representatives shall have any further liability or obligation (under this Agreement or otherwise) relating to or arising out of this Agreement or any of the Transactions, and, in no event shall NAC, ParentCo nor any of their respective securityholders, Affiliates or Representatives seek to recover any money damages or losses, or seek to pursue any other recovery, judgment, damages or remedy (including any equitable remedy) of any kind, in connection with this Agreement or the Transactions.

SECTION 9.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors or managers at any time prior to the First Effective Time; provided, however, and subject to adjustments expressly set forth herein, that, after the approval and adoption of this Agreement and the Transactions by the members of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Company Common Unit shall be converted upon consummation of the Second Merger, provided, further, that none of the Transaction Documents may be amended, changed or modified or any term thereof waived in a manner adverse to the Blocker Holder without the Blocker Holder’s prior written consent. Subject to Section 7.12, this Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 9.05 Waiver. At any time prior to the First Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Article X

GENERAL PROVISIONS

SECTION 10.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties, agreements and covenants in this Agreement shall terminate at the Second Effective Time, except that this Section 10.01 shall not limit any covenant or agreement of the parties that by its terms requires performance after the Closing. Effective as of the Closing, there are no remedies available to the parties hereto with respect to any breach of the representations, warranties, covenants or agreements of the parties to this Agreement, except, with respect to those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing, the remedies that may be available under Section 10.06.

SECTION 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

if to ParentCo, NAC, Merger Sub Corp or Merger Sub LLC:

Nebula Acquisition Corp.
Four Embarcadero Center, Suite 2350

San Francisco, CA 94111

Telephone: (415) 780-9975
Attention: Rufina Adams
Email: rufina@truewindcapital.com

with a copy to:

Greenberg Traurig, P.A.

333 SE 2nd Ave., Suite 4400

Miami, FL 33131

Facsimile: (305) 579-0717

Telephone: (305) 579-0500
Attention: Alan I. Annex, Esq.
Email: annexa@gtlaw.com

if to the Company:

Open Lending, LLC
901 S. Mopac Expressway
Building 1, Suite 510

Austin, Texas 78746
Attention: John Flynn, Ross Jessup and Sandy Watkins;
Email: jflynn@openlending.com; ross@openlending.com; sandy@openlending.com with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Jocelyn Arel, Jared Spitalnick and Dan Espinoza

E-Mail: JArel@goodwinlaw.com; JSpitalnick@goodwinlaw.com; DEspinoza@goodwinlaw.com if to the Securityholder Representative:

Shareholder Representative Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attention: Managing Director

Email: deals@srsacquiom.com

Facsimile: (303) 623-0294

Telephone: (303) 648-4085

SECTION 10.03 Certain Definitions.

(a) For purposes of this Agreement:

“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Available Cash” means the amount equal to, as of the Reference Time: (a) the principal amount of immediately available funds contained in the Trust Fund available for release to NAC, ParentCo and the Company as applicable, plus (b) the net amount of immediately available funds held by NAC pursuant to the Subscription Agreements, minus (c) $35,000,000, minus (d) the NAC Expenses plus (e) the NAC Cash.

“Blocker Cash” means all cash, cash equivalents and marketable securities held by Blocker as of the Reference Time, whether or not kept “on site” or held in deposit, checking, savings, brokerage or other accounts of or in any safety deposit box or other storage device.

“Blocker Cash Consideration” means an amount equal to the Cash Consideration, multiplied by the Blocker Percentage.

“Blocker Consideration” means collectively, the Blocker Cash Consideration and Blocker Share Consideration.

“Blocker Note” means that certain Promissory Note, dated March 18, 2016, issued by Blocker in favor of Blocker Holder.

“Blocker Percentage” equals a percentage to be determined by the Company Board, including the Series C Manager (as defined in the Company’s Organizational Documents), in accordance with the Company’s Organizational Documents.

“Blocker Share Consideration” means a number of ParentCo Common Shares equal to the Share Consideration, multiplied by the Blocker Percentage (rounded down to the nearest whole share).

“Blocker Redemption” means a redemption of the Blocker Redemption Shares as approved by the board of directors of the Blocker to be effected immediately following the First Effective Time and prior to the consummation of the Blocker Contribution, in an amount equal to the Blocker Redemption Amount.

“Blocker Redemption Amount” means the Blocker Cash minus any Blocker Unpaid Taxes.

“Blocker Redemption Shares” means a number of Blocker Shares having a value equal to the Blocker Redemption Amount as of immediately prior to the Blocker Redemption as determined in good faith by the Board of Directors of Blocker.

“Blocker Unpaid Taxes” shall mean an amount (never to be less than $0) equal to the U.S. federal, state and local income Tax liability of Blocker for the tax years ending December 31, 2019 and the period (or portion thereof) through and including the Closing Date, reduced by any applicable net operating losses arising on or before the Closing Date of Blocker that is attributable to a taxable period (or portion thereof) ending on or prior to the Closing Date and any estimated Taxes paid prior to the Closing Date and any unapplied overpayments for prior taxable years applied against any such liability for the tax years ending December 31, 2019 or on the Closing Date. The parties agree that, to the maximum extent permitted by Law, any Tax deductions arising from the Transaction Tax Deductions shall be allocated to taxable periods (or portions thereof) ending on or prior to the Closing Date, and shall reduce the Blocker Unpaid Taxes (but never to be less than $0) of Blocker.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or the State of Delaware are authorized or required by Law to be closed.

“Business Systems” means all software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals and computer systems, including any outsourced systems and processes that are owned or used by or for the Company or any Company Subsidiary in the conduct of its business.

“Cash Consideration” means an amount equal to (a) the Available Cash, plus (b) the Company Cash, plus (c) the net proceeds of the Debt Financing received by the Company prior to the First Effective Time, if any, minus (d) any Company Transaction Expenses in excess of $10,000,000.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Cash” means the aggregate amount of all cash, cash equivalents and marketable securities held by the Company or any of its Subsidiaries as of the Reference Time (including restricted cash, marketable securities, checks, credit card receivables, bank deposits, short term investments, performance bonds and customer deposits), whether or not kept “on site” or held in deposit, checking, savings, brokerage or other accounts of or in any safety deposit box or other storage device. For the avoidance of doubt Company Cash shall not include any proceeds of the Debt Financing.

“Company Cash Consideration” means an amount equal to the Cash Consideration, multiplied by the Company Percentage.

“Company Employee Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other employee compensation and benefit plans, policies, programs or arrangements, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, bonus, incentive, deferred compensation, employee loan, or fringe benefit plan, agreement, program, policy, commitment or other arrangement (i) sponsored, maintained, contributed to or required to be contributed to by the Company or any Company Subsidiary, or (ii) with respect to which the Company or any Company Subsidiary has any liability (direct or indirect, contingent or otherwise).

“Company IP Rights” means, collectively, the Company-Owned Intellectual Property Rights and the Company-Licensed IP that is material to the business of the Company and its Subsidiaries as currently conducted.

“Company-Licensed IP” means all Intellectual Property Rights owned by a third party and licensed to the Company or any Company Subsidiary or to which the Company or any Company Subsidiary otherwise has a right to use.

“Company LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, as amended or otherwise modified.

“Company Material Adverse Effect” means any change, effect, event, occurrence, circumstance, condition, state of facts or development (each a “Change”, and collectively, “Changes”) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets, properties condition (financial or otherwise) or results of operation of the Company or the Company Subsidiaries, taken as a whole; provided, however, that in no event will any of the following be deemed, either alone or in combination, to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: any adverse Change attributable to: (i) operating, business, regulatory or other conditions (financial or otherwise) generally effecting the industries in which the Company or the Company Subsidiaries operate; (ii) general economic conditions, including changes in the credit, securities, currency, banking, exchange, debt, financial or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world, including any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (iii) any stoppage or shutdown of any Governmental Authority (including any default by a Governmental Authority or delays in payments or delays or failures to act by any Governmental Authority), or any continuation of any such stoppage or shutdown; (iv) the announcement or pendency or consummation of the transactions contemplated by this Agreement (including the identity of NAC, ParentCo, Merger Sub Corp, Merger Sub LLC or any communication by NAC, ParentCo, Merger Sub Corp, Merger Sub LLC or any of their respective Affiliates regarding its plans or intentions with respect to the business of the Company or any Company Subsidiary, and in each case, including the impact thereof on relationships with customers, suppliers, distributors, partners or employees or others having relationships with the Company or any Company Subsidiary) or the taking of any action required, permitted or otherwise contemplated by this Agreement and the other agreements contemplated hereby, including the completion of the transactions contemplated hereby and thereby, including any action taken at the written request of NAC, ParentCo Merger Sub Corp, Merger Sub LLC or any of their respective Affiliates; (v) changes in GAAP or other accounting requirements or principles or any changes in applicable Laws or the interpretation thereof or other legal or regulatory conditions; (vi) the failure of the Company or any Company Subsidiary to meet or achieve the results set forth in any internal or published budget, plan, projection, prediction or forecast; (vii) global, national or regional political, financial, economic or business conditions, including hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway; and (ix) hurricanes, earthquakes, floods, tsunamis, tornadoes, mudslides, wild fires or other natural disasters and other force majeure events in the United States or any other country or region in the world, which, in each case of any of the foregoing clauses (i), (ii), (iii), (v), (vii), (ix) to the extent does not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to other companies in the industries in which the Company and the Company Subsidiaries operate.

“Company-Owned Intellectual Property Rights” means all Intellectual Property owned or purported to be owned by the Company or any Company Subsidiary and used in its business as currently conducted.

“Company Percentage” equals a percentage to be determined by the Company Board, including the Series C Manager (as defined in the Company’s Organizational Documents), in accordance with the Company’s Organizational Documents.

“Company Product Data” means all data and information, whether in electronic or any other form or medium, that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Products.

“Company Share Consideration” means a number of ParentCo Common Shares equal to the Share Consideration, multiplied by the Company Percentage (rounded up to the nearest whole share).

“Company Transaction Expenses” means all fees, costs and expenses incurred by or on behalf of the Blocker Holder (and payable by Blocker or the Company), Blocker or the Company in connection with the Financing, the Debt Financing, the Blocker Redemption, the Blocker Contribution, the Second Merger, this Agreement and the Transactions including the Transaction Bonuses (as defined in item 3 of Section 3.08 of the Company Disclosure Schedule), the Expense Fund and the fees, costs and expenses incurred to Financial Technology Partners and FTP Securities and Goodwin Procter LLP, in each case, that remain unpaid as of the Reference Time.

“Company Unitholders” means the holders of Company Common Units, Company Series A Preferred Units and Company Series B Preferred Units as of immediately prior to the Second Effective Time.

“Contingent Workers” means independent contractors, consultants, temporary employees, leased employees or other servants or agents engaged or used with respect to the operation of the business of the Company and/or any Company Subsidiary who are classified as other than employees or compensated other than through wages paid the Company and/or any Company Subsidiary through payroll and reported on a form W-2.

“Contract” means any legally binding written agreement, contract, arrangement, lease, loan agreement, security agreement, license, indenture or other similar instrument or obligation to which the party in question is a party, other than any Company Employee Benefit Plan that is not an employment contract.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Debt Financing” means the incurrence by the Company and/or the Company Subsidiaries of up to $225,000,000 senior secured credit facilities from a syndicate of financial institutions on terms and conditions subject to and in accordance with Section 7.13(d).

“Enterprise Value” means an amount equal One Billion Two Hundred Sixty Million Six Hundred Twenty Five Thousand Dollars ($1,260,625,000).

“Equity Interest” means, with respect to NAC, ParentCo or any of their respective Affiliates (including following the First Effective Time, Blocker, the Company and any Company Subsidiary), any capital stock of, or other ownership, membership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights in, such person or any indebtedness, securities, options, warrants, call, subscription or other rights or entitlements of, or granted by, such person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or give any person any right or entitlement to acquire any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested, of such person or any of its Affiliates or any similar security or right that is derivative or provides any economic benefit based, directly or indirectly, on the value or price of any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that together with the Company is deemed to be a “single employer” for purposes of Section 4001(b)(i) of ERISA or part of the same “controlled group” as the Company for purposes of Section 302(d)(3) of ERISA and/or Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as they may be amended from time to time.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of March 31, 2016, by and among the Company and Texas Capital Bank, National Association as lender, as further amended, restated, supplemented, refinanced or otherwise modified from time to time.

“Hazardous Substances” means (a) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls, asbestos and radon; (e) any other contaminant; and (f) any substance, material or waste regulated by any Governmental Authority pursuant to any environmental Law.

“Intellectual Property” means (a) patents and patent applications, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof, (b) trademarks and service marks, trade dress, trade names, Internet domain names and other source identifiers together all applications, registrations and renewals in connection therewith, together with all of the goodwill associated with the foregoing, (c) copyrights and other works of authorship, moral rights, and registrations and applications for registration thereof, (d) trade secrets (including know how, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases and database rights, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects and related information, in each case, to the extent constituting a trade secret under applicable law); and (e) all other intellectual property or proprietary rights of any kind or description.

“Inventories” means all inventories, merchandise, goods, raw materials, packaging, labels, supplies and other personal property which are maintained, held or stored by or for the Company or any Company Subsidiary at the Closing, and any prepaid deposits for any of the same.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of March 20, 2016, as amended, restated, supplemented or otherwise modified.

“knowledge” or “to the knowledge” of a person means in the case of the Company, the actual knowledge of John Flynn, Ross Jessup, Sandy Watkins and Ryan Collins after reasonable inquiry, and in the case of NAC, the actual knowledge of Adam H. Clammer, James H. Greene, Jr. and Rufina Adams after reasonable inquiry.

“Liens” means any mortgage, lien, hypothecation, pledge, charge, encumbrance or any other security interest of third parties or any agreement to create any of the foregoing.

“Look-Back Date” means December 31, 2016.

“Member Approval” means the approval and adoption of the Second Merger, this Agreement and the Transactions and thereby by the requisite affirmative vote of the members of the Company in accordance with the TBOC and the Organizational Documents.

“Minimum Cash” means Two Hundred Ninety Five Million Dollars ($295,000,000).

“NAC Cash” the amount of cash as of the Reference Time held by NAC without restriction outside of the Trust Fund and any interest earned on the amount of cash held inside the Trust Fund.

“NAC Certificate of Incorporation” means the NAC Certificate of Incorporation, as amended and restated on January 9, 2018.

“NAC Class A Common Stock” means NAC’s Class A common stock, par value $0.0001 per share.

“NAC Class B Common Stock” means NAC’s Class B common stock, par value $0.0001 per share.

“NAC Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to (i) be materially adverse to the business, condition (financial or otherwise), assets, liabilities, business plans or results of operations of NAC and its subsidiaries taken as a whole or (ii) prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay NAC from performing its obligations under this Agreement; provided, however, that clause (i) shall not include any event, circumstance, change or effect resulting from changes in general economic conditions or changes in securities markets in general that do not have a materially disproportionate effect (relative to other industry participants) on NAC or its subsidiaries.

“NAC Private Warrant” means each NAC Warrant that is not redeemable by NAC.

“NAC Warrant Instrument” means that certain warrant agreement, dated January 9, 2018, by and between NAC and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company.

“NAC Warrants” means the issued and outstanding warrants to purchase shares of NAC Class A Common Stock whether or not redeemable by NAC.

“New Stock Incentive Plan” means an equity incentive plan mutually agreeable to the Company, NAC and ParentCo.

“Offer Commencement Date” means the date on which NAC commences the Tender Offer, within the meaning of Rule 14d-2 under the Exchange Act.

“Order” means any writ, judgment, injunction, determination, consent, order, decree, stipulation, award or executive order of or by any Governmental Authority.

“Organizational Documents” means: (i) in the case of a person that is a corporation or a company, its articles or certificate of incorporation and its bylaws, memorandum of association, articles of association, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (ii) in the case of a person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (iii) in the case of a person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (iv) in the case of a person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“ParentCo Cash” means the amount equal to, as of the Reference Time: (a) the principal amount of immediately available funds contained in the Trust Fund available for release to NAC, ParentCo and the Company as applicable, plus (b) the net amount of immediately available funds held by NAC pursuant to the Subscription Agreements.

“ParentCo Common Shares” means the shares of common stock of ParentCo, par value $0.01.

“Permit” means any franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’, builders’, construction and other Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith, (b) Liens for Taxes, assessments, utilities or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way, servitudes, restrictive covenants, reciprocal agreements, cost-sharing agreements and similar restrictions affecting title to the real property and other title defects) that do not materially interfere with the Company or the Company Subsidiaries’ present uses or occupancy of such real property, (d) Liens securing the obligations of the Company and the Company Subsidiaries under the Existing Credit Agreement, (e) Liens granted to any lender at the Closing in connection with any financing by NAC, ParentCo, Merger Sub Corp or Merger Sub LLC of the Transactions, (f) zoning, building codes and other land use laws, by-laws, regulations and ordinances regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property, (h) any right, interest, Lien or title of a lessor or sublessor under any lease or other similar agreement or in the property being leased, (i) development agreements, subdivision agreements, site plan control agreements, servicing agreements and other similar agreements with any Governmental Authority or utility company affecting the development, servicing use or operation of any real property and any Liens in respect of security given to any Governmental Authority or utility company in connection therewith, (j) non-exclusive licenses of Intellectual Property entered in the ordinary course of business and (k) purchase money Liens and Liens securing rental payments under capital lease arrangements.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means any information which on its own or in combination with any other piece of information allows the identification of a natural person, including, without limitation, a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number, biometric identifiers or any other piece of information that allows the identification of or contact with a natural person.

“Pre-Closing Tax Period” means Tax period ending on or prior to the Closing Date; and, with respect to a Straddle Period, the portion of such Straddle Period ending on the Closing Date.

“Products” mean any products or services that are developed by, offered for sale, distributed, or otherwise provided by the Company or the Company Subsidiaries to purchasers, whether directly or through multiple tiers of distribution.

“Redeeming Stockholder” means each NAC stockholder who exercises its Redemption Rights prior to the First Effective Time.

“Redemption Rights” means the redemption rights provided for in Section 9.2 and 9.7 of the NAC Certificate of Incorporation.

“Reference Time” means 8:00 a.m. Eastern Time on the Business Day after the last date that any NAC stockholder may exercise its Redemption Rights.

“Share Consideration” means a number of ParentCo Common Share equal to the quotient (rounded to the nearest whole share) of: (a)(i) the Enterprise Value; minus (ii) the Available Cash; minus (iii) the net proceeds of the Debt Financing received by the Company prior to the First Effective Time, if any; divided by (b) Ten Dollars ($10).

“Sponsor” means Nebula Holdings, LLC, a Delaware limited liability company.

“Straddle Period” means any Tax period beginning before or on the Closing Date and ending after the Closing Date.

“Subsidiary” or “Subsidiaries” of the Company, the Surviving Company, NAC or any other person means any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof, or any partnership, limited liability company, association or other business entity of which a majority of the partnership, limited liability company or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such person or one or more Subsidiaries of such person or a combination thereof. For purposes of this definition, a “person” is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing member or general partner or similar position of such partnership, limited liability company, association or other business entity.

“Surviving Company Common Units” means units of the Company designated as Common Units under the Surviving Company LLC Agreement to be issued at the Second Effective Time.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other similar tax, including any interest, penalties or additions to tax in respect of the foregoing.

“Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any Governmental Authority or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws or administrative requirements relating to any Tax.

“Trading Market” means the stock market on which the ParentCo Common Shares shall be trading at the time of determination of VWAP.

“Transaction Documents” means this Agreement, including all schedules and exhibits hereto, the NAC Disclosure Schedule, the Company Disclosure Schedule, the Warrant Amendment, the Tax Receivable Agreements, the Investors Rights Agreement, the Amended and Restated ParentCo Certificate of Incorporation, the Company Support Agreement, the Founder Support Agreement, the Subscription Agreements and all other agreements, certificates and instruments executed and delivered by ParentCo, NAC, Merger Sub Corp, Merger Sub LLC, Blocker, Blocker Holder or the Company in connection with the Transaction.

“Transaction Tax Deductions” shall mean the sum of all items of loss or deduction for U.S. federal income tax purposes resulting from or attributable to Blocker’s payment of, or allocable share of the Company’s payment of: (A) the transaction expenses, (B) the repayment of indebtedness of the Company at Closing or as contemplated by the Agreement, and (C) any other portion of the Aggregate Consideration that is in the nature of compensation for U.S. federal income tax purposes. For purposes of this Agreement, the parties agree that seventy percent (70%) of success-based fees paid by the Company shall be deductible under Rev. Proc. 2011-29.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents, including the First Merger, the Contribution, the Second Merger, the Financing, the Debt Financing, and the Blocker Redemption.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“True Wind Capital” means True Wind Capital Management, LP.

“VWAP” means, for each trading day, the daily volume weighted average price (based on such trading day) of the ParentCo Common Shares on the Trading Market as reported by Bloomberg Financial L.P. using the AQR function.

(b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition

2019 Balance Sheet	§ 3.07(b)
280G Approval	§ 7.09
Acquisition Proposal	§ 7.06
Action	§ 3.09
Aggregate Consideration	§ 2.02(a)
Agreement	Preamble
Amended and Restated ParentCo Certificate of Incorporation	§ 1.05(c)
Antitrust Laws	§ 7.11(b)
Audited Financial Statements	§ 3.07(a)
Blocker	Preamble
Blocker Contribution	Recitals
Blocker Holder	Preamble
Blocker Shares	§ 5.03
Blue Sky Laws	§ 3.05(b)
Certificates	§ 2.07(a)
Change of Control	§ 2.03(c)

Defined Term	Location of Definition

Claims	§ 6.04(b)
Closing	§ 1.02
Closing Date	§ 1.02
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Recitals
Company Certificate	§ 2.04(b)
Company Class A Common Units	§ 3.03(b)
Company Class B Common Units	§ 3.03(b)
Company Common Units	§ 3.03(b)
Company Disclosure Schedule	Article III
Company Membership Units	§ 3.03(b)
Company Merger Consideration	§ 2.02(a)
Company Permits	§ 3.06
Company Proprietary Information	§ 3.13(a)
Company Series A Preferred Units	§ 3.03(b)
Company Series B Preferred Units	§ 3.03(b)
Company Series C Preferred Units	§ 3.03(b)
Company Subsidiary	§ 3.01(a)
Company Support Agreement	Recitals
Company Unitholder Meeting	§ 7.02(b)
Confidentiality Agreement	§ 7.05(b)
Contingency Consideration	§ 2.03(a)(ii)
Continuation Period	§ 7.08(a)
Continuing Employee	§ 7.08(a)
Contribution	§ 1.01(e)
Contribution Agreement	§ 1.01(c)
DGCL	Recitals
Disqualified Individual	§ 7.09
Enforceability Exceptions	§ 3.04
Environmental and Safety Requirements	§ 3.15(a)
Exchange Agent	§ 2.07(a)
Exchange Fund	§ 2.07(b)
Excluded Amount	§ 7.11(d)
Expense Fund	§ 10.12
Extension	§ 7.14
Extension Meeting	§ 7.14
Financing	§ 7.13(a)
First Certificate of Merger	§ 1.03(a)
First Effective Time	§ 1.03(a)
First Level Contingency Consideration	§ 2.03(a)(i)
First Merger	Recitals
First Share Target	§ 2.03(a)(i)
Founder Support Agreement	Recitals
GAAP	§ 3.07(a)

Defined Term	Location of Definition

Governmental Authority	§ 3.05(b)
Holders	§ 2.07(b)
HSR Act	§ 3.05(b)
Intended Tax Treatment	§ 1.07
IRS	§ 3.10(b)
Law	§ 3.05(a)
Leased Real Property	§ 3.12(a)
Majority Holders	§ 10.12(a)
Material Contracts	§ 3.16(a)
Material Customers	§ 3.18
Merger Sub Corp	Preamble
Merger Sub Corp Common Stock	§ 4.03(d)
Merger Sub Corp Stockholder Approval	Recitals
Merger Sub LLC	Preamble
Merger Sub LLC Common Units	§ 4.03(e)
Minimum Condition	§ 7.07(a)
NAC	Preamble
NAC Board	Recitals
NAC Board Recommendation	Recitals
NAC Certificate	§ 2.04(c)
NAC Expenses	§ 2.04(c)
NAC Plans	§ 7.08(b)
NAC Preferred Stock	§ 4.03(a)
NAC SEC Reports	§ 4.07(a)
NAC Stockholders Approval	§ 7.02(a)
NAC Surviving Company	§ 1.01(a)
NAC’s Stockholders Meeting	§ 7.01(a)
Offer Documents	§ 7.07(c)
Offer Price	§ 7.07(a)
Outside Date	§ 9.01(b)
Outstanding Merger Sub Shares	§ 4.03(d)
Outstanding Merger Sub Unit	§ 4.03(e)
Outstanding NAC Shares	§ 4.03(e)
Outstanding NAC Warrants	§ 4.03(a)
ParentCo	Preamble
ParentCo Blocker Contribution	Recitals
ParentCo Board	Recitals
ParentCo Warrant	§ 2.05
Payment Spreadsheet	§ 2.04(b)
Proxy Statement/Prospectus	§ 7.01(a)
Registration Statement	§ 7.01(a)
Representative Losses	§ 10.12
Representatives	§ 7.05(a)
Schedule 14D-9	§ 7.07(c)
Schedule TO	§ 7.07(c)

Defined Term	Location of Definition

SEC	§ 4.07(a)
Second Certificate of Merger	§ 1.03(b)
Second Effective Time	§ 1.03(b)
Second Level Contingency Consideration	§ 2.03(a)(ii)
Second Merger	Recitals
Second Share Target	§ 2.03(a)(ii)
Section 280G Payments	§ 7.09
Securities Act	§ 4.07(a)
Securityholder Representative	§ 10.12(a)
Securityholders	§ 10.12(a)
Share Targets	§ 2.03(a)(ii)
Subscription Agreements	Recitals
Surviving Company	§ 1.01(d)
Tax Attribute	3.14
Tax Receivable Agreement	§ 8.02(k)
TBOC	Recitals
Tender Offer	§ 7.07(a)
Tender Offer Expiration Date	§ 7.07(a)
Terminating Company Breach	§ 9.01(f)
Terminating NAC Breach	§ 9.01(g)
Termination Fee	§ 9.03(b)
Trust Agreement	§ 4.14
Trust Fund	§ 6.04(a)
Waived Benefits	§ 7.09
Warrant Amendment	§ 2.05

SECTION 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 10.05 Entire Agreement; Assignment. This Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise); provided, however, that the Company may assign its rights (in whole or in part) under this Agreement to any lender or financing source, but in no event shall any such assignment release the Company from any of its obligations under this Agreement.

SECTION 10.06 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Transactions) in the Delaware Chancery Court or, if that court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

SECTION 10.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

SECTION 10.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware, provided that the Second Merger, and such other provisions of this Agreement expressly required by the terms of this Agreement to be governed by the TBOC, shall be governed by the TBOC. The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

SECTION 10.09 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.09.

SECTION 10.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.12 Securityholder Representative.

(a) The parties have agreed that it is desirable to designate a representative to act on behalf of Blocker Holder and the Company Unitholders (the “Securityholders”). By voting in favor of the adoption of the Transactions or participating therein and receiving the benefits thereof, including the right to receive the consideration payable in connection herewith, each Securityholder shall be deemed to have approved the designation of, and hereby designates, Shareholder Representative Services LLC as its representative, agent and attorney-in-fact for all purposes in connection with this Agreement and the agreements ancillary hereto (the “Securityholder Representative”). The Securityholders hereby designate Shareholder Representative Services LLC as the initial Securityholder Representative. The Securityholder Representative may resign at any time, and the Securityholder Representative may be removed by the affirmative vote of the Blocker Holder and persons which collectively owned more than fifty percent (50%) membership interests of the Company as of immediately prior to the Second Effective Time, voting together as a single class (the “Majority Holders”). In the event that a Securityholder Representative has resigned or been removed, a new Securityholder Representative shall be appointed by a vote of the Majority Holders, such appointment to become effective upon the written acceptance thereof by the new Securityholder Representative. The Securityholder Representative shall have such powers and authority as are necessary to carry out the functions assigned to it under this Agreement and the agreements ancillary hereto; provided, however, that the Securityholder Representative shall have no obligation to act on behalf of the Securityholders except as expressly provided herein. Without limiting the generality of the foregoing, the Securityholder Representative shall have full power, authority and discretion to, after the Second Effective Time (i) negotiate and enter into amendments to this Agreement for and on behalf of the Securityholders, (ii) give and receive notices and other communications relating to this Agreement and the Transactions on behalf of the Securityholder, (iii) take or refrain from taking any actions (whether by negotiation, settlement, litigation or otherwise) to resolve or settle all matters and disputes arising out of or related to this Agreement and the Transactions and (iv) take all actions necessary or appropriate in the judgment of the Securityholder Representative for the accomplishment of the foregoing, including with respect to any determination or dispute related to the Contingency Consideration.

The Securityholder Representative shall have no liability to NAC, ParentCo, Blocker, Merger Sub Corp, Merger Sub LLC, the Company or the Surviving Company or any Securityholder with respect to actions taken or omitted to be taken, except to the extent directly arising out of the Securityholder Representative’s gross negligence or willful misconduct. The Securityholder Representative shall be entitled to engage such counsel, experts and other agents and consultants as it shall deem necessary in connection with exercising its powers and performing its function hereunder and shall be entitled to conclusively rely on the opinions and advice of such persons and shall have no liability for such reliance. The Securityholder Representative shall be entitled to reimbursement solely from the Securityholders (pro rata in proportion to Cash Consideration and ParentCo Common Shares issuable to such Securityholder at the Closing as set forth on the Payment Spreadsheet) for all reasonable expenses, disbursements and advances (including fees and disbursements of its counsel, experts and other agents and consultants) incurred by the Securityholder Representative. The Securityholders will (pro rata in proportion to Cash Consideration and ParentCo Common Shares issuable to such Securityholder at the Closing as set forth on the Payment Spreadsheet) indemnify, defend and hold harmless the Securityholder Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Securityholder Representative’s execution and performance of this Agreement, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Securityholder Representative, the Securityholder Representative will reimburse each Securityholder (pro rata in proportion to Cash Consideration and ParentCo Common Shares issuable to such Securityholder at the Closing as set forth on the Payment Spreadsheet) the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Securityholder Representative by the Securityholders, any such Representative Losses may be recovered by the Securityholder Representative from the funds in the Expense Fund; provided, that while this section allows the Securityholder Representative to be paid from the aforementioned sources of funds, this does not relieve the Securityholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Securityholder Representative from seeking any remedies available to it at law or otherwise. In no event will the Securityholder Representative be required to advance its own funds on behalf of the Securityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of the Securityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Securityholder Representative under this section. The Securityholders acknowledge and agree that the foregoing indemnities will survive the Closing, the resignation or removal of the Securityholder Representative or the termination of this Agreement. Upon the Closing, the Company will wire an amount of $200,000 (the “Expense Fund”) to the Securityholder Representative, which will be used for the purposes of paying directly, or reimbursing the Securityholder Representative for, any third party expenses pursuant to this Agreement and the agreements ancillary hereto. The Securityholders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Securityholder Representative any ownership right that they may otherwise have had in any such interest or earnings. The Securityholder Representative will not be liable for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. The Securityholder Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Securityholder Representative’s responsibilities, the Securityholder Representative will deliver any remaining balance of the Expense Fund to the Exchange Agent for further distribution to the Securityholders. For tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Securityholders at the time of Closing.

SECTION 10.13 Construction. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all”.

(d) Unless otherwise specified, any reference to any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the Company Disclosure Schedule. Any reference in a schedule contained in the Company Disclosure Schedules shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties (or applicable covenants) contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty (or applicable covenants) shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Company Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

[Signature Page Follows.]

IN WITNESS WHEREOF, ParentCo, NAC, Merger Sub Corp, Merger Sub LLC, the Company, Blocker and the Blocker Holder have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NEBULA ACQUISITION CORP.

By:	/s/ Adam Clammer
Name:	Adam Clammer
Title:	Co-Chief Executive Officer

NBLA MERGER SUB CORP.

By:	/s/ Adam Clammer
Name:	Adam Clammer
Title:	President

NBLA MERGER SUB LLC

By:	/s/ Adam Clammer
Name:	Adam Clammer
Title:	President

Nebula Parent Corp.

By:	/s/ Adam Clammer
Name:	Adam Clammer
Title:	President

[Signature Page to Business Combination Agreement]

BRP Hold 11, INC

By:	/s/ Michelle Riley
Name:	Michelle Riley
Title:	Secretary

By:	/s/ Ronald Fishman
Name:	Ronald Fishman
Title:	Treasurer

open lending, LLC

By:	/s/ Ross Jessup
Name:	Ross Jessup
Title:	CFO, COO and Secretary

BREGAL SAGEMOUNT I, L.P.

For and on behalf of Bregal Sagemount I, L.P.,
acting by its general partner Bregal North America General Partner Jersey Limited

By:	/s/ Colin James Dow
Name:	Colin James Dow
Title:	Director

By:	/s/ Paul Andrew Bradshaw
Name:	Paul Andrew Bradshaw
Title:	Director

SECURITYHOLDER REPRESENTATIVE

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Securityholder Representative

By:	/s/ Sam Riffe
Name:	Sam Riffe
Title:	Managing Director

[Signature Page to Business Combination Agreement]

EXHIBIT A

Subscription Agreement

Nebula Acquisition Corporation

Four Embarcadero Center, Suite 2350

San Francisco, California 94111

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) pursuant to the terms of that certain Business Combination Agreement, dated as of the date hereof, as may be amended from time to time, by and among Nebula Acquisition Corporation, a Delaware corporation (the “Company”), Open Lending, LLC, a Texas limited liability company (“Open Lending”), BRP Hold 11, Inc., a Delaware corporation, Nebula Parent Corp., a Delaware corporation (“Pubco”), NBLA Merger Sub LLC, a Texas limited liability company, NBLA Merger Sub Corp., a Delaware corporation, and a Securityholder Representative, which is expected to result in the mergers of each of the Company and Open Lending into subsidiaries of Pubco, the undersigned desires to subscribe for and purchase from the Company, and the Company desires to sell to the undersigned, that number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), which will convert into shares of common stock of Pubco (the “Pubco Shares”) upon consummation of the Transaction, set forth on the signature page hereof for a purchase price of $10.00 per share (the “Purchase Price”), on the terms and subject to the conditions contained herein. In connection therewith, the undersigned and the Company agree as follows:

1. Subscription. The undersigned hereby irrevocably subscribes for and agrees to purchase from the Company such number of shares of Common Stock as is set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein (the “Shares”). The undersigned understands and agrees that the Company reserves the right to accept or reject the undersigned’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance by the Company, and the same shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company; the Company may do so in counterpart form. In the event of rejection of the entire subscription by the Company or the termination of this subscription in accordance with the terms hereof, the undersigned’s payment hereunder will be returned promptly (but not later than two (2) business days thereafter) to the undersigned along with this Subscription Agreement, and this Subscription Agreement shall have no force or effect.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and immediately prior to, the consummation of the Transaction. Following written notice from (or on behalf of) the Company to the undersigned (the “Closing Notice”) that the Company reasonably expects (i) all conditions to the closing of the Transaction to be satisfied or waived and (ii) the Closing to occur on a date that is not less than five (5) business days from the date of the Closing Notice, the undersigned shall deliver to the Company, at least two (2) business days prior to the anticipated Closing date specified in the Closing Notice (the “Closing Date”), or such other time agreed to between the Company and the undersigned, the subscription amount for the Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery to the undersigned of the Shares in book entry form as set forth in the following sentence. The Company shall deliver (or cause the delivery of) (i) the Shares in book entry form to the undersigned (or its nominee in accordance with its delivery instructions) or to a custodian designated by undersigned, as applicable, as indicated below and (ii) written evidence from the Company’s transfer agent reflecting the issuance of such Shares on and as of the Closing Date. This Subscription Agreement shall terminate and be of no further force or effect, without any liability to either party hereto, if the Company notifies the undersigned in writing that it has abandoned its plans to move forward with the Transaction. If this Subscription Agreement terminates following the delivery by the undersigned of the purchase price for the Shares, the Company shall promptly (but not later than two (2) business days thereafter) return the purchase price to the undersigned.

3. Closing Conditions. The Closing is also subject to the conditions that, on the Closing Date:

a. all representations and warranties of the Company and the undersigned contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Company and the undersigned of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date, but in each case without giving effect to consummation of the Transaction;

b. the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

c. no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

d. as of the Closing Date, there has been no material adverse change in the business, properties, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole since the date of this Subscription Agreement (other than (i) the election by holders of the Common Stock to exercise redemption rights in connection with (x) the special meeting of the Company’s stockholders to approve the Transaction or (y) a special meeting of the Company’s stockholders to approve the extension of time for the Company to complete a business combination, and (ii) in connection with any offer to purchase outstanding warrants to purchase Existing Class A Shares (as defined below) of the Company (the “Warrants”)), and consummation of the Closing shall constitute a representation of the Company of such facts;

e. Pubco’s initial listing application with the Nasdaq Capital Market in connection with the Transaction shall have been approved and, immediately following the Closing, Pubco shall satisfy any applicable initial and continuing listing requirements of the Nasdaq Capital Market and Pubco shall not have received any notice of non-compliance therewith, and the Pubco Shares, shall have been approved for listing on the Nasdaq Capital Market; and

f. all conditions precedent to the closing of the Transaction, including the approval of the Company’s stockholders, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction).

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Company Representations and Warranties. The Company represents and warrants to the undersigned that:

a. The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted.

b. The Shares have been duly authorized and, when issued and delivered to the undersigned against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Amended and Restated Certificate of Incorporation or under the laws of the State of Delaware.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply with this Subscription Agreement; subject, in the case of the foregoing clauses (i) and (iii) with respect to the consummation of the transactions therein contemplated.

e. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the shares to be issued pursuant to any subscription agreements with the Company substantially similar to this Subscription Agreement (the “Other Subscription Agreements”), that have not been or will not be validly waived on or prior to the Closing Date.

f. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

g. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 7 of this Subscription Agreement; (v) those required by the Nasdaq Stock Market (the “Nasdaq”), including with respect to obtaining stockholder approval, and (vi) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

h. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Existing Class A Shares”); (ii) 10,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Existing Class B Shares”); and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of the date hereof: (i) no Preferred Shares are issued and outstanding; (ii) 27,500,000 Existing Class A Shares are issued and outstanding; (iii) 6,875,000 Existing Class B Shares are issued and outstanding; and (iv) 14,166,666 Warrants to purchase 14,166,666 Existing Class A Shares are outstanding.

i. The Company has not received any written communication since December 31, 2018, from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation, would not individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

j. The issued and outstanding Existing Class A Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “NEBU.” Except as otherwise disclosed by the Company in the SEC Documents (as defined below), there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission with respect to any intention by such entity to deregister the Existing Class A Shares or prohibit or terminate the listing of the Existing Class A Shares on Nasdaq. The Company has taken no action that is designed to terminate the registration of the Existing Class A Shares under the Exchange Act.

k. Assuming the accuracy of the undersigned’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the undersigned.

l. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares.

m. The Company has not entered into any side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in the Company other than the Other Subscription Agreements relating to the issuance and sale by the Company of Class A Common Stock at the Purchase Price.

n. The Company has made available to the undersigned (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Company with the Commission since its initial registration of the Existing Class A Shares (the “SEC Documents”) and prior to the date of this Subscription Agreement. None of the SEC Documents filed under the Exchange Act contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its inception. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

o. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) suit, action, charge, complaint, arbitration, labor dispute or similar proceeding pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

p. Except for commissions and expenses payable to Deutsche Bank Securities and Goldman Sachs & Co. LLC (the “Placement Agents”) in connection with their engagement as placement agents for the sale of the Shares, the Company has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Shares, including, for the avoidance of doubt, any fee or commission payable to any shareholder or affiliate of the Company.

6. Representations and Warranties of the Undersigned. The undersigned represents and warrants to the Company that:

a. The undersigned is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or (ii) an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A, and is acquiring the Shares only for his, her or its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). The undersigned is not an entity formed for the specific purpose of acquiring the Shares.

b. The undersigned understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The undersigned understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the undersigned absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a legend to such effect. The undersigned acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The undersigned understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the undersigned may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The undersigned understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

c. The undersigned understands and agrees that the undersigned is purchasing Shares directly from the Company. The undersigned further acknowledges that there have been no representations, warranties, covenants and agreements made to the undersigned by the Company, or its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

d. The undersigned’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The undersigned acknowledges and agrees that the undersigned has received such information as the undersigned deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the undersigned acknowledges that it has reviewed the documents provided to the undersigned by the Company. The undersigned represents and agrees that the undersigned and the undersigned’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the undersigned and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The undersigned further acknowledges that the information provided to the undersigned is preliminary and subject to change.

f. The undersigned became aware of this offering of the Shares solely by means of direct contact between the undersigned and the Company or a representative of the Company, and the Shares were offered to the undersigned solely by direct contact between the undersigned and the Company or a representative of the Company. The undersigned did not become aware of this offering of the Shares, nor were the Shares offered to the undersigned, by any other means. The undersigned acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

g. The undersigned acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the undersigned has sought such accounting, legal and tax advice as the undersigned has considered necessary to make an informed investment decision.

h. Alone, or together with any professional advisor(s), the undersigned has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the undersigned and that the undersigned is able at this time and in the foreseeable future to bear the economic risk of a total loss of the undersigned’s investment in the Company. The undersigned acknowledges specifically that a possibility of total loss exists.

i. In making its decision to purchase the Shares, the undersigned has relied solely upon independent investigation made by the undersigned. Without limiting the generality of the foregoing, the undersigned has not relied on any statements or other information provided by the Placement Agents (as defined below) concerning the Company or the Shares or the offer and sale of the Shares.

j. The undersigned understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

k. The undersigned has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

l. The execution, delivery and performance by the undersigned of this Subscription Agreement are within the powers of the undersigned, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the undersigned is a party or by which the undersigned is bound, and, if the undersigned is not an individual, will not violate any provisions of the undersigned’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the undersigned is an individual, has legal competence and capacity to execute the same or, if the undersigned is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

m. Neither the due diligence investigation conducted by the undersigned in connection with making its decision to acquire the Shares nor any representations and warranties made by the undersigned herein shall modify, amend or affect the undersigned’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

n. The undersigned is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The undersigned agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the undersigned is permitted to do so under applicable law. If the undersigned is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the undersigned maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the undersigned and used to purchase the Shares were legally derived.

o. No disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Shares.

p. The Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the undersigned by the Company.

q. In connection with the issue and purchase of the Shares, the Placement Agents have not acted as the undersigned’s financial advisor or fiduciary.

r. If the undersigned is a resident or subject to the laws of Canada, the undersigned hereby declares, represents, warrants and agrees as set forth in the attached Schedule B.

7. Registration Rights.

a. In the event that the Pubco Shares issuable upon conversion of the Shares are not registered in connection with the consummation of the Transaction, Pubco agrees that, within forty-five (45) calendar days after the consummation of the Transaction (the “Filing Date”), Pubco will file with the Commission (at Pubco’s sole cost and expense) a registration statement (the “Registration Statement”) registering such resale, and Pubco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the Commission notifies Pubco that it will “review” the Registration Statement) following the Closing and (ii) the 10th business day after the date Pubco is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations, provided, further, that Pubco’s obligations to include the Pubco Shares in the Registration Statement are contingent upon the undersigned furnishing in writing to Pubco such information regarding the undersigned, the securities of Pubco held by the undersigned and the intended method of disposition of the Pubco Shares as shall be reasonably requested by Pubco to effect the registration of the Pubco Shares, and shall execute such documents in connection with such registration as Pubco may reasonably request that are customary of a selling stockholder in similar situations. For purposes of clarification, any failure by Pubco to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve Pubco of its obligations to file or effect the Registration Statement as set forth above in this Section 7.

b. Pubco further agrees that, in the event that (i) the Registration Statement has not been declared effective by the Commission by the Effectiveness Date, (ii) after such Registration Statement is declared effective by the Commission, (A) such Registration Statement ceases for any reason (including by reason of a stop order, or Pubco’s failure to update the Registration Statement), to remain continuously effective as to all Shares for which it is required to be effective or (B) the undersigned is not permitted to utilize the Registration Statement to resell the Shares (in each case of (A) and (B), (x) other than within the time period(s) permitted by this Subscription Agreement and (y) excluding by reason of a post-effective amendment required in connection with Pubco’s filing of an amendment thereto (a “Special Grace Period”) (which Special Grace Period shall not be treated as a Registration Default (as defined below)), or (iii) after the date one year following the Closing Date, and only in the event the Registration Statement is not effective or available to sell all Shares, Pubco fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as a result of which investors who are not affiliates of Pubco are unable to sell the Shares without restriction under Rule 144 (or any successor thereto) (each such event referred to in clauses (i) through (iii), a “Registration Default” and, for purposes of such clauses, the date on which such Registration Default occurs, a “Default Date”), then in addition to any other rights the undersigned may have hereunder or under applicable law, on each such Default Date and on each monthly anniversary of each such Default Date (if the applicable Registration Default shall not have been cured by such date) until the applicable Registration Default is cured, Pubco shall pay to the undersigned an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to 0.5% of the aggregate Purchase Price paid by the undersigned pursuant to this Subscription Agreement for any Pubco Shares held by the undersigned on the Default Date; provided, however, that if the undersigned fails to provide Pubco with any information requested by Pubco that is required to be provided in such Registration Statement with respect to the undersigned as set forth herein, then, for purposes of this Section 7, the Filing Date or Effectiveness Date, as applicable, for a Registration Statement with respect to the undersigned shall be extended until two (2) business days following the date of receipt by Pubco of such required information from the undersigned; and in no event shall Pubco be required hereunder to pay to the undersigned pursuant to this Subscription Agreement an aggregate amount that exceeds 5.0% of the aggregate Purchase Price paid by the undersigned for its Shares. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of a Registration Default, except in the case of the first Default Date. Pubco shall deliver the cash payment to the undersigned with respect to any Liquidated Damages by the fifth business day after the date payable. If Pubco fails to pay said cash payment to the undersigned in full by the fifth business day after the date payable, Pubco will pay interest thereon at a rate of 5.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law, and calculated on the basis of a year consisting of 360 days) to the undersigned, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, nothing shall preclude the undersigned from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section 7 in accordance with applicable law. The parties agree that notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable to the undersigned with respect to any period during which all of the undersigned’s Pubco Shares may be sold by the undersigned without volume or manner of sale restrictions under Rule 144 and Pubco is in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

c. In the case of the registration, qualification, exemption or compliance effected by Pubco pursuant to this Subscription Agreement, Pubco shall, upon reasonable request, inform the undersigned as to the status of such registration, qualification, exemption and compliance. At its expense Pubco shall:

i.	except for such times as Pubco is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Pubco determines to obtain, continuously effective with respect to the undersigned, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the undersigned ceases to hold any Shares or (ii) the date all Shares held by the undersigned may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for Pubco to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) three years from the Effective Date of the Registration Statement. The period of time during which Pubco is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

ii.	advise the undersigned within five (5) business days: (1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective; (2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (3) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (4) of the receipt by Pubco of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (5) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Pubco shall not, when so advising the undersigned of such events, provide the undersigned with any material, nonpublic information regarding Pubco other than to the extent that providing notice to the undersigned of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding Pubco;

iii.	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

iv.	upon the occurrence of any event contemplated above, except for such times as Pubco is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Pubco shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

v.	use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Existing Parent Class A Shares issued by Pubco have been listed; and

vi.	use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby and to enable the undersigned to sell the Shares under Rule 144.

d. Notwithstanding anything to the contrary in this Subscription Agreement, Pubco shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the undersigned not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by Pubco or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Pubco’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by Pubco in the Registration Statement of material information that Pubco has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Pubco’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that Pubco may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from Pubco of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which Pubco agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Pubco unless otherwise required by law or subpoena. If so directed by Pubco, the undersigned will deliver to Pubco or, in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Shares in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the undersigned is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

e. The undersigned may deliver written notice (including via email in accordance with this Subscription Agreement) (an “Opt-Out Notice”) to Pubco requesting that the undersigned not receive notices from Pubco otherwise required by this Section 7; provided, however, that the undersigned may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the undersigned (unless subsequently revoked), (i) Pubco shall not deliver any such notices to the undersigned and the undersigned shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the undersigned’s intended use of an effective Registration Statement, the undersigned will notify Pubco in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(e)) and the related suspension period remains in effect, Pubco will so notify the undersigned, within one (1) business day of the undersigned’s notification to Pubco, by delivering to the undersigned a copy of such previous notice of Suspension Event, and thereafter will provide the undersigned with the related notice of the conclusion of such Suspension Event immediately upon its availability.

f. Indemnification.

i.	Pubco agrees to indemnify, to the extent permitted by law the undersigned, its directors and officers and agents and each person who controls the undersigned, if any, (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement or prospectus included in any Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Pubco by the undersigned expressly for use therein.

ii.	In connection with any Registration Statement in which the undersigned is participating, the undersigned shall furnish to Pubco in writing such information and affidavits as Pubco reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify Pubco, its directors and officers and agents and each person who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus, or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the undersigned expressly for use therein; provided, however, that the liability of the undersigned shall be several and not joint and shall be in proportion to and limited to the net proceeds received from the sale of Shares pursuant to such Registration Statement.

iii.	Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

iv.	the indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. Each party participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event such party’s indemnification is unavailable for any reason.

v.	If the indemnification provided under this Section 7(f) from the indemnifying party is unavailable to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification pursuant to this Section 7(f) from any person who was not guilty of such fraudulent misrepresentation.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) following the execution of a definitive agreement among the Company, Pubco and Open Lending with respect to the Transaction (a “Transaction Agreement”), such date and time as such Transaction Agreement is terminated in accordance with its terms without the Transaction being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; (c) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing; or (d) December 31, 2020; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify the undersigned of the termination of the Transaction Agreement after the termination of such agreement.

9. Trust Account Waiver. The undersigned acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. The undersigned further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated January 9, 2018 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

10. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the undersigned hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned.

b. The Company may request from the undersigned such additional information as the Company may deem necessary to evaluate the eligibility of the undersigned to acquire the Shares, and the undersigned shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

c. The undersigned acknowledges that the Company, Open Lending, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the undersigned agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. The undersigned agrees that each purchase by the undersigned of Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the undersigned as of the time of such purchase. The undersigned further acknowledges and agrees that the Placement Agents are third-party beneficiaries of the representations and warranties of the undersigned contained in Section 6 of this Subscription Agreement.

d. The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. For the avoidance of doubt, this Subscription Agreement may not be modified, waived or terminated without the express written consent of Open Lending.

g. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise expressly set forth in subsection (c) of this Section 10, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

m. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company has provided to the undersigned at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of the undersigned or any of its affiliates, or include the name of the undersigned or any of its affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of the undersigned, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) in the filing of this Subscription Agreement with the Commission and in the related Current Report on Form 8-K in a manner acceptable to the undersigned, (iii) in a press release or marketing materials of the Company in connection with the Transaction in a manner reasonably acceptable to the undersigned and (iv) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case the Company shall provide the undersigned with prior written notice of such disclosure permitted under this subclause (iv).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which shares are to be registered (if different):	Date:	January ___, 2020
Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. To the extent the offering is oversubscribed, the number of Shares received may be less than the number of Shares subscribed for.

IN WITNESS WHEREOF, Nebula Acquisition Corporation has accepted this Subscription Agreement as of the date set forth below.

NEBULA ACQUISITION CORPORATION

By:
Name:
Title:

Date: January 5, 2020

NEBULA PARENT CORP.

By:
Name:
Title:

OPEN LENDING, LLC

By:
Name:
Title:

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act. for one or more of the following reasons (Please check the applicable subparagraphs):

☐	We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	We are an insurance company, as defined in Section 2(13) of the Securities Act.

☐	We are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	We are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐	We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	We are a corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

Schedule A

☐	We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	We are an entity in which all of the equity owners are accredited investors.

C.	AFFILIATE STATUS

(Please check the applicable box)

THE INVESTOR:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by the Investor and constitutes a part of the Subscription Agreement

Schedule A

SCHEDULE B

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR (Canadian Investors Only)

1.	We hereby declare, represent and warrant that:

(a)	we are purchasing the Shares as principal for our own account, or are deemed to be purchasing the Shares as principal for our own account in accordance with applicable Canadian securities laws, and not as agent for the benefit of another investor;

(b)	we are residents in or subject to the laws of one of the provinces or territories of Canada;

(c)	we are entitled under applicable securities laws to purchase the Shares without the benefit of a prospectus qualified under such securities laws and, without limiting the generality of the foregoing, are both:

a.	an “accredited investor” as defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or section 73.3(2) of the Securities Act (Ontario) by virtue of satisfying the indicated criterion in Section 11 below, and we are not a person created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106; and

b.	a “permitted client” as defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”) by virtue of satisfying the indicated criterion in Section 12 below

(d)	we have received, reviewed and understood, this Subscription Agreement and certain disclosure materials relating to the placing of Shares in Canada and, are basing our investment decision solely on this Subscription and the materials provided by the Company and not on any other information concerning the Company or the offering of the Shares;

(e)	the acquisition of Shares does not and will not contravene any applicable Canadian securities laws, rules or policies of the jurisdiction in which we are resident and does not trigger (i) any obligation to prepare and file a prospectus or similar document or (ii) any registration or other similar obligation on the part of any person;

(f)	we will execute and deliver within the applicable time periods all documentation as may be required by applicable Canadian securities laws to permit the purchase of the Shares on the terms set forth herein and, if required by applicable Canadian securities laws, will execute, deliver and file or assist the Company in obtaining and filing such reports, undertakings and other documents relating to the purchase of the Shares as may be required by any applicable Canadian securities laws, securities regulator, stock exchange or other regulatory authority; and

(g)	neither we nor any party on whose behalf we are acting has been established, formed or incorporated solely to acquire or permit the purchase of Shares without a prospectus in reliance on an exemption from the prospectus requirements of applicable Canadian securities laws.

Schedule B

2.	We are aware of the characteristics of the Shares, the risks relating to an investment therein and agree that we must bear the economic risk of its investment in the Shares. We understand that we will not be able to resell the Shares under applicable Canadian securities laws except in accordance with limited exemptions and compliance with other requirements of applicable law, and we (and not the Company) are responsible for compliance with applicable resale restrictions or hold periods and will comply with all relevant Canadian securities laws in connection with any resale of the Shares.

3.	We hereby undertake to notify the Company immediately of any change to any declaration, representation, warranty or other information relating to us set forth herein which takes place prior to the closing of the purchase of the Shares applied for hereby.

4.	We understand and acknowledge that (i) the Company is not a reporting issuer in any province or territory in Canada and its securities are not listed on any stock exchange in Canada and there is currently no public market for the Shares in Canada; and (ii) the Company currently has no intention of becoming a reporting issuer in Canada and the Company is not obligated to file and has no present intention of filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the Shares to the public, or listing the Company’s securities on any stock exchange in Canada and thus the applicable restricted period or hold period may not commence and the Shares may be subject to an unlimited hold period or restricted period in Canada and in that case may only be sold pursuant to limited exemptions under applicable securities legislation.

5.	We confirm we have reviewed applicable resale restrictions under relevant Canadian legislation and regulations.

6.	It is acknowledged that we should consult our own legal and tax advisors with respect to the tax consequences of an investment in the Shares in our particular circumstances and with respect to the eligibility of the Shares for investment by us and resale restrictions under relevant Canadian legislation and regulations, and that we have not relied on the Company or on the contents of the disclosure materials provided by the Company, for any legal, tax or financial advice.

7.	If we are a resident of Quebec, we acknowledge that it is our express wish that all documents evidencing or relating in any way to the sale of the Shares be drawn in the English language only. Si nous sommes résidents de la province de Québec, nous reconnaissons par les présentes que c’est notre volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à la vente des engagements soient rédigés en anglais seulement.

8.	We understand and acknowledge that we are making the representations, warranties and agreements contained herein with the intent that they may be relied upon by the Company and the agents in determining our eligibility to purchase the Shares, including the availability of exemptions from the prospectus requirements of applicable Canadian securities laws in connection with the issuance of the Shares.

9.	We consent to the collection, use and disclosure of certain personal information for the purposes of meeting legal, regulatory, self-regulatory, security and audit requirements (including any applicable tax, securities, money laundering or anti-terrorism legislation, rules or regulations) and as otherwise permitted or required by law, which disclosures may include disclosures to tax, securities or other regulatory or self-regulatory authorities in Canada and/or in foreign jurisdictions, if applicable, in connection with the regulatory oversight mandate of such authorities.

Schedule B

10.	If we are an individual resident in Canada, we acknowledge that: (A) the Company or the agents may be required to provide personal information pertaining to us as required to be disclosed in Schedule I of Form 45-106F1 Report of Exempt Distribution (“Form 45-106F1”) under NI 45-106 (including its name, email address, address, telephone number and the aggregate purchase price paid by the purchaser) (“personal information”) to the securities regulatory authority or regulator in the local jurisdiction (the “Regulator”); (B) the personal information is being collected indirectly by the Regulator under the authority granted to it in securities legislation; and (C) the personal information is being collected for the purposes of the administration and enforcement of the securities legislation; and by purchasing the securities, we shall be deemed to have authorized such indirect collection of personal information by the Regulator. Questions about the indirect collection of information should be directed to the Regulator in the local jurisdiction, using the contact information set out below:

(a)	in Alberta, the Alberta Securities Commission, Suite 600, 250 - 5th Street SW, Calgary, Alberta T2P 0R4, Telephone: (403) 297-6454, toll free in Canada: 1-877-355-0585;

(b)	in British Columbia, the British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2, Inquiries: (604) 899-6581, toll free in Canada: 1-800-373-6393, Email: inquiries@bcsc.bc.ca;

(c)	in Manitoba, The Manitoba Securities Commission, 500 - 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5, Telephone: (204) 945-2548, toll free in Manitoba 1-800-655-5244;

(d)	in New Brunswick, Financial and Consumer Services Commission (New Brunswick), 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2, Telephone: (506) 658-3060, toll free in Canada: 1-866-933-2222, Email: info@fcnb.ca;

(e)	in Newfoundland and Labrador, Government of Newfoundland and Labrador, Financial Services Regulation Division, P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John’s, Newfoundland and Labrador, A1B 4J6, Attention: Director of Securities, Telephone: (709) 729-4189,

(f)	in the Northwest Territories, the Government of the Northwest Territories, Office of the Superintendent of Securities, P.O. Box 1320, Yellowknife, Northwest Territories X1A 2L9, Attention: Deputy Superintendent, Legal & Enforcement, Telephone: (867) 920-8984;

(g)	in Nova Scotia, the Nova Scotia Securities Commission, Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8, Telephone: (902) 424-7768;

(h)	in Nunavut, Government of Nunavut, Department of Justice, Legal Registries Division, P.O. Box 1000, Station 570, 1st Floor, Brown Building, Iqaluit, Nunavut X0A 0H0, Telephone: (867) 975-6590;

(i)	in Ontario, the Inquiries Officer at the Ontario Securities Commission, 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8314, toll free in Canada: 1-877-785-1555, Email: exemptmarketfilings@osc.gov.on.ca;

(j)	in Prince Edward Island, the Prince Edward Island Securities Office, 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8, Telephone: (902) 368-4569;

(k)	in Québec, the Autorité des marchés financiers, 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3, Telephone: (514) 395-0337 or 1-877-525-0337, Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers), fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers);

Schedule B

(l)	in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan, Suite 601 - 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2, Telephone: (306) 787-5879; and

(m)	in Yukon, Government of Yukon, Department of Community Services, Law Centre, 3rd Floor, 2130 Second Avenue, Whitehorse, Yukon Y1A 5H6, Telephone: (867) 667-5314.

11.	We hereby represent, warrant, covenant and certify that we are, or any party on whose behalf we are acting is, an “accredited investor” as defined in NI 45-106 or section 73.3(1) of the Securities Act (Ontario) by virtue of satisfying the indicated criterion below:

Please check the category that applies:

☐		a Canadian financial institution or a Schedule III bank of the Bank Act (Canada),
☐		the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
☐		a subsidiary of any person or company referred to in paragraphs (a) or (b) if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,
☐		a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations,
[omitted]
	(e.1)	[omitted]
☐		the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or of the government of a province or territory of Canada,
☐		a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,
☐		any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada,
[omitted]
☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD$5,000,000,
[omitted]
[omitted]
☐		a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

Schedule B

☐	an investment fund that distributes or has distributed its securities only to a person that is or was an accredited investor at the time of the distribution, a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of NI 45-106 [Minimum amount investment], or 2.19 of NI 45-106 [Additional investment in investment funds], or a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106 [Investment fund reinvestment],
☐	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,
☐	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,
☐	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,
☐	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,
☐	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (d) or paragraph (i) in form and function,
☐	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,
☐	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
☐	a person that is recognized or designated by the Commission as an accredited investor,
☐	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

12.	We hereby represent, warrant, covenant and certify that we are, or any party on whose behalf we are acting is, a “permitted client” by virtue of the criterion indicated below,

Please check the category that applies:

☐	(a)	a Canadian financial institution or a Schedule III bank;
☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

Schedule B

☐	(c)	a subsidiary of any person or company referred to in paragraph (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of the subsidiary;
☐	(d)	a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser, investment dealer, mutual fund dealer or exempt market dealer;
☐	(e)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions or a pension commission or similar regulatory authority of a jurisdiction of Canada or a wholly-owned subsidiary of such a pension fund;
☐	(f)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e);
☐	(g)	the Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;
☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
☐	(i)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Quebec;
☐	(j)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a managed account managed by the trust company or trust corporation, as the case may be;
☐	(k)	a person or company acting on behalf of a managed account managed by person or company, if the person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;
☐	(l)

an investment fund if one or both of the following apply:

(i) the fund is managed by a person or company registered as an investment fund manager under the securities legislation of a jurisdiction of Canada;

(ii) the fund is advised by a person or company authorized to act as an adviser under the securities legislation of a jurisdiction of Canada;

☐	(m)	in respect of a dealer, a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity;
☐	(n)	in respect of an adviser, a registered charity under the Income Tax Act (Canada) that is advised by an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity;
☐	(o)	a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity;
☐	(p)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5 million;
☐	(q)	a person or company that is entirely owned by an individual or individuals referred to in paragraph (o), who holds the beneficial ownership interest in the person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction;
☐	(r)	a person or company, other than an individual or an investment fund, that has net assets of at least C$25,000,000 as shown on its most recently prepared financial statements; or
☐	(s)	a person or company that distributes securities of its own issue in Canada only to persons or companies referred to in paragraphs (a) through (r).

Schedule B

EXHIBIT B

Company Support Agreement

[see attached]

Execution Version

COMPANY SUPPORT AGREEMENT

COMPANY SUPPORT AGREEMENT, dated as of January 5, 2020 (this “Agreement”), by and among NEBULA ACQUISITION CORP., a Delaware corporation (“NAC”), and each of the members of the Company whose names appear on the signature pages of this Agreement (each, a “Company Member” and, collectively, the “Company Members”).

WHEREAS, NAC, Open Lending, LLC, (the “Company”), BRP Hold 11, Inc. (“Blocker”), the Blocker Holder as defined therein, Nebula Parent Corp., (“ParentCo”), NBLA Merger Sub LLC, (“Merger Sub LLC”), and NBLA Merger Sub Corp., (“Merger Sub Corp”), propose to enter into, simultaneously herewith, a business combination agreement (the “BCA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), a copy of which has been made available to each Company Member, which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub Corp will be merged with and into NAC (the “First Merger”), with NAC surviving the First Merger as a wholly owned subsidiary of ParentCo and Merger Sub LLC will be merged with and into the Company (the “Second Merger”), with the Company surviving the Second Merger as a direct and indirect wholly-owned subsidiary of ParentCo;

WHEREAS, as of the date hereof, each Company Member owns of record the number of Company Common Units, Company Series A Preferred Units, Company Series B Preferred Units and Company Series C Preferred Units as set forth opposite such Company Member’s name on Exhibit A hereto (all such Company Common Units, Company Series A Preferred Units, Company Series B Preferred Units and Company Series C Preferred Units and any Company Common Units, Company Series A Preferred Units, Company Series B Preferred Units and Company Series C Preferred Units of which ownership of record or the power to vote is hereafter acquired by the Company Members prior to the termination of this Agreement being referred to herein as the “Units”); and

WHEREAS, in order to induce, NAC, ParentCo, Merger Sub LLC, and Merger Sub Corp to enter into the BCA, the Company Members are executing and delivering this Agreement to NAC.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agrees as follows:

1.  Agreement to Vote. Each Company Member, by this Agreement, with respect to its Units, severally and not jointly, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as NAC may reasonably request in connection therewith), if (and only if) each of the Approval Conditions shall have been met, to vote, at any meeting of the members of the Company, and in any action by written consent of the members of the Company, all of such Company Member’s Units (a) in favor of the approval and adoption of the BCA, the transactions contemplated by the BCA and this Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the BCA and considered and voted upon by the members of the Company, (c) in favor of the approval and adoption of the New Stock Incentive Plan (as defined in the BCA) and (d) against any action, agreement or transaction (other than the BCA or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the transactions contemplated by the BCA from being consummated. Each Company Member acknowledges receipt and review of a copy of the BCA. For purposes of this Agreement, “Approval Conditions” shall mean there shall not have been any amendment or modification to the Company Merger Consideration (including any Contingency Consideration) payable under the BCA to the Company Members.

2.  Transfer of Units. Each Company Member severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Units or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Units into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Units (unless the transferee agrees to be bound by this Agreement), or (d) take any action that would have the effect of preventing or disabling the Company Member from performing its obligations hereunder.

3.  No Solicitation of Transactions. Each of the Company Members severally and not jointly, agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) initiate, solicit or knowingly encourage (including by furnishing non-public information) the submission of, or participate in any discussions or negotiations that would reasonably be excepted to result in an Acquisition Proposal in violation of the BCA or (b) participate in any discussions or negotiations regarding, or furnish to any person, any non-public information with respect to, or otherwise knowingly encourage, any Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Acquisition Proposal) in violation of the BCA. Each Company Member shall, and shall direct or cause its representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing that would reasonably be excepted to result in an Acquisition Proposal (other than the transactions contemplated by the BCA) to the extent required by the BCA.

4.  Representations and Warranties. Each Company Member severally and not jointly, represents and warrants for an on behalf of itself to NAC as follows:

(a) The execution, delivery and performance by such Company Member of this Agreement and the consummation by such Company Member of the transactions contemplated hereby do not and will not (i) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Company Member, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Units or (iv) conflict with or result in a breach of or constitute a default under any provision of such Company Member’s Organizational Documents.

(b) Such Company Member owns of record and has good, valid and marketable title to the Units set forth opposite the Company Member’s name on Exhibit A free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of such Company Member) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Units, and such Company Member does not own, directly or indirectly, any other Units.

(c) Such Company Member has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Company Member.

5.  Termination. This Agreement and the obligations of the Company Members under this Agreement shall automatically terminate upon the earliest of (a) the First Effective Time; (b) the termination of the BCA in accordance with its terms; and (b) the mutual agreement of NAC and Company Members holding a majority in interest of the Company Membership Interests held by all Company Members. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to termination.

6.  Miscellaneous.

(a) Except as otherwise provided herein or in any Transaction Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(b)):

If to NAC, to it at:

Nebula Acquisition Corp.

Four Embarcadero Center, Suite 2350

San Francisco, CA 94111

Telephone: (415) 780-9975

Attention: Rufina Adams

Email: rufina@truewindcapital.com

with a copy to:

Greenberg Traurig, LLP

200 Park Avenue

New York, New York 10166

Facsimile No.: (212) 801-6400

Telephone No.: (212) 801-9200

Attention: Alan I. Annex, Esq.

Email: annexa@gtlaw.com

If to a Company Member, to the address set forth for such Company Member on the signature page hereof.

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Jocelyn Arel, Jared Spitalnick and Dan Espinoza

E-Mail: JArel@goodwinlaw.com; JSpitalnick@goodwinlaw.com; DEspinoza@goodwinlaw.com

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement and the Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Company Member shall be liable for the breach by any other Company Member of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon any Company Member until such time as the BCA is executed by each of the parties thereto.

(k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (k).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NEBULA ACQUISITION CORP.

By:
Name:	Adam Clammer
Title:	Co-Chief Executive Officer

COMPANY MEMBERS

By:
Name:	Scott Gordon

By:
Name:	Richard F. “Sandy” Watkins

By:
Name:	Ryan Collins

By:
Name:	Steve Letbetter

By:
Name:	Keith Jezek

By:
Name:	Kurt Wilkin

Open Lending Opportunity Partners

By:
Name:	Richard F. “Sandy” Watkins
Title:	General Partner

Bee Cave Capital, LLC

By:
Name:	Kurt Wilkin
Title:	Member

BRP HOLD 11, INC.

By:
Name:	Michelle Riley
Title:	Secretary

By:
Name:	Ronald Fishman
Title:	Treasurer

Bregal Investments, Inc.

By:
Name:	Michelle Riley
Title:	Secretary

By:
Name:	Ronald Fishman
Title:	Treasurer

EXHIBIT C

EXECUTION VERSION

NAC FOUNDER SUPPORT AGREEMENT

NAC FOUNDER SUPPORT AGREEMENT, dated as of January [__], 2020 (this “Agreement”), by and among NEBULA ACQUISITION CORP., a Delaware corporation (“NAC”), NEBULA PARENT CORP., a Delaware corporation (“ParentCo”), OPEN LENDING, LLC, a Texas limited liability company (the “Company”), and each of the stockholders of NAC whose names appear on the signature pages of this Agreement (each, a “Founder” and, collectively, the “Founders”).

WHEREAS, NAC, the Company, NAC, BRP Hold 11, Inc., ParentCo, NBLA Merger Sub LLC, a Texas limited liability company (“Merger Sub LLC”), NBLA Merger Sub Corp., a Delaware corporation (“Merger Sub Corp”) and certain other persons propose to enter into, simultaneously herewith, a business combination agreement (the “BCA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), a copy of which has been made available to each Founder, which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub Corp will be merged with and into NAC (the “First Merger”), with NAC surviving the First Merger as a wholly owned subsidiary of ParentCo, and Merger Sub LLC will be merged with and into the Company (the “Second Merger”), with the Company surviving the Second Merger as a direct and indirect wholly-owned subsidiary of ParentCo;

WHEREAS, as of the date hereof, each Founder owns of record the number of shares of NAC Class B Common Stock as set forth opposite such Founder’s name on Exhibit A hereto (all such shares of NAC Class B Common Stock and any shares of NAC Class B Common Stock of which ownership of record or the power to vote is hereafter acquired by the Founders prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce ParentCo, NAC and the Company to enter into the BCA, the Founders are executing and delivering this Agreement to NAC and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the Founders (severally and not jointly), the Company and NAC hereby agrees as follows:

1. Agreement to Vote. Each Founder, by this Agreement, with respect to its Shares, hereby agrees to vote,: (i) at any meeting of the stockholders of NAC, and in any action by written consent of the stockholders of NAC, all of such Founder’s Shares (a) in favor of the approval and adoption of the BCA, the transactions contemplated by the BCA and this Agreement, and (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the BCA and considered and voted upon by the stockholders of NAC. Each Founder acknowledges receipt and review of a copy of the BCA.; and (ii) at any meeting of the stockholders of NAC or ParentCo, and in any action by written consent of the stockholders of NAC or ParentCo, all of such Founder’s Shares and Founder’s shares of common stock of ParentCo, as applicable, in favor of the approval and adoption of the New Stock Incentive Plan (as defined in the BCA).

2. Transfer of Shares. Each of the Founders agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares (unless the transferee agrees to be bound by this Agreement) or (d) take any action that would have the effect of preventing or disabling the Company Member from performing its obligations hereunder.

3. Waiver of Anti-Dilution Provision. Each Founder hereby waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law and the amended and restated certificate of incorporation of NAC, dated January 9, 2018 (as it may be amended from time to time, the “Certificate of Incorporation”), the provisions of Section 4.3(b)(ii) of the Certificate of Incorporation to have the shares of NAC Class B Common Stock convert to shares of NAC Class A Common Stock at a ratio of greater than one-for-one in connection with the issuance of any Equity Interest. The waiver specified in this Section 3 shall be applicable only in connection with the transactions contemplated by the BCA and this Agreement (and any Equity Interests issued in connection with the transactions contemplated by the BCA and this Agreement) and shall be void and of no force and effect if the BCA shall be terminated for any reason.

4. Amendment of the Founder Shares Lock-up Period. Each of the Founders (including Nebula Holdings, LLC, the “Sponsor”), NAC and the Company hereby agree that the Letter Agreement, dated January 9, 2018, by and among NAC and the Founders (the “Letter Agreement”), is hereby amended as specified on Exhibit B, with such amendment to become effective as of the consummation of the transactions contemplated by the BCA (and not before). The amendment specified in this Section 4 shall be applicable only in connection with the transactions contemplated by the BCA and this Section 4 shall be void and of no force and effect if the BCA shall be terminated for any reason.

5. Earn-Out Consideration. The Sponsor, the Company and NAC hereby agree that following the Closing, in addition to the consideration to be received pursuant to the BCA, ParentCo shall be required to issue to the Sponsor additional ParentCo Common Shares as follows:

(a) Six Hundred Twenty Five Thousand (625,000) ParentCo Common Shares, in the aggregate, if any time prior to or as of the second anniversary of the Closing the VWAP is greater than or equal to Twelve Dollars ($12.00) over any twenty (20) trading days within any thirty (30) trading day period (the “First Earn-Out Target”) (such 625,000 ParentCo Common Shares, the “First Level Earn-Out Consideration”).

(b) Six Hundred Twenty Five Thousand (625,000) ParentCo Common Shares, in the aggregate, if any time prior to or as of the second anniversary of the Closing the VWAP is greater than or equal to Fourteen Dollars ($14.00) over any twenty (20) trading days within any thirty (30) trading day period (the “Second Earn-Out Target”, and, together with the First Earn-Out Target, the “Earn-Out Targets”) (such 625,000 ParentCo Common Shares, the “Second Level Earn-Out Consideration” and together with the First Level Earn-Out Consideration, the “Earn-Out Consideration”). For the avoidance of doubt, the maximum amount of Earn-Out Consideration is 1,250,000 ParentCo Common Shares, in the aggregate.

(c) If any of the Earn-Out Targets set forth in Section 5(a) and (b) shall have been achieved, within five (5) Business Days following the achievement of the applicable Earn-Out Target, ParentCo shall issue the applicable Earn-Out Consideration to the Sponsor.

(d) If a Change of Control of ParentCo occurs prior to the second anniversary of the Closing, any portion of the applicable Earn-Out Consideration to that is issuable pursuant to Section 5(a) and (b) that remains unissued as of immediately prior to the consummation of such Change of Control shall immediately vest and the Sponsor shall be entitled to receive such applicable Earn-Out Consideration prior to the consummation of such Change of Control.

(e) The Earn-Out Consideration and the Earn-Out Targets shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into ParentCo Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to ParentCo Common Shares, occurring on or after the date hereof and prior to the time any such Earn-Out Consideration is delivered to Sponsor, if any.

6. Contingent Liabilities. The Sponsor hereby agrees that to the extent the NAC Expenses shall exceed an amount equal to (i) $25,000,000 plus (ii) the NAC Cash (collectively, the “NAC Expense Cap”), then, the Sponsor shall, on the Closing Date, in its sole option, either (x) pay any such amount in excess of the NAC Expense Cap to NAC in cash, by wire transfer of immediately available funds to the account designated by NAC, or (y) forfeit to NAC (for no consideration) such number of shares of NAC Class B Common Stock (valued at $10.00 per share of NAC Class B Common Stock) held by the Sponsor that would, in the aggregate, have a value equal to such amount in excess of the NAC Expense Cap; provided, that if Sponsor shall elect to forfeit shares of NAC Class B Common Stock and the number of shares of NAC Class B Common Stock available for forfeiture pursuant to this Section 6 shall be insufficient to satisfy the Sponsor’s obligations under this Section 6, then Sponsor shall, on the Closing Date, satisfy any such additional in cash on the Closing Date.

7. Forfeiture of NAC Warrants. In connection with the consummation of the transactions contemplated by the BCA, each Founder hereby agrees, that immediately prior to the First Effective Time, it, she or he shall forfeit and surrender, and/or cause the forfeiture and surrender, to NAC, for no consideration, of such number of NAC Warrants as is set forth opposite such Founder’s name on Exhibit A hereto. Each Founder hereby agrees to take, and authorizes NAC to take, such actions as shall be necessary to evidence such surrender and forfeiture of such NAC Warrants as of immediately prior to the First Effective Time. The obligations specified in this Section 7 shall be applicable only in connection with the transactions contemplated by the BCA and this Agreement and shall be void and of no force and effect if the BCA shall be terminated for any reason.

8. Representations and Warranties. Each Founder, severally and not jointly, represents and warrants to the Company as follows:

(a) The execution, delivery and performance by such Founder of this Agreement and the consummation by such Founder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to such Founder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of such Founder) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Founder’s Organizational Documents

(b) Such Founder owns of record and has good, valid and marketable title to the Shares set forth opposite the Founder’s name on Exhibit A free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of such Founder) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Shares, and such Founder does not own, directly or indirectly, any other Shares.

(c) Such Founder has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Founder.

9. Termination. This Agreement and the obligations of the Founders under this Agreement shall automatically terminate upon the earliest of: (a) the First Effective Time; (b) the termination of the BCA in accordance with its terms; and (c) the mutual agreement of the Company and the Sponsor. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

10. Miscellaneous.

(a) Except as otherwise provided herein or in any Transaction Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(b)):

If to ParentCo, NAC, Merger Sub Corp or Merger Sub LLC:

Nebula Acquisition Corp.
Four Embarcadero Center, Suite 2350

San Francisco, CA 94111

Telephone: (415) 780-9975
Attention: Rufina Adams
Email: rufina@truewindcapital.com

with a copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Facsimile No: (212) 801-6400
Telephone No.: (212) 801-9200
Attention: Alan I. Annex, Esq.
Email: annexa@gtlaw.com

If to the Company, to:

Open Lending, LLC
901 S. Mopac Expressway
Building 1, Suite 510

Austin, Texas 78746
Attention: John Flynn, Ross Jessup and Sandy Watkins;
Email: jflynn@openlending.com; ross@openlending.com;

sandy@openlending.com

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Jocelyn Arel, Jared Spitalnick and Dan Espinoza

E-Mail: JArel@goodwinlaw.com;

JSpitalnick@goodwinlaw.com;

DEspinoza@goodwinlaw.com

If to a Founder, to the address or facsimile number set forth for Founder on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement and the Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Founder shall be liable for the breach by any other Founder of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j) This Agreement shall not be effective or binding upon any Founder until such time as the BCA is executed.

(k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (k).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NEBULA ACQUISITION CORP.

Name:
Title:

OPEN LENDING, LLC

Name:
Title:

NEBULA PARENT CORP.

Name:
Title:

[Signature Page to Founder Support Agreement]

FOUNDERS:

Nebula Holdings, LLC

By:
Name:
Title:
Address:

Adam H. Clammer

By:
Name:
Title:
Address:

James H. Greene, Jr.

By:
Name:
Title:
Address:

Rufina Adams

By:
Name:
Title:
Address:

David Kerko

By:
Name:
Title:
Address:

[Signature Page to Founder Support Agreement]

Frank Kern

By:
Name:
Title:
Address:

James C. Hale

By:
Name:
Title:
Address:

Ronald Lamb

By:
Name:
Title:
Address:

[Signature Page to Founder Support Agreement]

EXHIBIT A

THE FOUNDERS

Founder	Shares of NAC Class B Common Stock	NAC Warrants to be Forfeited
Nebula Holdings, LLC	6,775,000	5,000,000
Adam H. Clammer	0	N/A
James H. Greene, Jr.	0	N/A
Rufina Adams	0	N/A
David Kerko	25,000	N/A
Frank Kern	25,000	N/A
James C. Hale	25,000	N/A
Ronald Lamb	25,000	N/A

EXHIBIT B

AMENDMENT TO THE LETTER AGREEMENT

Effective as of the consummation of the transactions contemplated by the BCA, sub-paragraph (a) of paragraph 7 is hereby deleted in its entirety and replaced with the following:

(a) The Sponsor and each Insider agrees that it or he shall not Transfer any Founder Shares (or, for all purposes of this Letter Agreement, shares of Common Stock issuable upon conversion thereof or shares of capital stock for which such Founder Shares may have been exchanged pursuant to the Company’s initial Business Combination) except as follows:

(A) one half of such Founder Shares shall not have any restrictions on Transfer under this Agreement six (6) months following completion of the Company’s initial Business Combination;

(B) twenty five percent (25%) of such Founder Shares shall not have any restrictions on Transfer under this Agreement if, at any time prior to or as of the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, the daily volume weighted average price (the “VWAP”) of the shares of Common Stock is greater than or equal to $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) over any twenty (20) trading days within any thirty (30) trading day period;

(C) the remaining twenty five percent (25%) of such Founders Shares shall not have any restrictions on Transfer under this Agreement if, at any time prior to or as of the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, the VWAP of the shares of Common Stock is greater than or equal to $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) over any twenty (20) trading days within any thirty (30) trading day period; and

(D) notwithstanding clauses (B) and (C), all Founder Shares shall not have any restrictions on Transfer under this Agreement on the date, if prior to or as of the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, on which the Company (or the successor to the Company pursuant to the Company’s initial Business Combination) undergoes a Change of Control (collectively, the “Founder Shares Lock-up Period”)

Following the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, the Sponsor and each Insider shall immediately and, in any event within five (5) business days, forfeit and surrender to the Company (for no consideration), any Founder Shares which shall not have become freely Transferable pursuant to the provisions of clauses (A), (B), (C) or (D) above. For purposes of this paragraph (a), “Change of Control” shall have the meaning specified in that certain Business Combination Agreement, dated as of January [__], 2020, among Nebula Acquisition Corp., Open Lending, LLC, BRP Hold 11, Inc., Nebula Parent Corp., NBLA Merger Sub LLC, NBLA Merger Sub Corp. and certain other persons.

EXHIBIT D

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEBULA PARENT CORP.

Nebula Parent Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The present name of the corporation is “Nebula Parent Corp.” The corporation was incorporated under the name “Nebula Parent Corp.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 23, 2019 (the “Original Certificate”).

2. This Amended and Restated Certificate of Incorporation, which both restates and further amends the provisions of the Original Certificate, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the corporation’s sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3. The text of the Original Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

ARTICLE I

The name of the Corporation is Nebula Parent Corp. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [number spelled out] ([number]), divided into (i) [number spelled out] ([number]) shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) [number spelled out] ([number]) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of each class or series of capital stock of the Corporation shall be as provided by or pursuant to this Article IV.

A. COMMON STOCK

Subject to law and the powers, preferences and rights, if any, of any of the holders of any series of Preferred Stock then outstanding:

(a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors” and each, a “Director”) and on all other matters requiring stockholder action, each outstanding share of Common Stock entitling the holder thereof to one (1) vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (or on any amendment to a certificate of designations of any series of Preferred Stock then outstanding) that alters or changes the powers, preferences, rights or other terms of one or more series of Preferred Stock then outstanding if the holders of such affected series of Preferred Stock are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate of Incorporation (or pursuant to any certificate of designations of any series of Preferred Stock then outstanding) or pursuant to the DGCL;

(b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation (the “Board of Directors”) or any authorized committee thereof; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be distributed pro rata to the holders of the Common Stock. A merger or consolidation of the Corporation with or into another corporation or other entity, or the sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation, dissolution or winding up of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article IV, Section 3(c).

B. PREFERRED STOCK

The Board of Directors or any authorized committee thereof is hereby expressly authorized, to the fullest extent permitted by law, to provide from time to time, by resolution or resolutions thereof, out of the unissued shares of Preferred Stock for one or more series of Preferred Stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of such series. Except as otherwise provided by any certificate of designations of any series of Preferred Stock then outstanding or by law, no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof. The designations, powers, preferences and relative, participating, optional, special and other rights of each series of Preferred Stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of capital stock generally entitled to vote irrespective of Section 242(b)(2) of the DGCL, without the separate vote of the holders of the Preferred Stock as a class.

ARTICLE V

STOCKHOLDER ACTION

1. Action without Meeting. Except as may otherwise be provided by or pursuant to this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding) with respect to the holders of any series of Preferred Stock then outstanding, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation may be effected by written consent of stockholders in lieu of a meeting of stockholders. In addition to any affirmative vote required by law or this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding), the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock generally entitled to vote, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article V, Section 1.

2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Election of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation (the “Bylaws”) shall so provide.

3. Term of Office. The Directors, other than those who may be elected by the holders of any series of Preferred Stock then outstanding, shall be classified, with respect to the term for which they severally hold office, into three classes designated as “Class I”, “Class II” and “Class III”. The classification of the Board of Directors shall become effective upon the effectiveness of this Certificate of Incorporation in accordance with the DGCL and, at such effective time, the existing directors of the corporation shall be assigned to classes as follows: (a) Class I Directors – [names]; (b) Class II Directors – [names]; and (c) Class III Directors – [names]. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2021, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2022, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2023. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, as provided by or pursuant to this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding), the holders of any one or more series of Preferred Stock then outstanding shall have the right, voting separately as a series or together with holders of one or more other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any certificate of designations applicable to such series.

In addition to any affirmative vote required by law or this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding), the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock generally entitled to vote, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article VI, Section 3.

4. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding to elect Directors and to fill vacancies in the Board of Directors relating thereto, newly created directorships resulting from an increase in the authorized number of Directors and any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors or by the sole remaining Director, and not by the stockholders. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI, Section 3, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a newly created directorship or vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5. Removal. Subject to the rights, if any, of any series of Preferred Stock then outstanding to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill newly created directorships or vacancies on the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders not less than two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of Directors, voting together as a single class.

ARTICLE VII

LIMITATION OF LIABILITY

A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director at the time of such amendment, repeal or modification.

In addition to any affirmative vote required by law or this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding), the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock generally entitled to vote, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend, alter, repeal or adopt any provision inconsistent with this Article VII.

ARTICLE VIII

AMENDMENT OF BYLAWS

1. Amendment by Directors. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the Bylaws.

2. Amendment by Stockholders. In addition to any affirmative vote required by this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding), the Bylaws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock generally entitled to vote, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval of the Bylaws shall not be required unless mandated by this Certificate of Incorporation, the Bylaws, or other applicable law.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, repeal or adopt this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding) in the manner now or hereafter prescribed by statute and this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding), and all rights, preferences or privileges conferred upon stockholders, Directors or any other person by or pursuant to this Certificate of Incorporation (or any certificate of designations of any series of Preferred Stock then outstanding) are granted subject to this reservation. Except as otherwise required by this Certificate or by law, whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Certificate, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose.

IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Amended and Restated Certificate of Incorporation as of this ____ day of __________, ____.

NEBULA PARENT CORP.

By:
Name:
Title:

EXHIBIT E

Directors and Officers of ParentCo

Directors

Initial ParentCo Directors. Immediately following the consummation of the First Merger, the ParentCo Board will be comprised of: (i) three (3) Class I Directors, one (1) of whom shall be a NAC Initial Director, one (1) of whom shall be a Blocker Holder Initial Director and one (1) of whom shall be a Company Initial Director (who shall qualify as an “independent director” under Rule 5605(a)(2) of the listing rules of the Nasdaq Stock Market (or any successor rule) (an “Independent Director”)); (ii) three (3) Class II Directors, one (1) of whom shall be a NAC Initial Director, one (1) of whom shall be a Blocker Holder Initial Director and one (1) of whom shall be a Company Initial Director (who shall qualify as an Independent Director); and (iii) three (3) Class III Directors, two (2) of whom shall be Company Founder Initial Directors and one (1) of whom shall be a Company Initial Director (who shall qualify as an Independent Director). ParentCo and the ParentCo Board shall ensure that a majority of the members of each committee of the ParentCo Board shall be comprised of directors of ParentCo designated by the Company Investors and that any compensation committee or nominating and corporate governance committee of the ParentCo Board shall include at least one (1) director designated by the NAC Investors until the NAC Investors are no longer entitled to designate ParentCo directors, provided such NAC Director qualifies as an Independent Director. All defined terms used herein shall have the meanings ascribed to them in the Investors Rights Agreement.

Officers

1. John Flynn – President and Chief Executive Officer

2. Ross Jessup – Chief Financial Officer and Chief Operating Officer

3. Ryan Collins – Chief Information Officer and Chief Technology Officer

E-1

EXHIBIT F

 Tax Receivable Agreement

[see attached]

TAX RECEIVABLE AGREEMENT

BY AND AMONG

NEBULA Acquisition Corp.,

BRP HOLD 11, INC.,

THE BLOCKER HOLDER NAMED HEREIN,

NEBULA PARENT CORP.,

OPEN LENDING, LLC

and

THE UNDERSIGNED BENEFICIARIES,

Dated as of [●], 2020

i

Table of Contents

(continued)

ii

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (as it may be amended, restated, supplemented and/or otherwise modified from time to time, this “Agreement”), dated as of [●], 2020, is hereby entered into by and among Nebula Acquisition Corp., a Delaware corporation (“NAC”), BRP Hold 11, Inc., a Delaware corporation (the “Blocker”), the person listed as the Blocker Holder on the signature pages hereto (the “Blocker Holder”), Nebula Parent Corp.,, a Delaware corporation (“Parent”), Open Lending, LLC, a Texas limited liability company (the “Company”), and each Beneficiary.

RECITALS

WHEREAS, as of [●], 2020, NAC, the Blocker, the Blocker Holder, Parent, the Company, and certain other parties engaged in and completed the Reorganization Transactions;

WHEREAS, the Company Unit Sellers include all the members of the Company (other than the Blocker) and, together with the Blocker, immediately prior to the Reorganization Transactions, hold all of the issued and outstanding interests of the Company (the “Company Units”);

WHEREAS, as a result of the Reorganization Transactions, (i) Merger Sub Corp, a wholly-owned direct subsidiary of Parent, merged with and into NAC (the “First Merger”), with NAC surviving the First Merger as a wholly owned subsidiary of Parent, (ii) immediately following the First Merger, Parent acquired, and the Blocker Holder contributed to Parent, (the “Blocker Contribution”) all outstanding Blocker stock (the “Blocker Shares”) such that, following the Blocker Contribution, Blocker was a wholly-owned subsidiary of Parent, and (iii) immediately following the Blocker Contribution, Merger Sub LLC, a wholly-owned direct subsidiary of Parent, merged with and into the Company (the “Second Merger”), with the Company surviving the Second Merger as a direct and indirect wholly-owned subsidiary of Parent;

WHEREAS, (i) in consideration of the First Merger, the holders of shares of NAC received common stock of Parent, (ii) in consideration of the Blocker Contribution, the Blocker Holder received a combination of common stock of Parent and cash and (iii) in consideration of the Second Merger, the Company Unit Sellers received a combination common stock of Parent and cash;

WHEREAS, the Blocker owned the rights to the Inherited Tax Attributes (as hereinafter defined) immediately prior to the Blocker Contribution;

WHEREAS, for U.S. federal income tax purposes, the First Merger, the Blocker Contribution and the Second Merger shall be treated as part of an integrated transaction that qualifies as a contribution pursuant to Section 351 of the Code;

WHEREAS, the Second Merger resulted in (i) an increase in Parent’s proportionate share of the existing tax basis of the assets owned by the Company and each of its direct or indirect Subsidiaries (that is owned through a chain of pass-through entities) that is treated as a partnership for U.S. federal income tax purposes (collectively, the “Company Group”) and (ii) an adjustment to the tax basis of the assets of the Company Group reflected in that proportionate share as of the date of the Second Merger (the “Exchange Date”), with a consequent impact on the taxable income subsequently derived therefrom; and

WHEREAS, the Parties to this Agreement desire to provide for certain payments and make certain arrangements with respect to any tax benefits to be derived by Parent and its subsidiaries (including the Company and its subsidiaries, as applicable and without duplication (but, in each case, only with respect to Taxes imposed on the Company that are allocable to Parent or to members of the consolidated, combined, affiliated or unitary group of which Parent is the common parent)) as the result of the Second Merger, the Blocker Contribution, and the making of payments under this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings.

“Actual Interest Amount” means the amount of any Extension Rate Interest calculated in respect of the Net Tax Benefit for a Taxable Year.

“Actual Tax Liability” means, with respect to any Taxable Year, the liability for Covered Taxes of Parent and its subsidiaries (including the Company and its subsidiaries, as applicable and without duplication (but, in each case, only with respect to Taxes imposed on the Company that are allocable to Parent or to members of the consolidated, combined, affiliated or unitary group of which Parent is the common parent) (a) appearing on Tax Returns of Parent for such Taxable Year and (b) if applicable, determined in accordance with a Determination (including interest imposed in respect thereof under applicable law).

“Advisory Firm” means an accounting firm that is nationally recognized as being expert in Covered Tax matters, selected by Parent.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means the Reference Rate plus 100 basis points.

“Agreement” is defined in the preamble to this Agreement.

“Amended Schedule” is defined in Section 2.6(b) of this Agreement.

“Arbitrators” is defined in Section 7.8(a) of this Agreement.

“Attributable Company Units” means the Company Units outstanding immediately prior to completion of the Reorganization Transactions that are attributable to each Beneficiary (including the Blocker Holder), as reflected on Exhibit A, with any Company Units held by the Blocker immediately prior to completion of the Reorganization Transactions being attributed to the Blocker Holder.

“Attribute Limitations” is defined in Section 2.4(a) of this Agreement.

“Audit Committee” means the audit committee of the Board.

“Basis Adjustment” means the increase or decrease to the tax basis of, or Parent’s share of the tax basis of, the Reference Assets (i) under Sections 734(b), 743(b), 754, and 755 (but, in each case, only to the extent that the Second Merger is treated as an event that gives rise to such adjustment) of the Code and, in each case, the comparable sections of U.S. state and local and non-U.S. tax law and (ii) under Sections 732 and 1012 of the Code and, in each case, the comparable sections of U.S. state and local and non-U.S. tax law, in each case as a result of the Second Merger (and, without duplication, as a result of any basis adjustment to which Parent succeeds in connection with the Second Merger, including pursuant to proposed Treasury Regulations Section 1.743-1(f)(2) and any subsequent similar guidance and comparable sections of U.S. state and local income and franchise tax law) and, in each case, any payments made under this Agreement.

“Basis Schedule” is defined in Section 2.3 of this Agreement.

“Beneficial Owner” means, with respect to any security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, with respect to such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security.

“Beneficiaries” means each Company Unit Seller and the Blocker Holder, as reflected on Exhibit A.

“Beneficiary Advisory Firm” means an accounting firm that is nationally recognized as being expert in Covered Tax matters, selected by the Beneficiary Representative or the Significant Beneficiaries, as applicable; provided that such accounting firm shall be different from the accounting firm serving as the Advisory Firm.

“Beneficiary Representative” means [●].

“Business Combination Agreement” means that certain Business Combination Agreement, dated January 5, 2020, by and between Parent, the Company and the other parties named therein.

“Board” means the Board of Directors of Parent.

“Business Day” means any day excluding Saturday, Sunday and any day on which commercial banks in the State of New York are authorized by law to close.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the Beneficial Owner of securities of Parent representing more than fifty percent (50%) of the combined voting power of Parent’s then outstanding voting securities;

(2) the shareholders of Parent approve a plan of complete liquidation or dissolution of Parent or there is consummated an agreement or series of related agreements for the merger or other disposition, directly, or indirectly, by Parent of all or substantially all of Parent’s assets (including a sale of assets of the Company), other than such sale or other disposition by Parent of all or substantially all of Parent’s assets to an entity at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of Parent in substantially the same proportions as their ownership of Parent immediately prior to such sale;

(3) there is consummated a merger or consolidation of Parent or any direct or indirect subsidiary of Parent (including the Company) with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the individuals constituting the Board immediately prior to the merger or consolidation do not constitute at least a majority of the Board surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (y) all of the Persons who were the respective Beneficial Owners of the voting securities of Parent immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation; or

(4) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Parent’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (or treated as such) shall be considered as though such individual was a member of the Incumbent Board (but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board).

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Parent immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of Parent immediately following such transaction or series of transactions.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor Law thereto.

“Company” is defined in the preamble to this Agreement.

“Company Unit Sellers” means, all of the members of the Company (other than the Blocker).

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Covered Tax” means any and all U.S. federal, state, local and non-U.S. tax, assessment or similar charge that is based on or measured with respect to net income or profits, whether as an exclusive or an alternative basis (including for the avoidance of doubt, franchise taxes and transaction taxes imposed in lieu of income taxes), and any interest imposed in respect thereof under applicable law.

“Cumulative Net Realized Tax Benefit” means, for a Taxable Year, the cumulative amount of Realized Tax Benefits for all Taxable Years of Parent, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

“Default Rate” means the Reference Rate plus 500 basis points.

“Default Rate Interest” is defined in Section 3.1(b)(iv) of this Agreement.

“Depreciation” is defined in Section 3.1(b)(i) of this Agreement.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of U.S. state, local or non-U.S. tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Covered Tax.

“Dispute” is defined in Section 7.8(a) of this Agreement.

“Early Termination Effective Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Notice” is defined in Section 4.3 of this Agreement.

“Early Termination Payment” is defined in Section 4.4(b) of this Agreement.

“Early Termination Rate” means the Long-Term Treasury Rate in effect on the applicable date plus 300 basis points.

“Early Termination Reference Date” is defined in Section 4.3 of this Agreement.

“Early Termination Schedule” is defined in Section 4.3 of this Agreement.

“Expert” is defined in Section 7.10 of this Agreement.

“Extension Rate Interest” means the interest calculated at the Agreed Rate from the due date (without extensions) for filing the U.S. federal income Tax Return of Parent for a Taxable Year until the date on which Parent makes a timely Tax Benefit Payment to the Beneficiary on or before a Final Payment Date as determined pursuant to Section 3.1(a), calculated in respect of the Net Tax Benefit (including previously accrued Imputed Interest) for such Taxable Year. In the case of a Tax Benefit Payment made in respect of an Amended Schedule, the Extension Rate Interest means the interest calculated at the Agreed Rate from the date of such Amended Schedule becoming final in accordance with Section 2.6(b) until the Final Payment Date as determined pursuant to Section 3.1(a).

“Final Payment Date” means any date on which a payment is required to be made pursuant to this Agreement. For the avoidance of doubt, a Final Payment Date in respect of a Tax Benefit Payment is determined pursuant to Section 3.1(a) of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability of Parent and its subsidiaries (including the Company and its subsidiaries, as applicable and without duplication (but, in each case, only with respect to Taxes imposed on the Company that are allocable to Parent or to members of the consolidated, combined, affiliated or unitary group of which Parent is the common parent) that would arise in respect of Covered Taxes, using the same methods, elections, conventions and similar practices used on the actual relevant Tax Returns of Parent but (i) calculating depreciation, amortization, or other similar deductions, or otherwise calculating any items of income, gain, or loss, using the Non-Adjusted Tax Basis as reflected on the Basis Schedule, including amendments thereto for such Taxable Year, (ii) excluding any deduction attributable to (a) Imputed Interest for such Taxable Year and (b) any Extension Rate Interest paid or accrued for such Taxable Year, and (iii) excluding any deductions or other offsets arising from the use of the Inherited Tax Attributes. For the avoidance of doubt, the Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any tax item (or portions thereof) that is attributable to any of the items described in clauses (i), (ii), and (iii) of the previous sentence. If all or a portion of the liability for Covered Taxes for the Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of such Taxable Year, such liability shall not be included in determining the Hypothetical Tax Liability unless and until there has been a Determination.

“Imputed Interest” is defined in Section 3.1(b)(iii) of this Agreement.

“Independent Directors” means the members of the Board who are “independent” under the standards set forth in Rule 10A-3 promulgated under the U.S. Securities Exchange Act of 1933, as amended, and the corresponding rules of the principal exchange, if any, on which the common stock of Parent is traded or quoted.

“Inherited Tax Attributes” is defined in Section 2.4(a) of this Agreement.

“Inherited Tax Attribute Schedule” is defined in Section 2.4(b) of this Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit B to this Agreement.

“Joinder Requirement” is defined in Section 7.6(a) of this Agreement.

“LIBOR” means during any period, a rate per annum equal to the ICE LIBOR rate for a period of one month (“ICE LIBOR”), as published on the applicable Reuters screen page (such page currently being the LIBOR01 page) (or such other commercially available source providing quotations of ICE LIBOR as may be designated by Parent from time to time) for deposits with a term equivalent to such period in dollars, determined as of approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such period, for dollar deposits (for delivery on the first day of such period).

“Long-Term Treasury Rate” means the Long-Term Composite Rate, which is the unweighted average of bid yields on all outstanding fixed-coupon bonds neither due nor callable in less than 10 years, as published by the U.S. Department of the Treasury or by any other publicly available source of such market rate.

“Maximum Rate” is defined in Section 7.17 of this Agreement.

“Net Tax Benefit” is defined in Section 3.1(b)(ii) of this Agreement.

“Non-Adjusted Tax Basis” means, for purposes of this Agreement, with respect to any Reference Asset at any time, the amount of tax basis that such asset would have had at such time if no Basis Adjustment had been made.

“Objection Notice” is defined in Section 2.6(a)(i) of this Agreement.

“Parent” is defined in the preamble to this Agreement.

“Parent Letter” means a letter prepared by Parent in connection with the performance of its obligations under this Agreement, which states that the relevant Schedules, notices or other information to be provided by Parent to the Beneficiaries, along with all supporting schedules and work papers, were prepared in a manner that is consistent with the terms of this Agreement and, to the extent not expressly provided in this Agreement, on a reasonable basis in light of the facts and law in existence on the date such Schedules, notices or other information were delivered by Parent to the Beneficiaries.

“Parties” means the parties named on the signature pages to this agreement and each additional party that satisfies the Joinder Requirement, in each case with their respective successors and assigns.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability for such Taxable Year, provided, however, that for any Taxable Year in which (i) the Hypothetical Tax Liability is a negative number, the Realized Tax Benefit for such Taxable Year shall be zero, and (ii) if the Actual Tax Liability is a negative number, and the Hypothetical Tax Liability is a positive number, the Actual Tax Liability shall be deemed to equal zero for purposes of calculating the amount of the Realized Tax Benefit.. If all or a portion of the Actual Tax Liability for such Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination with respect to such Actual Tax Liability.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability for such Taxable Year; provided, however, that for any Taxable Year in which (i) the Actual Tax liability is a negative number, the Realized Tax Detriment for such Taxable Year shall be zero and (ii) if the Hypothetical Tax Liability is a negative number, and the Actual Tax Liability is a positive number, the Hypothetical Tax Liability shall be deemed to equal zero for purposes of calculating the amount of the Realized Tax Detriment for such Taxable Year. If all or a portion of the Actual Tax Liability for such Taxable Year arises as a result of an audit or similar proceeding by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination with respect to such Actual Tax Liability.

“Reconciliation Dispute” is defined in Section 7.10 of this Agreement.

“Reconciliation Procedures” is defined in Section 2.6 of this Agreement.

“Reference Asset” means any asset of the Company or any of its successors or assigns, whether held directly by the Company or indirectly by the Company through a member of the Company Group, at the time of the Second Merger. A Reference Asset also includes any asset the tax basis of which is determined, in whole or in part, by reference to the tax basis of an asset that is described in the preceding sentence, including “substituted basis property” within the meaning of Section 7701(a)(42) of the Code. Notwithstanding the foregoing, “Reference Asset” shall only include real property and other tangible and intangible property eligible for cost recovery pursuant to Sections 167, 168, or 197 of the Code.

“Reference Rate” means the Reference Rate Base plus the Reference Rate Spread.

“Reference Rate Base” means LIBOR during any period for which such rate is published in accordance with the definition thereof. If LIBOR ceases to be published in accordance with the definition thereof, the Company and the Beneficiary Representative shall work together in good faith to select a new Reference Rate with similar characteristics.

“Reference Rate Spread” means 0 basis points during any period for which LIBOR is published in accordance with the definition thereof. If LIBOR ceases to be published in accordance with the definition thereof, the Company and the Beneficiary Representative shall work together in good faith to select a new Reference Rate Spread, such that the Reference Rate is not materially changed (and in no event by more than 25 basis points) as a result of the selection of a new Reference Rate Base at the time of such selection.

“Reorganization Transactions” shall have the meaning ascribed to it in the Business Combination Agreement.

“Schedule” means any of the following: (i) a Basis Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule, and, in each case, any amendments thereto.

“Senior Obligations” is defined in Section 5.1 of this Agreement.

“Significant Beneficiary” means [●].

“Subsidiary” means, with respect to any Person and as of any determination date, any other Person as to which such first Person (i) owns, directly or indirectly, or otherwise controls, more than 50% of the voting power or other similar interests of such other Person or (ii) is the sole general partner interest, or managing member or similar interest, of such Person.

“Subsidiary Stock” means any stock or other equity interest in any subsidiary entity of Parent that is treated as a corporation for U.S. federal income tax purposes.

“Tax Benefit Payment” is defined in Section 3.1(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.5(a) of this Agreement.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated tax.

“Taxable Year” means a taxable year of Parent as defined in Section 441(b) of the Code or comparable section of U.S. state or local or non-U.S. tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), ending on or after the closing date of the Reorganization Transactions.

“Taxing Authority” shall mean any domestic, non-U.S., national, federal, state, county, municipal, or local government, or any subdivision, agency, commission or authority thereof, or any quasi-governmental body, or any other authority of any kind, exercising regulatory or other authority in relation to tax matters.

“Termination Objection Notice” is defined in Section 4.3 of this Agreement.

“Treasury Regulations” means the final, temporary, and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Two-Thirds Beneficiary Approval” means written approval by the Beneficiaries whose rights under this Agreement are attributable to at least two-thirds (2/3) of the Attributable Company Units. For purposes of this definition, a Beneficiary’s rights under this Agreement shall be attributed to Company Units as of the time of a determination of Two-Thirds Beneficiary Approval.

“U.S.” means the United States of America.

“Valuation Assumptions” shall mean, as of an Early Termination Effective Date, the assumptions that:

(1) in each Taxable Year ending on or after such Early Termination Effective Date, Parent will have taxable income sufficient to fully use the deductions arising from the amount of available Inherited Tax Attributes (subject to any Attribute Limitations), Basis Adjustments and the Imputed Interest during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available;

(2) the U.S. federal, state, local, and non-U.S. income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Effective Date, except to the extent any change to such tax rates for such Taxable Year has already been enacted into law;

(3) any loss carryovers from a prior year generated by any Basis Adjustment, Imputed Interest (including such Basis Adjustment and Imputed Interest generated as a result of payments under this Agreement), or use of the Inherited Tax Attributes (subject to any Attribute Limitations) and available as of the date of the Early Termination Schedule will be deemed used by Parent on a pro rata basis from the date of the Early Termination Schedule through the scheduled expiration date of such loss carryovers or, if such carryforwards do not have an expiration date, over the 15-year period after such carryforwards were generated;

(4) any non-amortizable assets to which there has been a Basis Adjustment as a result of the Second Merger (other than any corporate stock, including Subsidiary Stock) will be disposed of on the earlier of (i) the fifteenth anniversary of the applicable Basis Adjustment and (ii) the Early Termination Effective Date for an amount sufficient to fully use the Basis Adjustments with respect to such assets, and any short-term investments (as defined by GAAP) will be disposed of twelve (12) months following the Early Termination Effective Date; provided that in the event of a Change of Control which includes a taxable sale of any relevant asset, such asset shall be deemed disposed of at the time of the Change of Control (if earlier than such fifteenth anniversary or twelve (12) month period);

(5) any Subsidiary Stock will be deemed never to be disposed of; and

(6) any payment obligations pursuant to this Agreement will be satisfied on the date that any Tax Return to which such payment obligation relates is required to be filed excluding any extensions.

1.2 Rules of Construction. Unless otherwise specified herein:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) For purposes of interpretation of this Agreement:

(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision thereof.

(ii) References in this Agreement to a Schedule, Article, Section, clause or sub-clause refer to the appropriate Schedule to, or Article, Section, clause or subclause in, this Agreement.

(iii) References in this Agreement to dollars or “$” refer to the lawful currency of the United States of America.

(iv) The term “including” is by way of example and not limitation.

(v) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Unless otherwise expressly provided herein, (a) references to organization documents, agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted hereby; and (b) references to any law (including the Code and the Treasury Regulations) shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

ARTICLE II
DETERMINATION OF CUMULATIVE REALIZED TAX BENEFIT

2.1 Basis Adjustments. The Parties acknowledge and agree that for all tax reporting purposes (A) the Second Merger shall be treated as a transfer or sale, respectively, of Company Units by the Company Unit Sellers to Parent and (B) the Second Merger will give rise to a Basis Adjustment. The Basis Adjustment with respect to a Reference Asset (or applicable portions thereof, where the Basis Adjustment exceeds the basis adjustment under Section 732 or 743(b) of the Code) shall be recovered over the applicable period under applicable Law. Basis Adjustments reflecting Parent’s increased share of the Non-Adjusted Tax Basis in a Reference Asset shall be determined as of the Exchange Date and shall not be adjusted as a result of future changes to Parent’s ownership percentage in the Company. The Parties acknowledge and agree that (x) all payments to a Company Unit Seller pursuant to this Agreement (other than amounts treated as interest under the Code) will be treated as subsequent upward purchase price adjustments that have the effect of creating additional Basis Adjustments in respect of the Company Units previously held by such Beneficiary in the year of payment and (y) as a result, such additional Basis Adjustments in respect of such Company Units will be incorporated into the current year calculation and into future year calculations, as appropriate under applicable law.

2.2 The Company Section 754 Election. Parent will ensure that, on and after the date hereof, the Company and each of its direct and indirect Subsidiaries (that is owned through a chain of pass-through entities) that is treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Code (and under any similar provisions of applicable U.S. state or local law) for each applicable Taxable Year, but only to the extent that the Parent has the authority to cause such Subsidiary to make such election under the applicable agreement for such Subsidiary.

2.3 Basis Schedule. Within ninety (90) calendar days after the filing of the U.S. federal income Tax Return of Parent for each relevant Taxable Year, Parent shall deliver to the Beneficiary Representative, for the benefit of each Beneficiary, a schedule (the “Basis Schedule”) that shows, in reasonable detail as necessary in order to understand the calculations performed under this Agreement: (a) the Non-Adjusted Tax Basis of the Reference Assets as of the Exchange Date; (b) the Basis Adjustments with respect to the Reference Assets as a result of the Second Merger; (c) the period (or periods) over which the Reference Assets are amortizable and/or depreciable; and (d) the period (or periods) over which each Basis Adjustment described in clause (b) is amortizable and/or depreciable. The Basis Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.6(a) and may be amended by the Parties pursuant to the procedures set forth in Section 2.6(b).

2.4 Inherited Tax Attributes.

(a) Consequences of the Blocker Contribution. The parties hereto further acknowledge that the Blocker may have certain tax attributes at the time of the Blocker Contribution to which Parent could inherit in the Blocker Contribution under the Code or similar provisions of U.S. federal, state or local and non-U.S. tax law arising from basis adjustments pursuant to Section 743 of the Code and the regulations thereunder. For this purpose, the term “Inherited Tax Attributes” with respect to the Blocker shall refer to the items of loss or deduction that will arise to the Blocker or its successor as a result of certain transactions that occurred prior to the Blocker Contribution which increased the adjusted basis of property of the Company (or its predecessor) with respect to the Blocker (or its predecessor) pursuant to Sections 743(b), 755, 732, or 1012 of the Code; provided that such items will not constitute an Inherited Tax Attribute until such time as such items are available to be claimed as a loss or deduction for U.S. federal income tax purposes. The parties further acknowledge that, in the event that the Blocker Contribution is effected, the Parent’s ability to utilize an Inherited Tax Attribute to offset its taxable income or to reduce its Tax payments may be limited under Sections 382, 383 and 384 of the Code or similar provisions of U.S. federal, state or local and non-U.S. tax law (the “Attribute Limitations”).

(b) Inherited Tax Attribute Schedule Generally. Within 90 calendar days after filing its U.S. federal income Tax Return for the year in which the Blocker Contribution occurred, Parent shall deliver to the Blocker Holder, a schedule (each, an “Inherited Tax Attribute Schedule”) that shows, in reasonable detail, for U.S. federal income tax purposes, (i) the amount of each Inherited Tax Attribute with respect to the Blocker, separately stated to the extent relevant, (ii) the amount of each Attribute Limitation for the Blocker Holder, if any, separately stated to the extent relevant, and (iii) the amount of any “net unrealized built-in gain” or “net unrealized built-in loss” as defined in Section 382(h)(3) of the Code for the Blocker. At the time Parent delivers the Inherited Tax Attribute Schedule to the Blocker Holder, it shall (x) deliver to the Blocker Holder supporting schedules and work papers, as determined by the Parent or requested by the Blocker Holder, that provide a reasonable level of detail regarding the data and calculations that were relevant for purposes of preparing the Inherited Tax Attribute Schedule and a letter from the Advisory Firm supporting such Inherited Tax Attribute Schedule and (y) allow the Blocker Holder reasonable access to the appropriate representatives at Parent, the Company, and the Advisory Firm in connection with its review of such schedule. Each Inherited Tax Attribute Schedule shall become final and binding on the parties unless the Blocker Holder, within thirty (30) calendar days after receiving its respective Inherited Tax Attribute Schedule, provides Parent with notice of a material objection to such Inherited Tax Attribute Schedule made in good faith and in reasonable detail. If Parent and the Blocker Holder, negotiating in good faith, are unable to successfully resolve the issues raised in such notice within sixty (60) calendar days after such notice was delivered to Parent, Parent and the Blocker Holder shall employ the Reconciliation Procedures.

(c) Amendments to Inherited Tax Attribute Schedule. Each Inherited Tax Attribute Schedule may be amended from time to time by Parent (i) in connection with a Determination, (ii) to correct inaccuracies to the original Inherited Tax Attribute Schedule identified after the date of the Blocker Contribution as a result of a mistake or the receipt of additional information or (iii) to comply with the expert’s determination under the Reconciliation Procedures. At the time Parent delivers such amended Inherited Tax Attribute Schedule to the Blocker Holder, it shall (x) deliver to the Blocker Holder schedules and work papers providing reasonable detail regarding the preparation of the relevant amended Inherited Tax Attribute Schedule and a letter from the Advisory Firm supporting such amended Inherited Tax Attribute Schedule and (y) allow the Blocker Holder reasonable access to the appropriate representatives at Parent, the Company, and the Advisory Firm in connection with its review of such schedule. Parent shall provide an Amended Schedule to the Blocker Holder within sixty (60) calendar days of the occurrence of an event referenced in clauses (i) through (iii) of the first sentence of this Section 2.4(c). Each amended Inherited Tax Attribute Schedule shall become final and binding on the parties unless the Blocker Holder, within thirty (30) calendar days after receiving such amended Inherited Tax Attribute Schedule, provide Parent with notice of a material objection to such amended Inherited Tax Attribute Schedule made in good faith and in reasonable detail. If Parent and the Blocker Holder, negotiating in good faith, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after such notice was delivered to Parent, Parent and the Blocker Holder shall employ the Reconciliation Procedures.

2.5 Tax Benefit Schedule.

(a) Tax Benefit Schedule. Within ninety (90) calendar days after the filing of the U.S. federal income Tax Return of Parent for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, Parent shall provide to the Beneficiary Representative and the Blocker Holder a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”) with respect to each Beneficiary and the Blocker Holder. The Tax Benefit Schedules will become final and binding on the Parties pursuant to the procedures set forth in Section 2.6(a), and may be amended by the Parties pursuant to the procedures set forth in Section 2.6(b).

(b) Applicable Principles. Subject to the provisions of this Agreement, the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the Actual Tax Liability of Parent for such Taxable Year attributable to the Basis Adjustments, Imputed Interest and Extension Rate Interest, and the Inherited Tax Attributes as determined using a “with and without” methodology described in Section 2.6(a). For the avoidance of doubt, the actual Covered Tax liability will take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as Imputed Interest under the Code based upon the characterization of the Tax Benefit Payment as additional consideration payable by the Company for the Company Units acquired in the Second Merger, or payable by Parent for the assets acquired pursuant to the Blocker Contribution, as the case may be. Carryovers or carrybacks of any tax item attributable to any Basis Adjustment, Imputed Interest or Extension Rate Interest or the Inherited Tax Attributes shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local and non-U.S. tax law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Covered Tax item includes a portion that is attributable to the Basis Adjustment, Imputed Interest, or the Inherited Tax Attributes and another portion that is not, such portions shall be considered to be used in the order determined using such “with and without” methodology. The Parties agree that all Tax Benefit Payments attributable to the Second Merger will be treated as subsequent upward purchase price adjustments that give rise to further Basis Adjustments for Parent beginning in the Taxable Year of payment, and as a result, such additional Basis Adjustments will be incorporated into such Taxable Year continuing for future Taxable Years until any incremental Basis Adjustment benefits with respect to a Tax Benefit Payment equals a de minimis amount. For the avoidance of doubt, the treatment of Tax Benefit Payments pursuant to the preceding sentence shall not apply to Tax Benefit Payments attributable to the Blocker Holder.

2.6 Procedures; Amendments.

(a) Procedures. Each time Parent delivers an applicable Schedule to the Beneficiary Representative or the Blocker Holder under this Agreement, including any Amended Schedule delivered pursuant to Section 2.6(b), but excluding any Early Termination Schedule or amended Early Termination Schedule delivered pursuant to the procedures set forth in Section 4.2, Parent shall also: (x) deliver supporting schedules and work papers, as determined by Parent or as reasonably requested by the Beneficiary Representative or the Blocker Holder, that provide a reasonable level of detail regarding the data and calculations that were relevant for purposes of preparing the Schedule; (y) deliver a Parent Letter supporting such Schedule; and (z) allow the Beneficiary Representative and the Blocker Holder and their respective advisors to have reasonable access at no cost to the appropriate representatives, as determined by Parent or as reasonably requested by the Beneficiary Representative or the Blocker Holder, at Parent and the Advisory Firm in connection with a review of such Schedule. Without limiting the generality of the preceding sentence, Parent shall ensure that any Tax Benefit Schedule that is delivered to the Beneficiary Representative or the Blocker Holder, along with any supporting schedules and work papers, provides a reasonably detailed presentation of the calculation of the Actual Tax Liability of Parent for the relevant Taxable Year (the “with” calculation) and the Hypothetical Tax Liability of Parent for such Taxable Year (the “without” calculation), and identifies any material assumptions or operating procedures or principles that were used for purposes of such calculations. An applicable Schedule or amendment thereto shall become final and binding on the Parties thirty (30) calendar days from the date on which the Beneficiary Representative and the Blocker Holder first received the applicable Schedule or amendment thereto unless:

(i) the Beneficiary Representative or the Blocker Holder within thirty (30) calendar days after receiving the applicable Schedule or amendment thereto, provides Parent with (A) written notice of a material objection to such Schedule that is made in good faith and in reasonable detail (an “Objection Notice”); or

(ii) the Beneficiary Representative and each of the Blocker Holder provide a written waiver of its right to deliver an Objection Notice within the time period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waivers from the Beneficiary Representative and the Blocker Holder are received by Parent.

In the event that Beneficiary Representative or the Blocker Holder timely delivers an Objection Notice pursuant to clause (i) above, and if the Parties, for any reason, are unable to successfully resolve the issues raised in the Objection Notice within thirty (30) calendar days after receipt by Parent of the Objection Notice, Parent and the Beneficiary Representative and the Blocker Holder shall employ the reconciliation procedures as described in Section 7.10 of this Agreement (the “Reconciliation Procedures”).

(b) Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by Parent: (i) in connection with a Determination affecting such Schedule; (ii) to correct inaccuracies in the Schedule identified as a result of a mistake or the receipt of additional factual information relating to a Taxable Year after the date the Schedule was originally provided to the Beneficiary Representative and the Blocker Holder; (iii) to comply with an Expert’s determination under the Reconciliation Procedures applicable to this Agreement; (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to such Taxable Year; (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year; or (vi) to adjust a Basis Schedule to take into account any Tax Benefit Payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”). Parent shall provide an Amended Schedule to the Beneficiary Representative and the Blocker Holder within sixty (60) calendar days of the occurrence of an event referenced in clauses (i) through (vi) of the immediately preceding sentence, and any such Amended Schedule shall be subject to approval procedures similar to those described in Section 2.6(a). For the avoidance of doubt, if a Schedule is amended after such Schedule becomes final pursuant to Section 2.6(a), the Amended Schedule shall not be taken into account in calculating any Tax Benefit Payment in the Taxable Year to which such amendment relates but instead shall be taken into account in calculating the Cumulative Net Realized Tax Benefit for the Taxable Year in which the amendment is executed.

2.7 Significant Beneficiaries. For the purposes of Sections 2.3, 2.5 and 2.6 of this Agreement, a Significant Beneficiary shall have the same procedural rights and obligations as the Beneficiary Representative and Parent shall have the same procedural duties and obligations to a Significant Beneficiary as it does to the Beneficiary Representative.

ARTICLE III
TAX BENEFIT PAYMENTS

3.1 Payments.

(a) Timing of Payments. Subject to Sections 3.2 and 3.3, within five (5) Business Days following the date on which each (i) Tax Benefit Schedule that is required to be delivered by Parent to the Beneficiaries pursuant to Section 2.5(a) of this Agreement becomes final in accordance with Section 2.6(a) of this Agreement and (ii) Inherited Tax Attribute Schedule that is required to be delivered by Parent to the Blocker Holder pursuant to Section 2.4(b) and Section 2.4(c) of this Agreement becomes final in accordance with Section 2.4(b) or Section 2.4(c) of this Agreement (such date, a “Final Payment Date” in respect of any applicable Tax Benefit Payment), unless required pursuant to the last sentence of this Section 3.1(a), Parent shall pay to each Beneficiary the Tax Benefit Payment as determined pursuant to Section 3.1(b). Each Tax Benefit Payment made pursuant to this Section 3.1(a) shall be made by wire transfer of immediately available funds to the bank account previously designated by such Beneficiary or as otherwise agreed by Parent and such Beneficiary. For the avoidance of doubt, neither the Beneficiaries nor the Blocker Holder shall be required under any circumstances to return any portion of any Tax Benefit Payment previously paid by Parent to the Beneficiaries or the Blocker Holder, as the case may be (including any portion of any Early Termination Payment).

(b) Amount of Payments. For purposes of this Agreement, a “Tax Benefit Payment” with respect to each Beneficiary means an amount, not less than zero, equal to the sum of: (A) the Net Tax Benefit that is Allocable to such Beneficiary and (B) the Actual Interest Amount in respect of such portion of Net Tax Benefit.

(i) Allocable. The portion of any Net Tax Benefit of Parent that is “Allocable” to any Beneficiary shall be determined by reference to the assets from which arise the depreciation, amortization or other similar deductions for recovery of cost or basis (“Depreciation”) and the Inherited Tax Attributes, and the Imputed Interest that produce the Realized Tax Benefit, under the following principles:

(A) Any Realized Tax Benefit arising from a deduction to Parent with respect to a Taxable Year for Depreciation arising in respect of a Basis Adjustment to a Reference Asset is Allocable to each Beneficiary (including the Blocker Holder) on a pro rata basis in proportion to the Beneficiaries’ Attributable Company Units, in accordance with Exhibit A.

(B) Any Realized Tax Benefit arising from the use of an Inherited Tax Attribute of the Blocker is 100% Allocable to the Blocker Holder.

(C) Any Realized Tax Benefit arising from a deduction to Parent with respect to a Taxable Year in respect of Imputed Interest is Allocable to a Beneficiary that is required to include the Imputed Interest in income (without regard to whether such Beneficiary is actually subject to tax thereon).

(ii) Net Tax Benefit. The “Net Tax Benefit” for a Taxable Year equals the amount of the excess, if any, of (x) 85% of the Cumulative Net Realized Tax Benefit Allocable to the Beneficiary as of the end of such Taxable Year over (y) the aggregate amount of all Tax Benefit Payments previously made to such Beneficiary under this Section 3.1 (excluding payments attributable to Actual Interest Amounts). For the avoidance of doubt, if the Cumulative Net Realized Tax Benefit as of the end of any Taxable Year is less than the aggregate amount of all Tax Benefit Payments previously made to a Beneficiary, such Beneficiary shall not be required to return any portion of any Tax Benefit Payment previously made by Parent to such Beneficiary.

(iii) Imputed Interest. The principles of Sections 1272, 1274, or 483 of the Code, as applicable, and the principles of any similar provision of U.S. state and local law, will apply to cause a portion of any Net Tax Benefit payable by Parent to a Beneficiary under this Agreement to be treated as imputed interest (“Imputed Interest”). For the avoidance of doubt, the deduction for the amount of Imputed Interest as determined with respect to any Net Tax Benefit payable by Parent to a Beneficiary shall be excluded in determining the Hypothetical Tax Liability of Parent for purposes of calculating Realized Tax Benefits and Realized Tax Detriments pursuant to this Agreement.

(iv) Default Rate Interest. In the event that Parent does not make timely payment of all or any portion of a Tax Benefit Payment to a Beneficiary on or before a Final Payment Date as determined pursuant to Section 3.1(a), the amount of “Default Rate Interest” calculated in respect of the Net Tax Benefit (including previously accrued Imputed Interest and Extension Rate Interest) for a Taxable Year will equal interest calculated at the Default Rate from a Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a) until the date on which Parent makes such Tax Benefit Payment to such Beneficiary. For the avoidance of doubt, the amount of any Default Rate Interest as determined with respect to any Net Tax Benefit payable by Parent to a Beneficiary shall be excluded in the Hypothetical Tax Liability of Parent for purposes of calculating Realized Tax Benefits and Realized Tax Detriments pursuant to this Agreement.

(v) Value. Parent and the Beneficiaries hereby acknowledge and agree that, as of the date of this Agreement and as of the date of the Second Merger, the aggregate value of the Tax Benefit Payments cannot be reasonably ascertained for U.S. federal income or other applicable tax purposes.

(c) Interest. The provisions of Section 3.1(b) are intended to operate so that interest will effectively accrue in respect of the Net Tax Benefit for any Taxable Year as follows:

(i) first, at the applicable rate used to determine the amount of Imputed Interest under the Code (from the Exchange Date until the due date (without extensions) for filing the U.S. federal income Tax Return of Parent for such Taxable Year);

(ii) second, at the Agreed Rate in respect of any Extension Rate Interest (from the due date (without extensions) for filing the U.S. federal income Tax Return of Parent for such Taxable Year until a Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a)); and

(iii) third, at the Default Rate in respect of any Default Rate Interest (from a Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a) until the date on which Parent makes the relevant Tax Benefit Payment to a Beneficiary).

3.2 No Duplicative Payments. It is intended that the provisions of this Agreement will not result in the duplicative payment of any amount (including interest) that may be required under this Agreement, and the provisions of this Agreement shall be consistently interpreted and applied in accordance with that intent. For purposes of this Agreement, and also for the avoidance of doubt, no Tax Benefit Payment shall be calculated or made in respect of any estimated tax payments, including any estimated U.S. federal income tax payments.

3.3 Pro-Ration of Payments as Between the Beneficiaries and the Blocker Holder; Coordination of Benefits.

(a) Insufficient Taxable Income. Notwithstanding anything in Section 3.1(b) to the contrary, if the aggregate potential Covered Tax benefit of Parent as calculated with respect to the Basis Adjustments, the Inherited Tax Attributes, and Imputed Interest (in each case, without regard to the Taxable Year of origination) permitted to be utilized in a particular Taxable Year is limited in such Taxable Year because Parent does not have sufficient actual taxable income or otherwise pursuant to applicable law, then the available Covered Tax benefit for Parent shall be allocated among the Beneficiaries (including the Blocker Holder) in proportion to the respective Tax Benefit Payment that would have been payable if Parent had in fact had sufficient taxable income so that there had been no such limitation.

(b) Pro-Rata Payments. After taking into account Section 3.3(a), if for any reason Parent does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then (i) Parent shall pay the same proportion of each Tax Benefit Payment due to each Beneficiary in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

(c) Late Payments. If for any reason Parent is not able to timely and fully satisfy its payment obligations under this Agreement in respect of a particular Taxable Year, then Default Rate Interest will begin to accrue pursuant to Section 5.2.

(d) Excess Payments. To the extent Parent makes a payment to a Beneficiary in respect of a particular Taxable Year under Section 3.1(a) of this Agreement (taking into account Section 3.3(a) and (b)) in an amount in excess of the amount of such payment that should have been made to such Beneficiary in respect of such Taxable Year, then (i) such Beneficiary shall not receive further payments under Section 3.1(a) until such Beneficiary has foregone an amount of payments equal to such excess and (ii) Parent will pay the amount of such Beneficiary’s foregone payments to the other Persons to whom a payment is due under this Agreement in a manner such that each such Person to whom a payment is due under this Agreement, to the maximum extent possible, receives aggregate payments under Section 3.1(a) (taking into account Section 3.3(a) and (b)) in the amount it would have received if there had been no excess payment to such Beneficiary.

ARTICLE IV
TERMINATION

4.1 Termination. Unless terminated earlier pursuant to Section 4.2, this Agreement will terminate when there is no further potential for a Tax Benefit Payment pursuant to this Agreement. Tax Benefit Payments under this Agreement are not conditioned on any Beneficiary (including the Blocker Holder) retaining an interest in Parent or any successor thereto.

4.2 Early Termination.

(a) Parent’s Early Termination Right. With the written approval of a majority of the Independent Directors, Parent may completely terminate this Agreement, as and to the extent provided herein, with respect to all amounts payable to the Beneficiaries or the Blocker Holder pursuant to this Agreement by paying to the Beneficiaries and the Blocker Holder the Early Termination Payment; provided that Early Termination Payments may be made pursuant to this Section 4.2(a) only if made to all Beneficiaries and the Blocker Holder that are entitled to such a payment simultaneously; provided further, that Parent may withdraw any notice to execute its termination rights under this Section 4.2(a) prior to the time at which any Early Termination Payment has been paid. Upon Parent’s payment of the Early Termination Payment, Parent shall not have any further payment obligations under this Agreement, other than with respect to any: (i) prior Tax Benefit Payments that are due and payable under this Agreement but that still remain unpaid as of the date of the Early Termination Notice; and (ii) current Tax Benefit Payment due for the Taxable Year ending on or including the date of the Early Termination Notice (except to the extent that the amount described in clause (ii) is included in the calculation of the Early Termination Payment).

(b) Acceleration Upon Change of Control. In the event of a Change of Control, all obligations hereunder shall be accelerated and such obligations shall be calculated pursuant to this Article IV as if an Early Termination Notice had been delivered on the closing date of the Change of Control and utilizing the Valuation Assumptions by substituting the phrase “the closing date of a Change of Control” in each place where the phrase “Early Termination Effective Date” appears. Such obligations shall include, but not be limited to, (1) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the closing date of the Change of Control, (2) any Tax Benefit Payments agreed to by Parent and the Beneficiaries as due and payable but unpaid as of the Early Termination Notice and (3) any Tax Benefit Payments due for any Taxable Year ending prior to, with or including the closing date of a Change of Control (except to the extent that any amounts described in clauses (2) or (3) are included in the Early Termination Payment). For the avoidance of doubt, Sections 4.3 and 4.4 shall apply to a Change of Control, mutadis mutandi.

(c) Acceleration Upon Breach of Agreement. In the event that Parent materially breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment due pursuant to this Agreement within thirty days of receiving written notice from the Beneficiary Representative or the Blocker Holder of Parent’s such failure to timely pay, failure to honor any other material obligation required hereunder to the extent not cured within thirty (30) days of receiving written notice from any Beneficiary or the Blocker Holder that is materially prejudiced by such failure, or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated and become immediately due and payable upon notice of acceleration from a 10% Beneficiary or as a result of a Two-Thirds Beneficiary Approval (provided that in the case of any proceeding under the Bankruptcy Code or other insolvency statute, such acceleration shall be automatic without any such notice), and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such notice of acceleration (or, in the case of any proceeding under the Bankruptcy Code or other insolvency statute, on the date of such breach) and shall include, but not be limited to: (i) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of such acceleration; (ii) any prior Tax Benefit Payments that are due and payable under this Agreement but that still remain unpaid as of the date of such acceleration; and (iii) any current Tax Benefit Payment due for the Taxable Year ending with or including the date of such acceleration. For purposes of this Section 4.2(c), and subject to the following sentence, the Parties agree that the failure to make any payment due pursuant to this Agreement within thirty days of receiving written notice from the Beneficiary Representative or the Blocker Holder of Parent’s such failure to timely pay shall be deemed to be a material breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a material breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within thirty days of receiving such written notice. Notwithstanding anything in this Agreement to the contrary, it shall not be a material breach of a material obligation of this Agreement if Parent fails to make any Tax Benefit Payment to the extent that Parent has insufficient funds, or cannot take commercially reasonable actions to obtain sufficient funds, to make such payment; provided that the interest provisions of Section 5.2 shall apply to such late payment (unless Parent does not have sufficient funds to make such payment as a result of limitations imposed by any Senior Obligations, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate).

4.3 Early Termination Notice. If Parent chooses to exercise its right of early termination under Section 4.2 above, Parent shall deliver to the Beneficiaries and the Blocker Holder a notice of Parent’s decision to exercise such right (an “Early Termination Notice”) and a schedule (the “Early Termination Schedule”) showing in reasonable detail the calculation of the Early Termination Payment. Parent shall also (x) deliver supporting schedules and work papers, as determined by Parent or as reasonably requested by a Beneficiary or the Blocker Holder, that provide a reasonable level of detail regarding the data and calculations that were relevant for purposes of preparing the Early Termination Schedule; (y) deliver a Parent Letter supporting such Early Termination Schedule; and (z) allow the Beneficiaries or the Blocker Holder and their advisors to have reasonable access to the appropriate representatives, as determined by Parent or as reasonably requested by the Beneficiaries or the Blocker Holder, at Parent and the Advisory Firm in connection with a review of such Early Termination Schedule. The Early Termination Schedule shall become final and binding on each Party forty-five (45) calendar days from the first date on which the Beneficiaries or the Blocker Holder received such Early Termination Schedule unless:

(i) a Beneficiary or the Blocker Holder, within forty-five (45) calendar days after receiving the Early Termination Schedule, provides Parent with (A) notice of a material objection to such Early Termination Schedule made in good faith and setting forth in reasonable detail such Beneficiary’s or the Blocker Holder’s material objection (a “Termination Objection Notice”) and (B) a letter from the Beneficiary Advisory Firm in support of such Termination Objection Notice; or

(ii) each Beneficiary or the Blocker Holder provides a written waiver of such right of a Termination Objection Notice within the period described in clause (i) above, in which case such Early Termination Schedule becomes binding on the date the waiver from all Beneficiaries or the Blocker Holder is received by Parent.

In the event that a Beneficiary or the Blocker Holder timely delivers a Termination Objection Notice pursuant to clause (i) above, and if the Parties, for any reason, are unable to successfully resolve the issues raised in the Termination Objection Notice within thirty (30) calendar days after receipt by Parent of the Termination Objection Notice, Parent and such Beneficiary or the Blocker Holder shall employ the Reconciliation Procedures. For the avoidance of doubt, and notwithstanding anything to the contrary herein, the expense of preparing and obtaining the letter from the Beneficiary Advisory Firm referenced in clause (i) above shall be borne solely by such Beneficiary or the Blocker Holder and Parent shall have no liability with respect to such letter or any of the expenses associated with its preparation and delivery. The date on which the Early Termination Schedule becomes final in accordance with this Section 4.3 shall be the “Early Termination Reference Date.”

4.4 Payment upon Early Termination.

(a) Timing of Payment. Within five (5) Business Days after the Early Termination Reference Date, Parent shall pay to each Beneficiary and the Blocker Holder an amount equal to the Early Termination Payment for such Beneficiary and the Blocker Holder. Such Early Termination Payment shall be made by Parent by wire transfer of immediately available funds to a bank account or accounts designated by the Beneficiaries or the Blocker Holder or as otherwise agreed by Parent and the Beneficiaries or the Blocker Holder.

(b) Amount of Payment. The “Early Termination Payment” payable to a Beneficiary or the Blocker Holder pursuant to Section 4.4(a) shall equal the present value, discounted at the Early Termination Rate as determined as of the Early Termination Reference Date, of all Tax Benefit Payments that would be required to be paid by Parent to such Beneficiary or the Blocker Holder, beginning from the Early Termination Effective Date and using the Valuation Assumptions.

ARTICLE V
SUBORDINATION AND BREACH OF PAYMENT OBLIGATIONS

5.1 Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by Parent to the Beneficiaries or the Blocker Holder under this Agreement shall rank subordinate and junior in right of payment to any principal, interest, or other amounts due and payable in respect of any obligations owed in respect of secured or unsecured indebtedness for borrowed money of Parent and its Subsidiaries (in all events, excluding any debt instruments between Parent and any of its Subsidiaries or Affiliates) (“Senior Obligations”) and shall rank pari passu in right of payment with all current or future unsecured obligations of Parent that are not Senior Obligations. To the extent that any payment under this Agreement is not permitted to be made at the time payment is due as a result of this Section 5.1 and the terms of the agreements governing Senior Obligations, such payment obligation nevertheless shall accrue for the benefit of the Beneficiaries or the Blocker Holder and Parent shall make such payments at the first opportunity that such payments are permitted to be made in accordance with the terms of the Senior Obligations. For the avoidance of doubt, notwithstanding the above, the determination of whether it is a breach of this Agreement if Parent fails to make any Tax Benefit Payment when due shall be governed by Section 4.2(c).

5.2 Late Payments by Parent. Except as otherwise provided herein, the amount of all or any portion of any Tax Benefit Payment or Early Termination Payment not made to the Beneficiaries or the Blocker Holder when due under the terms of this Agreement, whether as a result of Section 5.1 and the terms of the Senior Obligations or otherwise, shall be payable together with Default Rate Interest, which shall accrue beginning on a Final Payment Date and be computed as provided in Section 3.1(b)(iv).

ARTICLE VI
TAX MATTERS; CONSISTENCY; COOPERATION

6.1 Parent’s and the Company’s Tax Matters. Except as otherwise provided herein, Parent shall have full responsibility for, and sole discretion over, all Tax matters concerning Parent and the Company Group, including the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes, subject to a requirement that the Parent act in good faith in connection with its control of any matter which is reasonably expected to materially affect the Beneficiaries’ rights and obligations under this Agreement. Notwithstanding the foregoing, Parent shall notify the Beneficiary Representative, the Significant Beneficiaries and the Blocker Holder of, and keep them reasonably informed with respect to, the portion of any tax audit of Parent or the Company, or any of the Company’s Subsidiaries, the outcome of which is reasonably expected to affect the Tax Benefit Payments payable to the Beneficiaries or the Blocker Holder under this Agreement.

6.2 Consistency. All calculations and determinations made hereunder, including any Basis Adjustments, the Schedules, and the determination of any Realized Tax Benefits or Realized Tax Detriments, shall be made in accordance with the elections, methodologies or positions taken by Parent and the Company on their respective Tax Returns. Each Beneficiary and the Blocker Holder shall prepare its Tax Returns in a manner that is consistent with the terms of this Agreement, and any related calculations or determinations that are made hereunder, including the terms of Section 2.1 of this Agreement and the Schedules provided to the Beneficiaries and the Blocker Holder under this Agreement unless otherwise required by applicable Law. In the event that an Advisory Firm is replaced with another Advisory Firm acceptable to the Audit Committee, such replacement Advisory Firm shall perform its services under this Agreement using procedures and methodologies consistent with the previous Advisory Firm, unless otherwise required by law or unless Parent, the Beneficiary Representative, the Significant Beneficiaries and the Blocker Holder agree to the use of other procedures and methodologies.

6.3 Cooperation. Each Beneficiary and the Blocker Holder shall (a) furnish to Parent in a timely manner such information, documents and other materials as Parent may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to Parent and its representatives to provide explanations of documents and materials and such other information as Parent or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and Parent shall reimburse any Beneficiary or the Blocker Holder for any reasonable third-party costs and expenses incurred by such Beneficiary or the Blocker Holder pursuant to this Section 6.3.

6.4 Pre-Transactions Tax Records. Parent and its advisors may rely on all Tax Returns of the Company that were prepared and filed prior to completion of the Reorganization Transactions and may assume in good faith that all such Tax Returns are correct, complete and accurate unless otherwise established by a Determination.

6.5 Tax Treatment of Beneficiary Rights. The Parties acknowledge and hereby agree to treat for all tax reporting purposes any payments made to a Beneficiary under this Agreement: (i) such payments arising from the Second Merger or the Blocker Contribution, as money received within the meaning of Section 351(b)(1) of the Code, except with respect to Imputed Interest or payments that are Actual Interest Amounts. The Parties shall for all tax reporting purposes treat such payments consistently with this Section 6.5 except upon a contrary final determination by an applicable taxing authority.

ARTICLE VII
MISCELLANEOUS

7.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) if delivered personally, on the date of delivery or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, to:

[______]
Facsimile:   [__]
Telephone:  [__]
Attention:          [____________________]
Email:                [____________________]

with a copy to:

[______]
Facsimile:   [__]
Telephone:  [__]
Attention:          [____________________]
Email:                [____________________]

if to a Beneficiary or the Blocker Holder, to the address and facsimile number set forth in the Company’s records, with a copy to the Beneficiary Representative (in the case of a Beneficiary). Any party may change its address by giving the other party written notice of its new address in the manner set forth above.

7.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic mail shall be as effective as delivery of a manually signed counterpart of this Agreement.

7.3 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

7.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

7.6 Successors; Assignment; Amendments; Waivers.

(a) Assignment. Each Beneficiary and the Blocker Holder may assign, sell, pledge, or otherwise alienate or transfer any interest in this Agreement in whole or in part, including the right to receive any Tax Benefit Payments under this Agreement, to any Person without the prior written consent of Parent, unless such transfer would be prohibited by law; provided, however, such Person shall execute and deliver a Joinder agreeing to succeed to the applicable portion of such Beneficiary’s or the Blocker Holder’s interest in this Agreement and to become a Party for all purposes of this Agreement (the “Joinder Requirement”). Notwithstanding any other provision of this Agreement, an assignee of only rights to receive a Tax Benefit Payment in connection with the Second Merger has no rights under this Agreement other than to enforce it right to receive a Tax Benefit Payment pursuant to this Agreement.

(b) Amendments. No provision of this Agreement may be amended unless such amendment is approved in writing by Parent and by the Beneficiaries or the Blocker Holder who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all Beneficiaries and the Blocker Holder hereunder if the Company had exercised its right of early termination under Section 4.2; provided that no such amendment shall be effective if such amendment will have a materially disproportionate effect on the payments certain Beneficiaries or the Blocker Holder may receive under this Agreement unless at least two-thirds of such Beneficiaries or the Blocker Holder materially disproportionately effected (with such two-thirds threshold being measured by the entitlement to Early Termination Payments as set forth in the preceding portion of this sentence) consent in writing to such amendment. No provision of this Agreement may be waived unless such waiver is in writing and signed by the Party against whom the waiver is to be effective.

(c) Successors. All of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. Parent shall require and cause any direct or indirect successor (whether by purchase, Second Merger, consolidation or otherwise) to all or substantially all of the business or assets of Parent, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Parent would be required to perform if no such succession had taken place.

(d) Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

7.7 Titles and Subtitles. The headings and titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.8 Resolution of Disputes.

(a) Except for Reconciliation Disputes subject to Section 7.10, any and all disputes which cannot be settled after substantial good-faith negotiation, including any ancillary claims of any Party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration by a panel of three arbitrators (the “Arbitrators”), of which Parent shall designate one Arbitrator and the Beneficiaries or the Blocker Holder party to such Dispute shall designate one Arbitrator in accordance with the “screened” appointment procedure provided in Resolution Rule 5.4. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be Wilmington, Delaware. The Arbitrators are not empowered to award damages in excess of compensatory damages, and each Party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute.

(b) Notwithstanding the provisions of paragraph (a), any Party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling another Party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Party (i) expressly consents to the application of paragraph (c) of this Section 7.8 to any such action or proceeding, and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate. For the avoidance of doubt, this Section 7.8 shall not apply to Reconciliation Disputes to be settled in accordance with the procedures set forth in Section 7.10.

(c) Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware or, if such Court declines jurisdiction, the courts of the State of Delaware sitting in Wilmington, Delaware, and of the U.S. District Court for the District of Delaware sitting in Wilmington, Delaware, and any appellate court from any thereof, in any action or proceeding brought in accordance with the provisions of Section 7.8(b) or any judicial proceeding ancillary to an arbitration or contemplated arbitration (including any proceeding to compel arbitration to obtain temporary or preliminary judicial relief in aid of arbitration or to confirm an arbitration award) arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the Parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the fullest extent permitted by applicable law, in such U.S. District Court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Each Party irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7.8(c). Each Party irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(e) Each Party irrevocably consents to service of process by means of notice in the manner provided for in Section 7.1. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by law.

(f) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

7.9 Removal or Replacement of Beneficiary Representative. The Beneficiary Representative shall not be removed or replaced without the written consent of Parent and the Two-Thirds Beneficiary Approval.

7.10 Reconciliation. In the event that Parent and the Beneficiary Representative, a Significant Beneficiary, or the Blocker Holder are unable to resolve a disagreement with respect to a Basis Schedule, Tax Benefit Schedule, Inherited Tax Attribute Schedule (as applicable), or with respect to an Early Termination Schedule, within the relevant time period designated in this Agreement (a “Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both Parties. The Expert shall be a partner or principal in a nationally recognized accounting firm, and unless Parent and the Beneficiary Representative, such Significant Beneficiary, or the Blocker Holder agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with Parent or the Beneficiary Representative, such Significant Beneficiary, or the Blocker Holder or other actual or potential conflict of interest. If the Parties are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the selection of an Expert shall be treated as a Dispute subject to Section 7.8 and an arbitration panel shall pick an Expert from a nationally recognized accounting firm that does not have any material relationship with Parent or the Beneficiary Representative, such Significant Beneficiary, or the Blocker Holder or other actual or potential conflict of interest. The Expert shall resolve any matter relating to the Basis Schedule or an amendment thereto, the Inherited Tax Attribute Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by Parent, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by Parent except as provided in the next sentence. Parent, the Beneficiary Representative, such Significant Beneficiary, or the Blocker Holder shall bear its own costs and expenses of such proceeding, unless (i) the Expert adopts the Beneficiary Representative’s, such Significant Beneficiary’s, or the Blocker Holder’s position, in which case Parent shall reimburse the Beneficiary Representative, the Significant Beneficiary or the Blocker Holder, as the case may be, for any reasonable and documented out-of-pocket costs and expenses in such proceeding, or (ii) the Expert adopts Parent’s position, in which case the Beneficiary Representative, the Significant Beneficiary or the Blocker Holder, as the case may be, shall reimburse Parent for any reasonable and documented out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.10 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.10 shall be binding on Parent, the Beneficiary Representative, the Beneficiaries, and the Blocker Holder and may be entered and enforced in any court having competent jurisdiction.

7.11 Withholding. Parent shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as Parent is required to deduct and withhold with respect to the making of such payment under any provision of U.S. federal, state, local or non-U.S. tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Beneficiary or the applicable Blocker Holder. Each Beneficiary or the Blocker Holder shall promptly provide Parent with any applicable tax forms and certifications reasonably requested by Parent in connection with determining whether any such deductions and withholdings are required under any provision of U.S. federal state, local or non-U.S. tax law. Prior to any such withholding, Parent shall (i) promptly notify the Beneficiary Representative or the Blocker Holder, as applicable, of any anticipated withholding, (ii) consult with the Beneficiary Representative or the Blocker Holder, as applicable, in good faith to determine whether such deduction and withholding is required under applicable Tax Law, and (iii) cooperate with the Beneficiary Representative or the Blocker Holder, as applicable, in good faith to minimize the amount of any applicable withholding.

7.12 Admission of Parent into a Consolidated Group; Transfers of Corporate Assets.

(a) If Parent becomes a member of an affiliated or consolidated group of corporations that files a consolidated income tax return pursuant to Sections 1501, et seq. or other applicable Sections of the Code or any corresponding provisions of state, local or non-U.S. law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b) If Parent (or any other entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder) or any member of the Company Group transfers (or is deemed to transfer) one or more assets to a corporation with which Parent or any other entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder does not file a consolidated tax return pursuant to Section 1501 of the Code (or will not file such a return following a series of transactions undertaken in connection with such transfer(s)), such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the net fair market value of the transferred asset as determined by Parent, plus (i) the amount of debt to which such asset is subject, in the case of a transfer of an encumbered asset, or (ii) the amount of debt allocated to such asset, in the case of a transfer of a partnership interest.

7.13 Confidentiality. Each Beneficiary and its assignees, the Beneficiary Representative and each of its assignees, and the Blocker Holder and each of its assignees acknowledges and agrees that the information of Parent is confidential and, except in the course of performing any duties as necessary for Parent and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such Person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of Parent and its Affiliates and successors, learned by any Beneficiary or the Blocker Holder heretofore or hereafter. This Section 7.13 shall not apply to (i) any information that has been made publicly available by Parent or any of its Affiliates, becomes public knowledge (except as a result of an act of any Beneficiary or the Blocker Holder in violation of this Agreement) or is generally known to the business community, (ii) the disclosure of information to the extent necessary for a Beneficiary or the Blocker Holder to prosecute or defend claims arising under or relating to this Agreement, and (iii) the disclosure of information to the extent necessary for a Beneficiary or the Blocker Holder to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such Tax Returns. Notwithstanding anything to the contrary herein, the Beneficiaries the Blocker Holder and each of their respective assignees (and each employee, representative or other agent of the Beneficiaries and the Blocker Holder or their assignees, as applicable) may disclose at their discretion to any and all Persons, without limitation of any kind, the tax treatment and tax structure of Parent, the Beneficiaries and the Blocker Holder and any of their transactions, and all materials of any kind (including tax opinions or other tax analyses) that are provided to the Beneficiaries or the Blocker Holder relating to such tax treatment and tax structure. If a Beneficiary, the Blocker Holder or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.13, Parent shall have the right and remedy to have the provisions of this Section 7.13 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Parent or any of its Subsidiaries and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

7.14 Independent Nature of Beneficiaries’ Rights and Obligations. The rights and obligations of each Beneficiary and the Blocker Holder hereunder are several and not joint with the rights and obligations of any other Person. A Beneficiary or the Blocker Holder shall not be responsible in any way for the performance of the obligations of any other Person hereunder, nor shall a Beneficiary or the Blocker Holder have the right to enforce the rights or obligations of any other Person hereunder (other than Parent). The obligations of a Beneficiary or the Blocker Holder hereunder are solely for the benefit of, and shall be enforceable solely by, Parent. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Beneficiary or the Blocker Holder pursuant hereto or thereto, shall be deemed to constitute the Beneficiaries or the Blocker Holder acting as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Beneficiaries or the Blocker Holder are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby, and Parent acknowledges that the Beneficiaries or the Blocker Holder are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.

7.15 Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in law, a Beneficiary or the Blocker Holder reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such Beneficiary or the Blocker Holder (or direct or indirect equity holders in such Beneficiary or the Blocker Holder) in connection with the Second Merger or the Blocker Contribution to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. federal income tax purposes or would have other material adverse tax consequences to such Beneficiary, the Blocker Holder or any direct or indirect owner of such Beneficiary or the Blocker Holder, then at the written election of such Beneficiary or the Blocker Holder, as the case may be, in its sole discretion (in an instrument signed by such Beneficiary or the Blocker Holder and delivered to Parent) and to the extent specified therein by such Beneficiary or the Blocker Holder, as the case may be, this Agreement shall cease to have further effect, or may be amended by in a manner reasonably determined by such Beneficiary or the Blocker Holder; provided that such amendment shall not result in an increase in any payments owed by Parent under this Agreement at any time as compared to the amounts and times of payments that would have been due in the absence of such amendment.

7.16 Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder with respect to amounts due to any Beneficiary or the Blocker Holder hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Beneficiary or the Blocker Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the Tax Benefit Payment or Early Termination Payment, as applicable (but in each case exclusive of any component thereof comprising interest) or, if it exceeds such unpaid non-interest amount, refunded to Parent. In determining whether the interest contracted for, charged, or received by any Beneficiary or the Blocker Holder exceeds the Maximum Rate, such Beneficiary or the Blocker Holder may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the payment obligations owed by Parent to such Beneficiary or the Blocker Holder hereunder. Notwithstanding the foregoing, it is the intention of the Parties to conform strictly to any applicable usury laws.

IN WITNESS WHEREOF, Parent and the other Persons party hereto have duly executed this Agreement as of the date first written above.

[Parent]

By:
Name:
Title:

[ADDITIONAL SIGNATORY]

By:
Name:
Title:

EXHIBIT A

Beneficiary	Attributable Company Units	Pro Rata Share of Depreciation

EXHIBIT B
JOINDER TO TAX RECEIVABLE AGREEMENT

This JOINDER (this “Joinder”) to the Tax Receivable Agreement, by and among [Parent], a Delaware corporation (“Parent”) and ___________________ (“Additional Signatory”), is dated as of ________ __, 20__.

WHEREAS, reference is hereby made to the Tax Receivable Agreement, dated as of [●], 2020 by and among Parent and the other parties thereto, as such agreement may be amended and/or restated from time to time (the “Tax Receivable Agreement”). Capitalized terms used in this Joinder and not otherwise defined in this Joinder shall have the respective meanings given to such capitalized terms in the Tax Receivable Agreement; and

WHEREAS, on __________________, Additional Signatory acquired (the “Acquisition”) from [________________ (“Transferor”)], the right to receive all payments under the Tax Receivable Agreement with respect to the [____] Company Units previously held directly or indirectly by Transferor (collectively, “Applicable Units”) [and [____] Blocker Shares previously held by Transferor], and in connection with the Acquisition, Additional Signatory is required to execute and deliver this Joinder pursuant to Section 7.6(a) of the Tax Receivable Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, Additional Signatory hereby agrees as follows:

Section 1.1. Joinder to Tax Receivable Agreement. Additional Signatory hereby (i) acknowledges that Additional Signatory has received and reviewed a complete copy of the Tax Receivable Agreement and (ii) agrees that upon execution of this Joinder, Additional Signatory will become a party to the Tax Receivable Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Tax Receivable Agreement in the manner set forth in the Tax Receivable Agreement, with respect to the Applicable Units [and the Blocker Shares]. Exhibit A of the Tax Receivable Agreement shall be updated in accordance with the Applicable Units [and the Blocker Shares] held by Additional Signatory as of the date of this Joinder.

Section 1.3. Counterparts; Headings. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

Section 1.4. Governing Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

[NOTE: IF REQUESTED BY PARENT, THE JOINDER AS COMPLETED BY AN ADDITIONAL SIGNATORY WILL ALSO INCLUDE A SECTION 1.5 IN WHICH SUCH ADDITIONAL SIGNATORY REPRESENTS TO PARENT SUCH ADDITIONAL SIGNATORY’S CONTACT INFORMATION AND WIRE INSTRUCTIONS, ALONG WITH A COVENANT BY SUCH ADDITIONAL SIGNATURE TO PROMPTLY PROVIDE PARENT WITH UPDATED CONTACT INFORMATION AND WIRE INSTRUCTIONS TO THE EXTENT SUCH INFORMATION CHANGES FROM TIME TO TIME.]

IN WITNESS WHEREOF, this Joinder to Tax Receivable Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

[Parent]

By:
Name:
Title:

[ADDITIONAL SIGNATORY]

By:
Name:
Title:

EXHIBIT G

Investors Rights Agreement

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], 2020, by and among Nebula Parent Corp., a Delaware corporation (the “ParentCo”), the parties listed as Investors on Schedule I hereto (each, an “Investor” and collectively, the “Investors”) and, solely for purposes of Section 8.1, BRP Hold 11, Inc., a Delaware corporation (“Blocker”) and Open Lending, LLC, a Texas limited liability company (the “Company”).

WHEREAS, Nebula Acquisition Corp., a Delaware corporation (“NAC”), BRP Hold 11, Inc., a Delaware corporation (“Blocker”), Bregal Sagemount I L.P. (the “Blocker Holder”), ParentCo, NBLA Merger Sub LLC, a Texas limited liability company (“Merger Sub LLC”), NBLA Merger Sub Corp., a Delaware corporation (“Merger Sub Corp”), Open Lending, LLC, a Texas limited liability company (the “Company”) and Shareholder Representative Services LLC, a Colorado limited liability company, as the Securityholder Representative, have entered into that certain Business Combination Agreement, dated as of January 5, 2020 (as amended or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other things: (a) Merger Sub Corp will merge with and into NAC (the “First Merger”), with NAC surviving the First Merger as a wholly owned subsidiary of ParentCo; (b) immediately following the First Merger and prior to the Blocker Contribution (as defined below), Blocker shall redeem a specified number of shares of Blocker common stock in exchange for cash (the “Blocker Redemption”); (c) immediately following the Blocker Redemption, ParentCo will acquire, and the Blocker Holder will contribute to ParentCo the remaining Blocker Shares after giving effect to the Blocker Redemption (the “Blocker Contribution”), such that, following the Blocker Contribution, Blocker will be a wholly-owned subsidiary of ParentCo; and (d) immediately following the Blocker Contribution, Merger Sub LLC will merge with and into the Company (the “Second Merger”), with the Company surviving the Second Merger as an indirect wholly-owned subsidiary of ParentCo;

WHEREAS, NAC and the Investors listed as NAC Investors on Schedule I hereto (collectively, the “NAC Investors”) are parties to that certain Registration Rights Agreement, dated January 9, 2018 (the “Prior NAC Agreement”);

WHEREAS, the Company and certain of the Investors listed as Company Investors on Schedule I hereto (collectively, the “Company Investors”) are parties to that certain Investor Rights Agreement, dated March 20, 2016 (the “Prior Company Agreement”);

WHEREAS, NAC and the NAC Investors desire to terminate the Prior NAC Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior NAC Agreement; and

WHEREAS, the Company, Blocker and the Company Investors desire to terminate the Prior Company Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Company Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Addendum Agreement” is defined in Section 8.2.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Blocker” is defined in the preamble to this Agreement.

“Business Combination Agreement” is defined in the preamble to this Agreement.

“Blocker Holder Initial Directors” means [●] and [●].

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the [Class A] common stock, par value [$____] per share, of ParentCo.

“Company” is defined in the preamble to this Agreement.

“Company Founder Initial Directors” means John Flynn and Ross Jessup.

“Company Founders” means John Flynn, Ross Jessup, and Sandy Watkins.

“Company Initial Directors” means [●], [●], and [●].

“Company Investors” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.2.1.

“Demand Takedown” is defined in Section 2.1.5(a).

“Demanding Holder” is defined in Section 2.2.1.

“Effectiveness Period” is defined in Section 3.1.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-1” means a Registration Statement on Form S-1.

“Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time.

“Founder Support Agreement” means that certain NAC Founder Support Agreement, dated as of January 5, 2020, by and among NAC, ParentCo, the Company and the NAC Investors.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Independent Director” is defined in Section 7.1.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“NAC” is defined in the preamble to this Agreement.

“NAC Initial Directors” means [●] and [●].

“New Registration Statement” is defined in Section 2.1.4.

“Notices” is defined in Section 8.3.

“ParentCo” is defined in the preamble to this Agreement.

“Piggy-Back Registration” is defined in Section 2.3.1.

“Prior Company Agreement” is defined in the preamble to this Agreement.

“Prior NAC Agreement” is defined in the preamble to this Agreement.

“Pro Rata” is defined in Section 2.2.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means the (i) shares of Common Stock issued to the Investors in the First Merger, the Contribution and the Second Merger, (ii) the shares of Common Stock issuable to the Company Investors as Contingency Consideration (as defined in the Business Combination Agreement), (iii) the shares of Common Stock issuable to the NAC Investors as [Earnout Consideration] (as defined in the [Sponsor Support Agreement]), and (iv) all Common Stock issued to any Investor with respect to such securities referred to in clauses (i) – (iii) by way of any share split, share dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by ParentCo and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Registration Statement” means a registration statement filed by ParentCo with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

“Requesting Holder” is defined in Section 2.1.5(a).

“SEC Guidance” is defined in Section 2.1.4.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Holders” is defined in Section 2.1.5(a)(ii).

“Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

“Underwritten Demand Registration” shall mean an underwritten public offering of Registrable Securities pursuant to a Demand Registration, as amended or supplemented.

2. REGISTRATION RIGHTS.

2.1 Resale Shelf Registration Rights.

2.1.1 Registration Statement Covering Resale of Registrable Securities. ParentCo shall prepare and file or cause to be prepared and filed with the Commission, no later than forty five (45) days following the date that ParentCo becomes eligible to use Form S-3 or its successor form (the “S-3 Eligibility Date”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities then held by or then issuable, including the shares of Common Stock issuable as Contingency Consideration (as defined in the Business Combination Agreement) and shares of Common Stock issuable as Earn-Out Consideration (as defined in the Founder Support Agreement), to Investors that are not covered by an effective registration statement on the S-3 Eligibility Date (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting Registration of such Registrable Securities for resale by such Investors. ParentCo shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period.

2.1.2 Notification and Distribution of Materials. ParentCo shall notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.1.3 Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, ParentCo shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.

2.1.4 Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs ParentCo that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, ParentCo agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, ParentCo shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that ParentCo used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event ParentCo amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, ParentCo will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to ParentCo or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.1.5 Notice of Certain Events. ParentCo shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). ParentCo shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.

(a) If ParentCo shall receive a request from the holders of Registrable Securities with an estimated market value of at least $[●] (the requesting holder(s) shall be referred to herein as the “Requesting Holder”) that ParentCo effect the Underwritten Takedown of all or any portion of the Requesting Holder’s Registrable Securities, and specifying the intended method of disposition thereof, then ParentCo shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a “Demand Takedown”) at least ten (10) Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Demand Takedown to the other Investors and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i) subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.1.5(a), and

(ii) subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any holders of Registrable Securities (all such holders, together with the Requesting Holder, the “Selling Holders”) have requested ParentCo to offer by request received by ParentCo within seven Business Days after such holders receive ParentCo’s notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(b) Promptly after the expiration of the seven-Business Day-period referred to in Section 2.1.5(a)(ii), ParentCo will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included therein.

(c) ParentCo shall only be required to effectuate: (i) one Underwritten Takedown within any six-month period; (ii) no more than [●] Underwritten Takedowns in respect of all Registrable Securities held by the NAC Investors after giving effect to Section 2.2.1(c); and (d) no more than [●] Underwritten Takedowns in respect of all Registrable Securities held by the Company Investors after giving effect to Section 2.2.1(d).

(d) If the managing underwriter in an Underwritten Takedown advises ParentCo and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors).

2.1.6 Selection of Underwriters. Selling Holders holding a majority in interest of the Registrable Securities requested to be sold in an Underwritten Takedown shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to ParentCo. In connection with an Underwritten Takedown, ParentCo shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.1.7 Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

2.2 Demand Registration.

2.2.1 Request for Registration. At any time and from time to time after the expiration of a lock-up to which such shares are subject, if any, (i) NAC Investors who hold a [a majority in interest] of the Registrable Securities held by all NAC Investors or (ii) Company Investors who hold [●]of the Registrable Securities held by all Company Investors, as the case may be, may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form Registration or, if then available, on Form S-3. Each registration requested pursuant to this Section 2.2.1 is referred to herein as a “Demand Registration”. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. ParentCo will notify all Investors that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify ParentCo within fifteen (15) days after the receipt by the holder of the notice from ParentCo. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. ParentCo shall not be obligated to effect: (a) more than one (1) Demand Registration during any six-month period; (b) any Demand Registration at any time there is an effective Resale Shelf Registration Statement on file with the Commission pursuant to Section 2.1; (c) more than [●]Underwritten Demand Registrations in respect of all Registrable Securities held by the NAC Investors, each of which will also count as an Underwritten Takedown of the NAC Investors under Section 2.1.5(c)(ii); or (d) more than [●]Underwritten Demand Registrations in respect of all Registrable Securities held by the Company Investors, each of which will also count as an Underwritten Takedown of the Company Investors under Section 2.1.5(c)(iii).

2.2.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and ParentCo has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that ParentCo shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3 Underwritten Offering. If the Demanding Holders so elect and such holders so advise ParentCo as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering with an estimated market value of at least $[●]. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the holders initiating the Demand Registration, and subject to the approval of ParentCo.

2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises ParentCo and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Common Stock or other securities which ParentCo desires to sell and the Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of ParentCo who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then ParentCo shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Common Stock or other securities that ParentCo desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other securities for the account of other persons that ParentCo is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

2.2.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to ParentCo and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then either the Demanding Holders shall reimburse ParentCo for the costs associated with the withdrawn registration (in which case such registration shall not count as a Demand Registration provided for in Section 2.1) or the withdrawn registration shall count as a Demand Registration provided for in Section 2.1.

2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If at any time after [________, 2020], ParentCo proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by ParentCo for its own account or for shareholders of ParentCo for their account (or by ParentCo and by shareholders of ParentCo including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to ParentCo’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of ParentCo or (iv) for a dividend reinvestment plan, then ParentCo shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). ParentCo shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of ParentCo and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises ParentCo and the holders of Registrable Securities in writing that the dollar amount or number of Common Stock which ParentCo desires to sell, taken together with Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then ParentCo shall include in any such registration:

(a) If the registration is undertaken for ParentCo’s account: (A) first, the Common Stock or other securities that ParentCo desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the Common Stock or other securities for the account of other persons that ParentCo is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b) If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities, (A) first, the Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Stock or other securities that ParentCo desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Common Stock or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other securities for the account of other persons that ParentCo is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to ParentCo of such request to withdraw prior to the effectiveness of the Registration Statement. ParentCo (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, ParentCo shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever ParentCo is required to effect the registration of any Registrable Securities pursuant to Section 2, ParentCo shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. ParentCo shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which ParentCo then qualifies or which counsel for ParentCo shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become effective and use its reasonable best efforts to keep it effective for the Effectiveness Period; provided, however, that ParentCo shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if ParentCo shall furnish to the holders a certificate signed by the Chief Executive Officer or Chairman of ParentCo stating that, in the good faith judgment of the Board of Directors of ParentCo (the “ParentCo Board”), it would be materially detrimental to ParentCo and its shareholders for such Registration Statement to be effected at such time; provided further, however, that ParentCo shall not have the right to exercise the right set forth in the immediately preceding proviso for more than a total of sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. ParentCo shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. ParentCo shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).

3.1.4 Notification. After the filing of a Registration Statement, ParentCo shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and ParentCo shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, ParentCo shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.5 Securities Laws Compliance. ParentCo shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of ParentCo and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that ParentCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. ParentCo shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of ParentCo in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of ParentCo.

3.1.7 Comfort Letter. ParentCo shall obtain a “cold comfort” letter from ParentCo’s independent registered public accountants in the event of an underwritten offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating holders.

3.1.8 Opinions. On the date the Registrable Securities are delivered for sale pursuant to any Registration, ParentCo shall obtain an opinion, dated such date, of one (1) counsel representing ParentCo for the purposes of such Registration, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating holders.

3.1.9 Cooperation. The principal executive officer of ParentCo, the principal financial officer of ParentCo, the principal accounting officer of ParentCo and all other officers and members of the management of ParentCo shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.10 Records. Upon execution of confidentiality agreements, ParentCo shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of ParentCo, as shall be necessary to enable them to exercise their due diligence responsibility, and cause ParentCo’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.11 Earnings Statement. ParentCo shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.12 Listing. ParentCo shall use its reasonable best efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by ParentCo are then listed or designated.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from ParentCo of the happening of any event of the kind described in Section 3.1.4(iv), or, upon any suspension by ParentCo, pursuant to a written insider trading compliance program adopted by the ParentCo Board, of the ability of all “insiders” covered by such program to transact in ParentCo’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in ParentCo’s securities is removed, as applicable, and, if so directed by ParentCo, each such holder will deliver to ParentCo all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. ParentCo shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.1, any Demand Takedown pursuant to Section 2.1.5(a)(i), any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) ParentCo’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.10; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for ParentCo and fees and expenses for independent certified public accountants retained by ParentCo; (viii) the fees and expenses of any special experts retained by ParentCo in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. ParentCo shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and ParentCo shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by ParentCo, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with ParentCo’s obligation to comply with Federal and applicable state securities laws.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by ParentCo. ParentCo agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by ParentCo of the Securities Act or any rule or regulation promulgated thereunder applicable to ParentCo and relating to action or inaction required of ParentCo in connection with any such registration; and ParentCo shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that ParentCo will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to ParentCo, in writing, by such selling holder expressly for use therein, or is based on any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless ParentCo, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to ParentCo by such selling holder expressly for use therein, or is based on any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse ParentCo, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. ParentCo covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. LOCK-UP AGREEMENTS

6.1 Investor Lock-Up. Each Investor agrees that such Investor shall not Transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares of Common Stock or any such securities are issued to such Investor pursuant to the First Merger, the Contribution or the Second Merger or are thereafter acquired) for 180-days following the Closing Date (as such term is defined in the Business Combination Agreement). The foregoing restriction is expressly agreed to preclude each Investor during such 180-day period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Investor’s Common Stock even if such shares of Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during such 180-day period would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Investor’s Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares of Common Stock. The foregoing notwithstanding, each executive officer and director of the Company shall be permitted to establish a plan to acquire and sell shares of Common Stock pursuant to Rule 10b5-1 under the Exchange Act; provided, however, no sale of shares under any such plan shall be made prior to the expiration of the 180-day lock-up period referred to in the first sentence of this Section 6.1.

7. BOARD OF DIRECTORS AND COMMITTEES.

7.1 Initial ParentCo Directors. Immediately following the consummation of the First Merger, the ParentCo Board will be comprised of: (i) three (3) Class I Directors, one (1) of whom shall be a NAC Initial Director, one (1) of whom shall be a Blocker Holder Initial Director and one (1) of whom shall be a Company Initial Director (who shall qualify as an “independent director” under Rule 5605(a)(2) of the listing rules of the Nasdaq Stock Market (or any successor rule) (an “Independent Director”)); (ii) three (3) Class II Directors, one (1) of whom shall be a NAC Initial Director, one (1) of whom shall be a Blocker Holder Initial Director and one (1) of whom shall be a Company Initial Director (who shall qualify as an Independent Director); and (iii) three (3) Class III Directors, two (2) of whom shall be Company Founder Initial Directors and one (1) of whom shall be a Company Initial Director (who shall qualify as an Independent Director). ParentCo and the ParentCo Board shall ensure that a majority of the members of each committee of the ParentCo Board shall be comprised of directors of ParentCo designated by the Company Investors pursuant to this Section 7.1 and that any compensation committee or nominating and corporate governance committee of the ParentCo Board shall include at least one (1) director designated by the NAC Investors until the NAC Investors are no longer entitled to designate ParentCo directors pursuant to Section 7.2, provided such NAC Director qualifies as an Independent Director.

7.2 NAC Directors. Until the fifth (5th) anniversary of the date of this Agreement, at each annual or special meeting of stockholders of ParentCo, NAC Investors who represent a majority in interest of the Registrable Securities held by all NAC Investors shall have the right to designate for election as a director of ParentCo, and the ParentCo Board (including any committee thereof) shall nominate (and recommend for election and include such recommendation in a timely manner in any proxy statement, consent solicitation or other applicable announcement to ParentCo’s stockholders): (i) one (1) individual to serve as a Class I Director of ParentCo; and (ii) one (1) individual to serve as a Class II Director of ParentCo; provided, however, that if any time during such five-year period, the NAC Investors collectively own less than 8,000,000 shares of Common Stock but more than 4,000,000 shares of Common Stock (in each case, as adjusted for any share split, share dividend or other share recapitalization, share exchange or other event), the foregoing will apply only to one (1) individual to serve as a Class I Director of ParentCo, and if at any time during such five-year period the NAC Investors collectively own less than 4,000,000 shares of Common Stock (as adjusted for any share split, share dividend or other share recapitalization, share exchange or other event), the rights of the NAC Investors and obligations of the ParentCo Board under this Section 7.2 shall terminate.

7.3 Blocker Holder Directors. Until the fifth (5th) anniversary of the date of this Agreement, at each annual or special meeting of stockholders of ParentCo, Blocker Holder shall have the right to designate for election as a director of ParentCo, and the ParentCo Board (including any committee thereof) shall nominate (and recommend for election and include such recommendation in a timely manner in any proxy statement, consent solicitation or other applicable announcement to ParentCo’s stockholders): (i) one (1) individual to serve as a Class I Director of ParentCo; and (ii) one (1) individual to serve as a Class II Director of ParentCo; provided, however, that if any time during such five-year period, Blocker Holder owns less than 8,000,000 shares of Common Stock but more than 4,000,000 shares of Common Stock (in each case, as adjusted for any share split, share dividend or other share recapitalization, share exchange or other event), the foregoing will apply only to one (1) individual to serve as a Class I Director of ParentCo, and if at any time during such five-year period Blocker Holder owns less than 4,000,000 shares of Common Stock (as adjusted for any share split, share dividend or other share recapitalization, share exchange or other event), the rights of Blocker Holder and obligations of the ParentCo Board under this Section 7.3 shall terminate.

7.4 Company Founder Directors. Until the fifth (5th) anniversary of the date of this Agreement, at each annual or special meeting of stockholders of ParentCo, the Company Founders who represent a majority in interest of the Registrable Securities held by all Company Founders shall have the right to designate for election as a director of ParentCo, and the ParentCo Board (including any committee thereof) shall nominate (and recommend for election and include such recommendation in a timely manner in any proxy statement, consent solicitation or other applicable announcement to ParentCo’s stockholders) two (2) individuals to serve as Class III Directors of ParentCo; provided, however, that if any time during such five-year period, the Company Founder Directors collectively own less than 8,000,000 shares of Common Stock but more than 4,000,000 shares of Common Stock (in each case, as adjusted for any share split, share dividend or other share recapitalization, share exchange or other event), the foregoing will apply only to one (1) individual to serve as a Class III Director of ParentCo, and if at any time during such five-year period the Company Founders collectively own less than 4,000,000 shares of Common Stock (as adjusted for any share split, share dividend or other share recapitalization, share exchange or other event), the rights of the Company Founders and obligations of the ParentCo Board under this Section 7.4 shall terminate.

7.5 NAC Director Vacancies. Each Investor agrees to vote, or cause to be voted, all shares of Common Stock owned by such Investor, or over which such Investor has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that: (a) no director elected pursuant to Section 7.2 may be removed from office unless: (i) such removal is directed or approved by the affirmative vote of the NAC Investors entitled under Section 7.2 to designate such director; or (ii) the NAC Investors are no longer entitled to designate ParentCo directors pursuant to Section 7.2; and (b) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 7.2 shall be filled pursuant to the provisions of this Section 7. ParentCo and the ParentCo Board shall take all actions necessary to fill such vacancy with such replacement director promptly upon written notice to ParentCo of the name of such replacement director by the NAC Investors entitled under Section 7.2 to designate such director.

7.6 Blocker Holder Director Vacancies. Each Investor agrees to vote, or cause to be voted, all shares of Common Stock owned by such Investor, or over which such Investor has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that: (a) no director elected pursuant to Section 7.3 may be removed from office unless: (i) such removal is directed or approved by the affirmative vote of Blocker Holder; or (ii) Blocker Holder is no longer entitled to designate ParentCo directors pursuant to Section 7.3; and (b) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 7.3 shall be filled pursuant to the provisions of this Section 7. ParentCo and the ParentCo Board shall take all actions necessary to fill such vacancy with such replacement director promptly upon written notice to ParentCo of the name of such replacement director by Blocker Holder.

7.7 Company Founder Director Vacancies. Each Investor agrees to vote, or cause to be voted, all shares of Common Stock owned by such Investor, or over which such Investor has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that: (a) no director elected pursuant to Section 7.4 may be removed from office unless: (i) such removal is directed or approved by the affirmative vote of the Company Founders entitled under Section 7.4 to designate such director; or (ii) the Company Founders are no longer entitled to designate ParentCo directors pursuant to Section 7.4; and (b) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 7.4 shall be filled pursuant to the provisions of this Section 7. ParentCo and the ParentCo Board shall take all actions necessary to fill such vacancy with such replacement director promptly upon written notice to ParentCo of the name of such replacement director by the Company Founders entitled under Section 7.4 to designate such director.

7.8 Proxy. By execution of this Agreement, each Investor does hereby appoint ParentCo with full power of substitution and resubstitution, as the Investor’s true and lawful attorney and irrevocable proxy, to the fullest extent of the Investor’s rights with respect to the shares of Common Stock owned by such Investor as of the date of this Agreement or hereafter acquired, to vote, each of such shares of Common Stock solely with respect to the matters set forth in Section 7 hereof. Each Investor intends this proxy to be irrevocable and coupled with an interest hereunder and hereby revokes any proxy previously granted by such Investor with respect to the shares of Common Stock owned by such Investor as of the date of this Agreement or hereafter acquired.

8. MISCELLANEOUS.

8.1 Other Registration Rights and Arrangements. ParentCo represents and warrants that no person, other than a holder of the Registrable Securities has any right to require ParentCo to register any of ParentCo’s share capital for sale or to include ParentCo’s share capital in any registration filed by ParentCo for the sale of shares for its own account or for the account of any other person. NAC and the NAC Investors hereby terminate the Prior NAC Agreement, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. The Company, Blocker and the Open Lending Investors hereby terminate the Prior Company Agreement, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. ParentCo shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

8.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of ParentCo hereunder may not be assigned or delegated by ParentCo in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 8.2. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee who acquires or holds Registrable Securities; provided, however, that such transferee has executed and delivered to ParentCo a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “Addendum Agreement”), and the transferor shall have delivered to ParentCo no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

8.3 Amendments and Modifications. Upon the written consent of ParentCo, the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of ParentCo, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. Notwithstanding anything to the contrary in the foregoing, (i) the rights of the NAC Investors pursuant to Section 1 (with respect to the definition of “Registrable Securities”), Section 2.1.5, Section 2.2.1, Section 2.2.2, Section 6.1, Section 7.2, Section 7.5 and Section 8.4 shall only be waived, amended and modified by the NAC Investors who hold a majority in interest of the Registrable Securities held by all NAC Investors at the time in question; (ii) the rights of Blocker Holder pursuant to Section 7.3 and 7.6 shall only be waived, amended and modified by Blocker Holder; and (iii) the rights of the Company Founders pursuant to Section 7.4 and 7.7 shall only be waived, amended and modified by the Company Founders who hold a majority in interest of the Registrable Securities held by all Company Founders at the time in question. No course of dealing between any Holder or ParentCo and any other party hereto or any failure or delay on the part of a Holder or ParentCo in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or ParentCo. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

8.4 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale; provided further that with respect to any Investor, such Investor will have no rights under this Agreement and all obligations of ParentCo to such Investor under this Agreement shall terminate upon the earlier of (x) the date such Investor ceases to hold at least [●] Registrable Securities or (y) if such Investor is an executive officer of the Company as of immediately prior to the consummation of the Second Merger, the date such Investor no longer serves as an executive officer of ParentCo.

8.5 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by facsimile or email, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given (i) on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day (ii) one Business Day after being deposited with a reputable courier service with an order for next-day delivery, to the parties as follows:

If to ParentCo:

Open Lending, LLC
_____________________

_____________________

_____________________

Attn: ________________

Email: _______________

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attn: Jocelyn Arel

Facsimile: (617) 321-4344

Email: JArel@goodwinprocter.com

If to NHL:

Nebula Holdings, LLC

_____________________

_____________________

_____________________

Attn: ________________

Facsimile: ____________

Email: _______________

with a copy to:

_____________________

_____________________

_____________________

_____________________

Attn: ________________

Facsimile: ____________

Email: _______________

If to an Investor, to the address set forth under such Investor’s signature to this Agreement or to such Investor’s address as found in ParentCo’s books and records.

8.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

8.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

8.8 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including without limitation the Prior NAC Agreement and the Prior Company Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

NEBULA PARENT CORP.:

By:
Name:
Title:

Signature Page to Investor Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

INVESTORS:

Signature Page to Investor Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

BRP HOLD 11, INC.

By:
Name:
Title:

Signature Page to Investor Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

OPEN LENDING, LLC

By:
Name:
Title:

Signature Page to Investor Rights Agreement

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on __________________, 20___, by the undersigned (the “New Holder”) pursuant to the terms of that certain Investor Rights Agreement dated as of [●], 2020 (the “Agreement”), by and among ParentCo and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain Common Stock of ParentCo (the “Shares”) as a transferee of such Shares [from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.

2. Agreement. New Holder hereby (a) agrees that the Shares shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED:

Print Name:	NEBULA PARENT CORP.

By:	By:

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